                                              CITICORP MORTGAGE SECURITIES, INC.
                                                                       Depositor

                                                              CITIMORTGAGE, INC.
                                                    Servicer and Master Servicer

                                                  U.S. BANK NATIONAL ASSOCIATION
                                                                         Trustee

                                                                  CITIBANK, N.A.
                                             Paying Agent, Certificate Registrar
                                                        and Authenticating Agent

--------------------------------------------------------------------------------
                                                 POOLING AND SERVICING AGREEMENT
                                             CITICORP MORTGAGE SECURITIES, INC.,
                                                REMIC PASS-THROUGH CERTIFICATES,
                                                                   SERIES 2006-2
--------------------------------------------------------------------------------

                                                                   April 1, 2006

CONTENTS

PARTIES                                                                        9

BACKGROUND                                                                     9

AGREEMENT                                                                      9

SERIES TERMS                                                                   9

12 THE SERIES                                                                  9
   12.1  Establishment                                                         9
   12.2  General terms for classes                                            10
   12.3  Target rate                                                          12
   12.4  Ratio-stripped IO and PO classes                                     12
   12.5  Loss limits                                                          12
   12.6  Denominations                                                        12
   12.7  The mortgage loans                                                   13
   12.8  Right to repurchase                                                  13
   12.9  Book-entry and definitive certificates                               13
   12.10 Voting interests                                                     13
   12.11 Cash deposit                                                         13

13 PRINCIPAL BALANCES                                                         13
   13.1  Class balances                                                       13
   13.2  Certificate balances                                                 14

14 ALLOCATIONS                                                                14
   14.1  Interest allocations                                                 14
   14.2  Principal allocations                                                14
   14.3  Unscheduled principal                                                15
   14.4  Maintenance of subordination                                         16

15 ALLOCATIONS AMONG THE SENIOR CLASSES                                       16
   15.1  Order of allocation among senior target-rate classes                 16
   15.2  NAS classes                                                          17
   15.3  PAC and TAC classes                                                  17

16 DISTRIBUTIONS                                                              17
   16.1  Types of distributions                                               17
   16.2  Accrual and accrual directed classes                                 18
   16.3  Distribution priorities                                              18
   16.4  Distributions to certificate holders                                 19
   16.5  Final distribution on the residual certificates                      19
   16.6  Wire transfer eligibility                                            19

17 ADJUSTMENTS TO CLASS BALANCES                                              19

18 LOSS RECOVERIES                                                            20

19 ADDITIONAL STRUCTURING FEATURES                                            21

20 LIBOR CLASSES                                                              21

21 COMPOSITE AND COMPONENT CLASSES                                            22

22 MULTIPLE-POOL SERIES                                                       22
   22.1  Adjustment of subordinated component class principal balances        22
   22.2  Maintenance of subordination                                         24
   22.3  Distribution shortfalls                                              24
   22.4  Undersubordination                                                   25
   22.5  Undercollateralization                                               25
   22.6  Non-subordinated interest shortfalls                                 26

23 SUPER SENIOR CLASSES                                                       27

24 RETAIL CLASSES                                                             27

25 INSURED CLASSES                                                            27

26 ADVANCE ACCOUNT                                                            27

27 REMIC PROVISIONS                                                           27
   27.1  Constituent REMICs                                                   27
   27.2  The class P and class L regular interests                            28
   27.3  Distributions to class P and class L regular interests               28
   27.4  REMIC accounts and distributions                                     30
   27.5  Tax matters person                                                   31

28 YIELD MAINTENANCE AGREEMENT                                                32

29 NOTICE ADDRESSES                                                           32

30 INITIAL DEPOSITORIES                                                       33

STANDARD TERMS                                                                34

 1 DEFINITIONS AND USAGES                                                     34
    1.1  Defined terms                                                        34
    1.2  Usages                                                               49
    1.3  Calculations respecting mortgage loans                               50

 2 TRANSFER OF MORTGAGE LOANS AND ISSUANCE OF CERTIFICATES; REPURCHASE AND
      SUBSTITUTION                                                            50
    2.1  Transfer of mortgage loans                                           50
    2.2  CMSI's representations and warranties                                54
    2.3  Repurchase or substitution of mortgage loans                         56

 3 SERVICING                                                                  58
    3.1  CitiMortgage as servicer and master servicer                         58
    3.2  Collections                                                          59
    3.3  Certificate and other accounts                                       60
    3.4  Prepayment interest shortfalls                                       62
    3.5  Advances                                                             62
    3.6  Distributions                                                        65
    3.7  Third-party servicing                                                67
    3.8  Permitted withdrawals from certificate account                       68
    3.9  Expenses                                                             69
   3.10  Primary mortgage insurance                                           70
   3.11  Hazard insurance                                                     70
   3.12  Realization on defaulted mortgage loans                              71
   3.13  Release of mortgage files                                            73
   3.14  Reports to certificate holders and others                            73
   3.15  Tax returns and reports                                              75
   3.16  Application of buydown funds                                         76
   3.17  Assumption and modification agreements                               76
   3.18  Refinancings and curtailments; loan modifications                    77
   3.19  Investment accounts                                                  78
   3.20  Paying Agent and Certificate Registrar                               81
   3.21  Exchange Act reporting                                               82

 4 CITIMORTGAGE                                                               83
    4.1  Liability of CitiMortgage and others                                 83
    4.2  Assumption of CitiMortgage's obligations by affiliate                83
    4.3  Maintenance of office or agency                                      84
    4.4  Servicer not to resign                                               84
    4.5  Delegation of duties                                                 84
    4.6  Errors and omissions insurance                                       84

 5 THE CERTIFICATES                                                           84
    5.1  The certificates                                                     84
    5.2  Registration of transfer and exchange of certificates                86
    5.3  Mutilated, destroyed, lost or stolen certificates                    89
    5.4  Persons deemed owners                                                89
    5.5  Access to list of certificate holders' names and addresses           90
    5.6  Definitive certificates                                              90
    5.7  Notices to Clearing Agency                                           90

 6 [RESERVED]                                                                 91

 7 DEFAULT                                                                    91
    7.1  Events of Default                                                    91
    7.2  Trustee to act; appointment of successor                             92

 8 THE TRUSTEE                                                                92
    8.1  Duties                                                               92

    8.2  Liability                                                            93
    8.3  Trustee not liable for certificates or mortgage loans                94
    8.4  Trustee may own certificates                                         94
    8.5  Trustee's fees and expenses                                          94
    8.6  Eligibility requirements for Trustee                                 95
    8.7  Resignation or removal of Trustee                                    96
    8.8  Successor trustee                                                    96
    8.9  Merger or consolidation of Trustee                                   97
   8.10  Appointment of co-trustee or separate trustee                        97
   8.11  Tax returns                                                          98
   8.12  Appointment of authenticating agent                                  98

 9 TERMINATION                                                               100
   9.1   Termination upon repurchase by CMSI or liquidation of all
         mortgage loans                                                      100

10 GENERAL PROVISIONS                                                        102
   10.1  Amendments                                                          102
   10.2  Recordation of Agreement                                            103
   10.3  Limitation on rights of certificate holders                         103
   10.4  Governing law                                                       104
   10.5  Maintenance of REMICs                                               104
   10.6  Notices                                                             104
   10.7  Severability of provisions                                          104
   10.8  Assignment                                                          104
   10.9  Certificates nonassessable and fully paid                           104

11 DEPOSITORIES                                                              104
   11.1  Depositories                                                        104

SIGNATURES AND ACKNOWLEDGMENTS                                                 1

SCHEDULE 1: SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF
            COMPLIANCE

APPENDIX 1: TRANSFEREE'S AFFIDAVIT

EXHIBIT A: FORMS OF CERTIFICATES                                             A-1

EXHIBIT B: MORTGAGE LOAN SCHEDULES

EXHIBIT C: FORM OF MORTGAGE DOCUMENT CUSTODIAL AGREEMENT                     C-1

EXHIBIT D: FORM OF PURCHASER LETTER                                          D-1

EXHIBIT E: FORM OF ERISA LETTER                                              E-1

EXHIBIT F: YIELD MAINTENANCE AGREEMENTS                                      F-1

DEFINED TERMS

accrual class,                                                                18
accrual directed class,                                                       18
accrual termination day,                                                      34
advance account,                                                              27
advance account advances,                                                     27
advance account available advance amount,                                     27
advance account depository,                                                   27
advance account depository agreement,                                         27
advance account funding date,                                                 27
advance account trigger date,                                                 27
affiliate,                                                                    34
affiliated mortgage loans,                                                    58
affiliated Paying Agent advances,                                             64
affiliated servicing fee rate,                                                34
Agent,                                                                        86
aggregate outstanding advances,                                               34
allocated loss,                                                               20
alternative certificate account,                                             105
alternative custodial accounts for P&I,                                      105
alternative escrow account,                                                  105
alternative servicing account,                                               105
applicable constituent REMIC,                                                 27
appraisal,                                                                    34
Authenticating Agent, 10,                                                     98
Authorized Officer,                                                           34
Bankruptcy Code,                                                              34
bankruptcy coverage termination date,                                         34
bankruptcy loss,                                                              34
bankruptcy loss limit,                                                        34
beneficial owner,                                                             35
book-entry certificates,                                                      13
business day,                                                                 35
buydown account,                                                              35
buydown funds,                                                                35
buydown mortgage loan,                                                        35
buydown subsidy agreement,                                                    35
certificate account,                                                          60
certificate holder,                                                           35
certificate insurance policy,                                                 27
certificate rate,                                                             10
Certificate Register,                                                         86
Certificate Registrar,                                                        10
certificates,                                                                  9
Citibank banking affiliate,                                                   35
CitiMortgage,                                                                  9
class,                                                                        35
class B-x,                                                                     9
class B-x certificates,                                                        9
class IA-IO,                                                                   9
class IA-IO certificates,                                                      9
class IA-PO,                                                                   9
class IA-PO certificates,                                                      9
class IA-x,                                                                    9
class IA-x certificates,                                                       9
class IIA-1,                                                                   9
class IIA-1 certificates,                                                      9
class IIA-IO,                                                                  9
class IIA-IO certificates,                                                     9
class IIA-PO,                                                                  9
class IIA-PO certificates,                                                     9
class IIIA-1,                                                                  9
class IIIA-1 certificates,                                                     9
class IIIA-IO,                                                                 9
class IIIA-IO certificates,                                                    9
class IIIA-PO,                                                                 9
class IIIA-PO certificates,                                                    9
class L regular interest,                                                     28
class LR certificates,                                                         9
class P regular interests,                                                    28
class percentage,                                                             35
class PR certificates,                                                         9
class R certificates,                                                         10
classes A-x through A-y,                                                      36
classes B-x through B-y,                                                      36
Clearing Agency,                                                              36
Clearing Agency Participant,                                                  36
closing date,                                                                 10
CMSI,                                                                          9
collected servicing fee,                                                      36
component classes,                                                            22
composite class,                                                              22
constituent REMIC,                                                            27
corporate trust office,                                                       32
cumulative loss test,                                                         15
current interest allocation,                                                  14
custodial accounts for P&I,                                                   61
custodial investment account,                                                 79
cut-off date,                                                                  9
debt service reduction,                                                       36
deficient valuation,                                                          36
definitive certificates,                                                      13
delegated servicer,                                                           36
delinquency test,                                                             15
denominations,                                                                12
Depository,                                                                   36
determination date,                                                           37
discount loan,                                                                37
disqualified organization,                                                    86
distribution account,                                                         65
distribution day,                                                             10
distribution day statement,                                                   66
distribution report,                                                          73
Eligible Account,                                                             37
Eligible Investments,                                                         79
eligible substitute mortgage loan,                                            57
ERISA,                                                                        37
ERISA Prohibited holder,                                                      87
ERISA Restricted Certificates,                                                37
escrow accounts,                                                              61
Events of Default,                                                            90
Exchange Act,                                                                 37
extraordinary event,                                                          37
FDIC,                                                                         37
FHLMC,                                                                        37
Fitch,                                                                        37
fraud loss,                                                                   38
fraud loss limit,                                                             37
Furnished Document,                                                           93
GIC,                                                                          38
GNMA,                                                                         38
group, 22,                                                                    38
group target-rate class percentage,                                           38
Guide,                                                                        38
high-cost mortgage loan,                                                      38
holder,                                                                       38
hypothetical mortgage loan,                                                   38
impaired subordination level,                                                 16
independent accountants,                                                      38
Indirect Participant,                                                         38
initial,                                                                      38
initial bankruptcy loss limit,                                                12
initial fraud loss amount,                                                    12
initial special hazard loss limit,                                            12
insurance premium,                                                            27
insurance proceeds,                                                           38
insured class,                                                                27
Insurer,                                                                      27
interest allocation,                                                          14
interest allocation carryforward,                                             14
interest distribution,                                                        17
interest portion of a liquidated loan loss,                                   39
interest portion of a realized loss,                                          46
Internal Revenue Code,                                                        38
investment account,                                                           38
Investment Income,                                                            39
IO class,                                                                     39
IO loan,                                                                      39
IO strip,                                                                     39
last scheduled distribution day,                                              10
latest possible maturity date,                                                10
LIBOR,                                                                        21
LIBOR accrual period,                                                         21
LIBOR classes,                                                                21
liquidated loan,                                                              39
liquidated loan loss,                                                         39
liquidation expenses,                                                         39
liquidation proceeds,                                                         39
loss recovery,                                                                40
lower-tier REMIC,                                                             27
lower-tier REMIC account,                                                     30
master servicer,                                                              58
master servicing fee,                                                         40
master servicing fee rate,                                                    40
material breach,                                                              56
MERS,                                                                         51
month,                                                                        40
monthly affiliated servicing fee rate,                                        34
monthly master servicing fee rate,                                            40
monthly pass-through rate,                                                    43
monthly third-party servicing fee rate,                                       49
Moody's,                                                                      40
mortgage,                                                                     40
Mortgage Document Custodial Agreement,                                        51
Mortgage Document Custodian,                                                  51
mortgage documents,                                                           40
mortgage file,                                                                40
mortgage loan,                                                                40
mortgage loan schedule,                                                       40
mortgage note,                                                                40
Mortgage Note Custodian,                                                      40
mortgage note rate,                                                           40
mortgaged property,                                                           40
mortgagor,                                                                    40
multiple-pool series,                                                         40
NAS class,                                                                    17
net liquidation proceeds,                                                     40
net Paying Agent advances,                                                    41
net REO proceeds,                                                             40
net voluntary advances,                                                       41
non-accelerated senior class,                                                 17
nonrecoverable advance,                                                       41
non-subordinated losses,                                                      41
non-supported prepayment interest shortfall,                                  41
notional balance,                                                             13
officer's certificate,                                                        41
opinion of counsel,                                                           41
order of seniority,                                                           41
order of subordination,                                                       41
original value,                                                               41
Originator,                                                                   42
outstanding,                                                                  42
overcollateralized,                                                           25
PAC class,                                                                    17
Participant,                                                                  43
pass-through rate,                                                            43
Paying Agent,                                                                 10
Paying Agent failure,                                                         27
Paying Agent failure advance,                                                 27
percentage interest,                                                          43
person,                                                                       43
planned amortization class,                                                   17
PO class,                                                                     43
PO loan,                                                                      43
PO strip,                                                                     43
pool,                                                                         43
pool distribution amount,                                                     43
pool I,                                                                       22
pool II,                                                                      22
pool III,                                                                     22
pooling REMIC,                                                                27
pooling REMIC account,                                                        30
predatory lending law,                                                        44
Predecessor Certificates,                                                     44
premium loan,                                                                 44
prepayment interest shortfall,                                                44
primary mortgage insurance certificate,                                       44
principal allocation,                                                         14
principal balance,                                                            13
principal distribution,                                                       17
principal portion of a liquidated loan loss,                                  39
principal portion of a realized loss,                                         46
principal prepayment,                                                         44
private certificates,                                                         44
Proceeding,                                                                   44
property protection expenses,                                                 44
Purchaser,                                                                    10
Qualified GIC,                                                                44
Qualified Nominee,                                                            45
rating agency,                                                                10
ratio-stripped IO class,                                                      45
ratio-stripped IO loan,                                                       45
ratio-stripped PO class,                                                      46
ratio-stripped PO loan,                                                       46
realized losses,                                                              46
record date,                                                                  46
reduction amount,                                                             25
regular interests,                                                            27
Regulation AB,                                                                82
reimbursement,                                                                18
relevant servicer,                                                            46
Relieved interest,                                                            64
REMIC,                                                                        46
REMIC Provisions,                                                             46
remittance delinquency,                                                       63
remittances on affiliated mortgage loans,                                     60
remittances on third-party loans,                                             62
REO loan,                                                                     46
REO proceeds,                                                                 46
REO property,                                                                 46
Required Amount of Certificates,                                              46
reserve fund,                                                                 27
residual certificates,                                                         9
residual distribution,                                                        18
residual interest,                                                            28
Responsible Officer,                                                          46
retail class,                                                                 27
retail reserve fund,                                                          27
S&P,                                                                          46
scheduled monthly loan payment,                                               46
scheduled principal balance,                                                  47
scheduled principal payments,                                                 47
scheduled servicing fee,                                                      47
Securities Act,                                                               47
senior classes,                                                                9
senior to,                                                                    47
Series Terms,                                                                  9
servicing account advances,                                                   62
servicing accounts,                                                           61
Servicing Officer,                                                            47
Similar Law,                                                                  88
single certificate,                                                           47
single-pool series,                                                           47
special hazard loss,                                                          47
special hazard loss limit,                                                    48
special hazard percentage,                                                    48
special serviced mortgage loans,                                              58
special servicer,                                                             58
special servicing agreement,                                                  58
Standard Terms,                                                                9
startup day,                                                                  10
subordinate to,                                                               48
subordinated classes,                                                          9
subordinated losses,                                                          48
subordination depletion date,                                                 48
subordination level,                                                          16
substitution adjustment amount,                                               57
substitution day,                                                             57
super senior classes,                                                         27
super senior support classes,                                                 27
TAC class,                                                                    17
target rate,                                                                  12
targeted amortization class,                                                  17
target-rate class,                                                            12
target-rate class percentage,                                                 48
target-rate loan,                                                             48
target-rate strip,                                                            48
tax matters person,                                                           31
third-party mortgage loans,                                                   58
third-party Paying Agent advance,                                             64
third-party servicer,                                                         58
third-party servicer advance,                                                 63
third-party servicing agreement,                                              58
third-party servicing fee,                                                    48
third-party servicing fee rate,                                               48
Transfer Instrument,                                                          49
Trust,                                                                         9
Trust Fund,                                                                   49
Trustee,                                                                       9
U.S. person,                                                                  49
uncommitted cash,                                                             49
uncommitted cash advances,                                                    63
undercollateralized,                                                          25
undersubordination,                                                           25
Underwriter,                                                                  10
unscheduled principal payments,                                               49
upper-tier REMIC,                                                             27
upper-tier REMIC account,                                                     30
voluntary advance,                                                            63
voting interest,                                                              13
yield maintenance agreement,                                                  31
yield maintenance payments,                                                   32
yield maintenance provider,                                                   32

POOLING AND SERVICING AGREEMENT

April 1, 2006

PARTIES

o    CITICORP MORTGAGE SECURITIES, INC., a Delaware corporation (CMSI)

o    CITIMORTGAGE, INC., a New York corporation (CitiMortgage)

o U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its individual capacity and as Trustee

o CITIBANK, N.A., a national banking association, in its individual capacity and as Paying Agent, Certificate Registrar, and Authenticating Agent

BACKGROUND

In the regular course of their business, affiliates of CMSI originate and acquire mortgage loans. CMSI, CitiMortgage and the Trustee wish to set forth the terms and conditions under which the Trust will acquire the mortgage loans listed in exhibit B, certificates will be issued to holders evidencing ownership interests in the Trust Fund, and CitiMortgage will manage and service the mortgage loans.

AGREEMENT

This Pooling and Servicing Agreement (this agreement) consists of sections 1 through 11 (the Standard Terms) and sections 12 and following (the Series Terms). The Standard Terms follow the Series Terms. If there is a conflict or inconsistency between the Standard Terms and the Series Terms, the Series Terms will prevail.

SERIES TERMS

12    THE SERIES

12.1 ESTABLISHMENT

A common law trust is established under New York law as of April 1, 2006 (the cut-off date, to be called the "Citicorp Mortgage Securities Trust, Series 2006-2" (the Trust). CMSI is the settlor of the Trust, and U.S. Bank National Association is the trustee (in such capacity, the Trustee).

     The Trust will issue a series of certificates designated as "Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2006-2"). The certificates will consist of and be further designated as

     (i) 25 senior classes of certificates individually designated as

o for each integer x, from 1 through 17, inclusive, "Senior Class IA-x Certificates" (the class IA-x certificates or class IA-x);

o    "Senior Class IIA-1 Certificates" (the class IIA-1 certificates or class
     IIA-1);

o "Senior Class IIIA-1 Certificates" (the class IIIA-1 certificates or class IIIA-1);

o    "Senior Class IA-IO Certificates" (the class IA-IO certificates or class
     IA-IO);

o "Senior Class IIA-IO Certificates" (the class IIA-IO certificates or class IIA-IO);

o "Senior Class IIIA-IO Certificates" (the class IIIA-IO certificates or class IIIA-IO);

o    "Senior Class IA-PO Certificates" (the class IA-PO certificates or class
     IA-PO);

o "Senior Class IIA-PO Certificates" (the class IIA-PO certificates or class IIA-PO); and

     "Senior Class IIIA-PO Certificates" (the class IIIA-PO certificates or class IIIA-PO);

     (ii) six subordinated classes of certificates designated, for each integer x, from 1 through 6, inclusive, as "Subordinated Class B-x Certificates" (the class B-x certificates or class B-x) (together with the senior classes of certificates, the certificates); and

     (iii) three residual interests individually designated as

o    "Class PR Certificates" (the class PR certificates,

o    "Class LR Certificates" (the class LR certificates, and

o    "Class R Certificates" (the class R certificates.

     The class PR, LR and R certificates together constitute the residual certificates.

     The Trustee hereby appoints Citibank, N.A. as Authenticating Agent.

     CMSI, with the approval of the Trustee, hereby appoints the corporate trust department of Citibank, N.A. as Paying Agent and Certificate Registrar.

     The Mortgage Document Custodian is Citibank (West), FSB.

     The Underwriter and the Purchaser for the series is HSBC Securities (USA) Inc.

     The certificates will be first executed, authenticated and delivered on April 27, 2006 (the closing date). The closing date will also be the startup day.

     The 25th day of each month (or if the 25th is not a business day, the next succeeding business day), beginning in May 2006, will be a distribution day. The last scheduled distribution day for each class is specified in the following table. The latest possible maturity date of each class for purposes of section 860G(a)(1) of the Internal Revenue Code and Treasury Regulations section 1.860G-1(a)(4)(iii) will be April 25, 2036.

     The nationally recognized statistical rating agencies for the senior classes are Moody's and Fitch, and the rating agency for classes B-1 through B-5 is Fitch.

12.2 GENERAL TERMS FOR CLASSES

     The classes will have the following initial principal balances, certificate rates, and for the subordinated classes, initial target-rate class percentages and initial subordination levels:

                             initial        certificate        initial            initial
                          principal (or      rate (per    target-rate class    subordination    last scheduled
class                   notional) balance     annum)         percentage (1)      level (2)     distribution day
---------------------   -----------------   -----------   -----------------   --------------   ----------------
IA-1                      $ 20,000,000.00      5.75%              N/A               N/A         April 25, 2036
IA-2                      $  5,252,566.00      6.00%              N/A               N/A         April 25, 2036
IA-3                      $ 53,090,169.00        (3)              N/A               N/A         April 25, 2036
IA-4                      $108,090,169.00        (3)              N/A               N/A         April 25, 2036
                            (notional)(4)
IA-5                      $ 55,000,000.00        (3)              N/A               N/A         April 25, 2036
IA-6                      $    652,174.00         0%              N/A               N/A         April 25, 2036
IA-7                      $ 92,635,837.00      5.75%              N/A               N/A         April 25, 2036
IA-8                      $ 15,454,333.00      5.75%              N/A               N/A         April 25, 2036
IA-9                      $    999,600.00      5.75%              N/A               N/A         April 25, 2036
IA-10                     $ 31,507,513.00      5.75%              N/A               N/A         April 25, 2036
IA-11                     $  3,750,000.00      6.00%              N/A               N/A         April 25, 2036
IA-12                     $  3,750,000.00      6.00%              N/A               N/A         April 25, 2036
IA-13                     $  3,750,000.00      6.00%              N/A               N/A         April 25, 2036
IA-14                     $  1,875,000.00      5.50%              N/A               N/A         April 25, 2036
IA-15                     $  1,875,000.00      6.50%              N/A               N/A         April 25, 2036
IA-16                     $ 35,250,561.00      5.75%              N/A               N/A         April 25, 2036
IA-17                     $    228,373.00         0%              N/A               N/A         April 25, 2036
IA-PO                     $  2,180,431.00         0% (5)          N/A               N/A         April 25, 2036
IA-IO                     $286,868,870.49        (7)              N/A               N/A         April 25, 2036
                            (notional)(6)

IIA-1                     $ 54,950,155.00      5.50%              N/A               N/A         April 25, 2021
IIA-PO                    $    687,381.00         0% (5)          N/A               N/A         April 25, 2021
IIA-IO                    $ 44,295,654.49        (8)              N/A               N/A         April 25, 2021
                            (notional)(6)


                             initial        certificate         initial          initial
                          principal (or      rate (per    target-rate class    subordination    last scheduled
class                   notional) balance     annum)         percentage (1)      level (2)     distribution day
---------------------   -----------------   -----------   -----------------   --------------   ----------------
IIIA-1                    $ 26,289,136.00       5.5%              N/A               N/A         March 25, 2036
IIIA-PO                   $    238,106.00         0% (5)          N/A               N/A         March 25, 2036
IIIA-IO                   $ 21,684,059.94        (9)              N/A               N/A         March 25, 2036
                            (notional)(6)
B-1 (composite)           $  6,953,545.00     Blended       1.662250646850%   1.200000581747%   April 25, 2036
   IB-1 (component)       $  5,558,054.35      5.75%        1.660749795610%         N/A               N/A
   IIB-1 (component)      $    944,950.55      5.50%        1.670044944937%         N/A               N/A
   IIIB-1 (component)     $    450,540.09      5.50%        1.664515480671%         N/A               N/A

B-2 (composite)           $  1,896,422.00     Blended       0.453341237628%   0.750000470075%   April 25, 2036
   IB-2 (component)       $  1,515,833.51      5.75%        0.452931914425%         N/A               N/A
   IIB-2 (component)      $    257,713.87      5.50%        0.455466956001%         N/A               N/A
   IIIB-2 (component)     $    122,874.61      5.50%        0.453958919786%         N/A               N/A

B-3 (composite)           $  1,264,281.00     Blended       0.302227412068%   0.450000474723%   April 25, 2036
   IB-3 (component)       $  1,010,555.41      5.75%        0.301954530005%         N/A               N/A
   IIB-3 (component)      $    171,809.20      5.50%        0.303644557277%         N/A               N/A
   IIIB-3 (component)     $     81,916.39      5.50%        0.302639200065%         N/A               N/A

B-4 (composite)           $    632,141.00     Blended       0.151113825560%   0.300000358403%   April 25, 2036
   IB-4 (component)       $    505,278.10      5.75%        0.150977384420%         N/A               N/A
   IIB-4 (component)      $     85,904.67      5.50%        0.151822398724%         N/A               N/A
   IIIB-4 (component)     $     40,958.23      5.50%        0.151319719721%         N/A               N/A

B-5 (composite)           $    632,141.00     Blended       0.151113825560%   0.150000242083%   April 25, 2036
   IB-5 (component)       $    505,278.10      5.75%        0.150977384420%         N/A               N/A
   IIB-5 (component)      $     85,904.67      5.50%        0.151822398724%         N/A               N/A
   IIIB-5 (component)     $     40,958.23      5.50%        0.151319719721%         N/A               N/A

B-6 (composite)           $    632,141.00     Blended       0.151113825560%         N/A         April 25, 2036
   IB-6 (component)       $    505,278.10      5.75%        0.150977384420%         N/A               N/A
   IIB-6 (component)      $     85,904.67      5.50%        0.151822398724%         N/A               N/A
   IIIB-6 (component)     $     40,958.23      5.50%        0.151319719721%         N/A               N/A

----------
(1)  The initial target-rate class percentages are:

               senior target-rate classes:   97.128839223138%
       group I senior target-rate classes:   97.131431606700%
      group II senior target-rate classes:   97.115376345613%
     group III senior target-rate classes:   97.124927240315%
                     subordinated classes:    2.871160776862%

(2)  The initial subordination level for the senior classes is 2.850000437536%.

(3) The annual interest rates for the first LIBOR accrual period of April 25, 2006 through May 24, 2006, the formulas for the annual interest rates subsequent to the first LIBOR accrual period, and the maximum and minimum annual interest rates for each LIBOR and inverse LIBOR class are as follows:

              |   |   Annual interest rate

          LIBOR accrual
         period beginning     For first      Formula for subsequent
Class          date         accrual period      accrual periods       Maximum   Minimum
-----   -----------------   --------------   ----------------------   -------   -------
IA-3    25th day of month           5.27%          LIBOR + 0.45%        5.75%*   0.45%
IA-4    25th day of month     0.42911656%          5.2% - LIBOR**       5.2%**      0%
IA-5    25th day of month           5.37%          LIBOR + 0.55%        5.75%*   0.55%

     * Classes IA-3 and IA-5 will benefit from two yield maintenance agreements with The Bank of New York that may provide additional payments to holders of class IA-3 certificates for distribution days for which LIBOR is greater than 5.3% and to holders of class IA-5 certificates for distribution days for which LIBOR is greater than 5.2%.

     ** If LIBOR is less than 5.3% for a distribution day, class IA-4 will receive additional interest distributions for that distribution day equal to a percentage rate per annum equal to the excess of 5.3% over LIBOR, but not more than 0.1%, on the principal balance of class IA-3. Class IA-4 may also receive additional interest distributions under the yield management agreements.

(4) The notional balance of class IA-4 on any distribution day will equal the sum of the principal balances of classes IA-3 and IA-5 on that distribution day.

(5) Classes IA-PO, IIA-PO and IIA-PO are ratio-stripped PO classes and do not bear interest

(6) Classes IA-IO, IIA-IO and IIIA-IO are ratio-stripped IO classes and have no principal balance.

(7) The certificate rate for class IA-IO for each month will equal the weighted average pass-through rate of the premium loans in Group I on the last day of that month, minus the target-rate. The initial certificate rate for class IA-IO is expected to be 0.3619731039% per annum.

(8) The certificate rate for class IIA-IO for each month will equal the weighted average pass-through rate of the premium loans in Group II on the last day of that month, minus the target-rate. The initial certificate rate for class IIA-IO is expected to be 0.1888023506% per annum.

(9) The certificate rate for class IIIA-IO for each month will equal the weighted average pass-through rate of the premium loans in Group III on the last day of that month, minus the target-rate. The initial certificate rate for class IIIA-IO is expected to be 0.1597923703% per annum.

12.3 TARGET RATE

The per annum target rates for the pools are
     pool I:     5.75%
     pool II:    5.50%
     pool III:   5.50%

     Each class other than any ratio-stripped IO or ratio-stripped PO class is a target-rate class.

12.4 RATIO-STRIPPED IO AND PO CLASSES

Each of classes IA-IO, IIA-IO and IIIA-IO, is a ratio-stripped IO class. The class IA-IO, IIA-IO and IIIA-IO certificates are private certificates.

     Each of classes IA-PO, IIA-PO and IIIA-PO is a ratio-stripped PO class.

12.5 LOSS LIMITS

     There is no initial special hazard loss limit.

     There is no initial bankruptcy loss limit.

     There is no initial fraud loss amount.

12.6 DENOMINATIONS

The denominations of

o the senior class certificates and the class B-1 through B-3 certificates are initial principal (or, for any IO classes, notional) balances of $1,000 and any whole dollar amount above $1,000,

o the class B-4, B-5 and B-6 certificates are $100,000 initial principal balance and any larger integral multiple of $1,000, and

o    the residual certificates are percentage interests summing to 100%.

     If the initial principal or notional balance of a class is not a permitted denomination for a certificate of that class, one certificate of the class may be issued in a different denomination.

12.7 THE MORTGAGE LOANS

The mortgage loans in the Trust Fund are identified on the mortgage loan schedule. The mortgage loans in

o pool I will consist primarily of 30-year fixed-rate conventional one- to four-family mortgage loans,

o pool II will consist primarily of 12- to 15-year fixed-rate conventional one- to four-family mortgage loans,

o pool III will consist primarily of 30-year fixed-rate conventional one- to four-family mortgage loans originated through corporate relocation programs,

12.8 RIGHT TO REPURCHASE

CMSI cannot exercise its right to repurchase the mortgage loans pursuant to section 9.1(a) of the Standard Terms unless

o the aggregate scheduled principal balance of the mortgage loans is less than $42,142,700.66 at the time of repurchase, and

o if there is an insured class outstanding and the exercise of such repurchase right would result in a draw under any certificate insurance policy, the Insurer has previously consented.

12.9 BOOK-ENTRY AND DEFINITIVE CERTIFICATES

All senior class certificates (other than certificates of a ratio-stripped IO class that are private certificates) and the class B-1 through and B-6 certificates will be issued as book-entry certificates. Book-entry certificates for a class or a group of classes will be represented by one or more certificates issued in the name of a depository. Any ratio-stripped IO class certificates that are private certificates, and the residual certificates will be issued in fully registered certificated form (definitive certificates).

12.10 VOTING INTERESTS

Each IO class will have a 1% voting interest. The remaining voting interest will be allocated to the other classes in proportion to their principal balances. The voting interest of any class will be allocated among the certificates of the class in proportion to the certificates' principal or notional balances, except that an Insurer will be entitled to the voting interest of an insured class for as long as the insured class is outstanding and the Insurer is not in default..

12.11 CASH DEPOSIT

No cash will be deposited into the certificate account on the closing date.

13   PRINCIPAL BALANCES

13.1 CLASS BALANCES

Each class that is not an IO class will have a principal balance, and each IO class will have a notional balance. The principal or notional balance of multiple classes (e.g., the senior classes) is the aggregate of the principal or notional balances of those classes.

     The initial principal or notional balance for each class is stated in "The series - General terms for classes" above. The principal balance of each class that is not an IO class will be adjusted on each distribution day, as described in "Adjustments to class balances" below.

     The notional balance of a ratio-stripped IO class for any day after the initial distribution day will equal the aggregate of the principal balances for that day of the hypothetical mortgage loans in its IO strip.

     The notional balance of each IO class that is not a ratio-stripped IO class will be adjusted on each distribution day as described in "The series - General terms for classes" above.

13.2 CERTIFICATE BALANCES

The sum of the initial principal or notional balances stated on the certificates of each class will equal the initial principal or notional balance of the class.

     Except as may be provided in "Retail classes" below, the principal or notional balance of each certificate will equal its proportional share, based on the initial principal or notional balances stated on the certificates of the class, of the principal balance or notional balance of the class to which the certificate belongs.

14   ALLOCATIONS

14.1 INTEREST ALLOCATIONS

Beginning on the cut-off date, each class (other than any PO class) will accrue interest for each month on its principal or notional balance at the certificate rate for the class stated in "The series - General terms for classes" above. In calculating accrued interest,

o a class's principal or notional balance on the last day of a month will be considered to be the class's principal or notional balance on every day of the month, and

o interest for a month will be calculated at 1/12 of the certificate rate, regardless of the number of days in the month.

     Example: Suppose that on January 1, a class has a principal balance of $1,020,000 and a certificate rate of 6% per annum. On the January distribution day, the class's principal balance is reduced by $20,000. As a result, the principal balance of the class on January 31 is $1 million. Then the interest accrued for the class during January (which is paid on the February distribution day) is 1/12 of 6% of $1 million = $5,000; that the principal balance of the class was greater than $1 million before the January distribution day, and that January has 31 days, are irrelevant.

     A class's interest allocation for a distribution day is the sum of

o the class's current interest allocation for the distribution day, consisting of the class's accrued interest for the preceding month minus the class's proportional share, based on accrued interest, of (1) any non-supported prepayment interest shortfall, and (2) the interest portion of any non-subordinated losses, for the preceding month,

o plus any excess of the class's interest allocation for the preceding distribution day over the interest distributed to the class on that preceding distribution day (the interest allocation carryforward from that distribution day). (If the class is an insured class, for purposes of calculating allocations and distributions to the class, the interest allocation carryforward from a distribution day will be reduced by any payments to the class from the Insurer relating to the interest allocation carryforward, but will not be so reduced for purposes of effecting the Insurer's subrogation rights relative to the interest portion of any insured payment.)

14.2 PRINCIPAL ALLOCATIONS

The principal allocation for a distribution day is:

     (a) for any ratio-stripped PO class, the sum for that distribution day of scheduled and unscheduled principal payments on its PO strip for that distribution day.

     (b) for the senior target-rate classes collectively, the sum for that distribution day of

o the target-rate class percentage for the senior target-rate classes of scheduled principal payments on the target-rate strip, and

o all unscheduled principal payments on the target-rate strip allocated to the senior target-rate classes pursuant to " - Unscheduled principal" below.

     The principal allocation for the senior target-rate classes will be allocated among the individual senior target-rate classes pursuant to "Allocations among the senior classes" below.

     (c) for each subordinated class,

o the class's target-rate class percentage of scheduled principal payments on the target-rate strip for that distribution day,

o plus the class's proportional share, based on the principal balances of the subordinated classes, of unscheduled principal payments on the target-rate strip for that distribution day that are not allocated to the senior target-rate classes pursuant to the preceding paragraph (b),

o plus or minus any amounts that are reallocated to or from the class pursuant to "- Maintenance of subordination" below.

14.3 UNSCHEDULED PRINCIPAL

For each distribution day, the following percentage of unscheduled principal payments on the target-rate strip received during the preceding month will be allocated to the senior target-rate classes:

o 100% if the target-rate class percentage for all the senior target-rate classes on the distribution day exceeds the initial target-rate class percentage for all the senior target-rate classes.

o otherwise, and subject to the following proviso, the sum of (1) the target-rate class percentage for the senior target-rate classes, plus (2) the following percentage of the target-rate class percentage for the subordinated classes:

 DISTRIBUTION DAYS   PERCENTAGE
-------------------------------
   1 through  60        100%
  61 through  72         70%
  73 through  84         60%
  85 through  96         40%
  97 through 108         20%
   109 and after          0%

provided, that

o if the distribution day is one on which the percentage shown in the preceding table is to be reduced - that is, the 61st, 73rd, 85th 97th or 109th distribution day - and either the cumulative loss test or the delinquency test described below are not satisfied, then the percentage will not be reduced on that distribution day or on any subsequent distribution day until both the cumulative loss and delinquency tests are passed, and

o if the cumulative loss test is not satisfied for a distribution day, the percentage of unscheduled principal payments allocated to the senior target-rate classes will be the greater of the percentage of unscheduled principal payments allocated to the senior target-rate classes for that distribution day calculated in accordance with the preceding rules of this section, or the percentage of unscheduled principal payments allocated to the senior target-rate classes for the preceding distribution day.

     The cumulative loss test is satisfied for a distribution day if cumulative realized losses through that distribution day do not exceed the following percentages of the initial principal balance of the subordinated classes:

                       PERCENTAGE OF
                     INITIAL PRINCIPAL
                         BALANCE OF
                        SUBORDINATED
 DISTRIBUTION DAYS       CLASSES
--------------------------------------
  61 through  72            30%
  73 through  84            35%
  85 through  96            40%
  97 through 108            45%
   109 and after            50%

     The delinquency test is satisfied for a distribution day if CitiMortgage certifies to the Trustee that the average of the aggregate scheduled principal balance of mortgage loans delinquent 60 days or more (including, for this purpose, mortgage loans in foreclosure and real estate owned by the

Trust as a result of mortgagor default) for that distribution day and the preceding five distribution days is either (1) less than 50% of the average of the principal balance of the subordinated classes for those distribution days, or (2) less than 2% of the average scheduled principal balance of all of the mortgage loans for those distribution days.

     If there are composite and component subordinated classes, only the composite subordinated classes are considered in the cumulative loss and delinquency tests.

14.4 MAINTENANCE OF SUBORDINATION

The subordination level for a class (other than a ratio-stripped IO class) is the sum of the class percentages of all classes that are subordinate to that class. If a class's subordination level on the day before a distribution day is less than the class's initial subordination level, then the class will have an impaired subordination level on that distribution day.

     If a subordinated class has an impaired subordination level on a distribution day, then all principal originally allocated to the subordinated classes will be allocated to the most senior of the subordinated classes with an impaired subordination level and to those subordinated classes that are senior to the impaired class, in proportion to their principal balances, up to those classes' principal balances, and any remainder will be allocated to the remaining subordinated classes, in order of seniority, up to those classes' principal balances.

     Example: Suppose that on a distribution day, (a) each of classes B-1 through B-6 had a principal balance on the preceding day of $1,000, (b) the aggregate principal allocation to the subordinated classes is $3,120, and (c) class B-2 has an impaired subordination level. Then on that distribution day

     (1) the entire amount allocated to the subordinated classes will be allocated to classes B-1 and B-2, in proportion to their principal balances, up to their principal balances, and

     (2) $1,000 of the remaining $1,120 will be allocated to class B-3, reducing its principal balance to zero, and

     (3) the remaining $120 will be allocated to class B-4.

15   ALLOCATIONS AMONG THE SENIOR CLASSES

15.1 ORDER OF ALLOCATION AMONG SENIOR TARGET-RATE CLASSES

On each distribution day before the subordination depletion date, the aggregate scheduled and unscheduled principal allocated to the senior target-rate classes of a group will be allocated to the individual senior target-rate classes of that group as follows:

     GROUP I: Principal allocated to the group I senior target-rate classes from the pool I target-rate strip will be allocated concurrently as follows:

     First, to classes IA-9 and IA-10, the amounts determined under "NAS classes" below.

     Second, concurrently as follows:

     A. 8.4681053828% to class IA-1 until its principal balance is reduced to zero, and

     B.   91.5318946172% sequentially as follows:

          1. up to $1,132,982 concurrently as follows:

               a. 97% sequentially to classes IA-7 and IA-8, in that order, until their principal balances are reduced to zero, and

               b. 3% concurrently to classes IA-3 and IA-5, in proportion to their principal balances, until their principal balances are reduced to zero;

          2. concurrently to classes IA-3 and IA-5, in proportion to their principal balances, until their principal balances are reduced to zero; and

          3. sequentially to classes IA-7 and IA-8, in that order, until their principal balances are reduced to zero.

     Third, concurrently as follows:

     A. 72.2398827717% sequentially as follows:

          1. concurrently to classes IA-2 and IA-17, in proportion to their principal balances, until their principal balances are reduced to zero, and

          2.   to class IA-16 until its principal balance is reduced to zero;
               and

     B. 27.7601172283% concurrently as follows:

          1.   95.8333328009% sequentially as follows:

               a. sequentially to classes IA-11, IA-12, and IA-13, in that order, until their principal balances are reduced to zero, and

               b. concurrently to classes IA-14 and IA-15, in proportion to their principal balances, until their principal balances are reduced to zero; and

          2. 4.1666671991% to class IA-6, until its principal balance is reduced to zero.

     Fourth, concurrently to classes IA-9 and IA-10 until their principal balances are reduced to zero.

     GROUP II: Principal allocated to the group II senior target-rate classes from the pool II target-rate strip will be allocated to class IIA-1 until its principal balance is reduced to zero.

     GROUP III: Principal allocated to the group III senior target-rate classes from the pool III target-rate strip will be allocated to class IIIA-1 until its principal balance is reduced to zero.

     Beginning on the subordination depletion date, the priorities stated above will cease to be in effect, and the principal allocation for the senior target-rate classes of each group will be allocated to the senior target-rate classes of the group in proportion to their principal balances on the preceding day.

15.2 NAS CLASSES

Classes IA-9 and IA-10 are non-accelerated senior, or NAS classes. The principal allocation for each NAS class will equal.

     o its proportionate share, based on the principal balances of the group's senior target-rate classes, of scheduled principal payments on the related pool's target-rate strip allocated to the group's senior target-rate classes for that distribution day, plus

     o the following percentage of its proportionate share, based on principal balances of the group's senior target-rate classes, of unscheduled principal payments on the related pool's target-rate strip allocated to the group's senior target-rate classes for that distribution day:

distribution day   percentage
-----------------------------
     0 - 60             0%
    61 - 72            30%
    73 - 84            40%
    85 - 96            60%
    97 - 108           80%
 109 and after        100%

15.3 PAC AND TAC CLASSES

There are no planned amortization (or PAC) classes.

     There are no targeted amortization (or TAC) classes.

16   DISTRIBUTIONS

16.1 TYPES OF DISTRIBUTIONS

Each distribution will be either an interest distribution, a principal distribution, a reim-bursement, or a residual distribution, as described in "- Distribution priorities" below.

16.2 ACCRUAL AND ACCRUAL DIRECTED CLASSES

There are no accrual classes or accrual directed classes.

16.3 DISTRIBUTION PRIORITIES

Subject to section 18, "loss recoveries," on each distribution day, the pool distribution amount will be first distributed to any Insurer to pay any insurance premium, and then to the outstanding classes in the following priority (and, if there are any insured classes, the insured payment and amounts withdrawn from the reserve fund will be applied to make payments to the insured class certificates as provided in "Insured classes" below):

     (1) To each senior class, first, its current interest allocation for that distribution day, and second its interest allocation carryforward from the preceding distribution day, except that an accrual class's interest distributions may be redirected as described in "- Accrual and accrual directed classes" above. Distributions of current allocations among the senior classes will be in proportion to current interest allocations for, and distributions of interest allocation carryforwards will be in proportion to interest allocation carryforwards to, that distribution day.

     (2) (a) To any ratio-stripped PO class, principal up to its principal allocation for that distribution day, and (b) to the senior target-rate classes, principal up to their aggregate principal allocation for that distribution day, to be distributed to the senior target-rate classes in the priorities described in "Allocations among the senior classes - Order of allocation among senior target-rate classes" above.

     (3) To each subordinated class, in order of seniority, first, interest up to its interest allocation for that distribution day, and second, principal up to its principal allocation for that distribution day, except that a subordinated class's principal distribution may be used to reimburse a ratio-stripped PO class, as described in the following paragraph.

     (4) Principal distributed to the subordinated classes under the preceding paragraph will be used to reimburse a ratio-stripped PO class up to the amount of (a) any realized subordinated losses previously allocated to the ratio-stripped PO class, and (b) any reduction to the ratio-stripped PO class's principal balance to reflect the excess of (i) the aggregate principal allocations to the ratio-stripped PO class over (ii) the aggregate principal distributions to the ratio-stripped classes, as described in "Adjustments to class balances" below, to the extent that such losses and reductions were not previously reimbursed under this paragraph (4) or "Loss recoveries" below. Such reimbursements will be taken from distributions to the subordinated classes in order of subordination.

     (5) To each class, in order of seniority, a reimbursement of any reduction to the classes' principal balances to reflect the excess of (a) the aggregate principal allocations to the classes over (b) the aggregate principal distributions to the classes, as described in "Adjustments to class balances" below, to the extent such reductions were not previously reimbursed. Classes with equal seniority will share in the reimbursement in proportion to such unreimbursed reductions.

     (6) To the residual certificates, a residual distribution of the remaining pool distribution amount.

     A class that is no longer outstanding cannot receive a distribution.

     Notwithstanding anything to the contrary in this agreement, no distribution will be made to a subordinated class on a distribution day if on that distribution day the principal balance of a more senior class would be reduced by any part of the principal portion of a realized subordinated loss.

16.4 DISTRIBUTIONS TO CERTIFICATE HOLDERS

On each distribution day, distributions to a class will be distributed to the holders of the certificates of the class in proportion to the principal or notional balances of their certificates.

16.5 FINAL DISTRIBUTION ON THE RESIDUAL CERTIFICATES

Upon termination of the Trust in accordance with section 9.1, "Termination upon repurchase by CMSI or liquidation of all mortgage loans," any class PR certificates, and if there are no class PR certificates, the LR certificates will receive all amounts remaining in the certificate account and in any retail reserve fund after all required distributions on the certificates, and any required distributions to any Insurer, have been made.

16.6 WIRE TRANSFER ELIGIBILITY

The minimum number of single certificates eligible for wire transfer on each distribution day, for the certificates, is 1,000 (representing a $1,000,000 initial principal balance or initial notional balance) and, for the residual certificates, a 100% percentage interest.

17   ADJUSTMENTS TO CLASS BALANCES

On each distribution day, the principal balance of each class that is not an IO class will be adjusted, in the following order, as follows:

     (1) The principal balance of any ratio-stripped PO class will be reduced by realized losses on its PO strip for the preceding month.

     (2) The aggregate principal balance of the target-rate classes will be reduced by the principal portion of realized non-subordinated losses on the target-rate strip for the preceding month. The reduction will first be allocated between the subordinated classes, collectively, and the senior target-rate classes, collectively, in proportion to aggregate principal balances. The reduction for the subordinated classes will be allocated to the individual subordinated classes in proportion to their principal balances. The reduction for the senior target-rate classes will be allocated to the individual senior target-rate classes in proportion to their principal balances, except that the principal balance of an accrual class will be deemed to be the lesser of its principal balance or its initial principal balance.

     (3) To the extent that on the distribution day an interest distribution to an accrual class is redirected to an accrual directed class, the principal balance of the accrual class will be increased.

     (4) The principal balance of each class will be reduced by its principal distributions for that distribution day, including

(a) principal distributions to an accrual directed class that are redirected from interest distributions to an accrual class, and

(b) principal distributions to a subordinated class, even if part or all of those principal distributions are, pursuant to section 16.3(4), used to reimburse a ratio-stripped PO class.

However, any portion of an accrual class's interest distribution that, on the distribution day before the class's accrual termination day, is distributed as principal to the accrual class itself, will neither increase nor decrease the class's principal balance.

     (5) The aggregate principal balance of the target-rate classes will be reduced by the principal portion of realized subordinated losses on the target-rate strip for the preceding month. The reductions will be applied first to the subordinated classes in order of subordination, in each case until the principal balance of the class is reduced to zero. If the realized subordinated losses exceed the principal balance of the subordinated classes, the principal balance of the senior target-rate classes will be reduced by the amount of the excess. The excess will be allocated among the senior target-rate classes in proportion to their principal balances, except that for this allocation, the principal balance of an accrual class will be deemed to be the lesser of its principal balance or its initial principal balance.

     (6) The principal balance of any ratio-stripped PO class will be reduced by the excess of (a) the class's principal allocation over (b) the class's principal distribution for that distribution day.

     (7) The principal balance of each target-rate class will be reduced, in order of subordination, in an aggregate amount equal to the excess of (a) the aggregate principal allocations to the target-rate classes over (b) the aggregate principal distributions to the target-rate classes. Classes of equal seniority will share in such reduction in proportion to the amounts by which the principal allocation to each such class exceeded its principal distribution.

     For purposes of the preceding paragraphs (1) through (7),

o the principal portion of a debt service reduction will not be considered a realized loss, and

o references to the class principal balances in any paragraph mean the principal balances after the adjustments required by the preceding numbered paragraphs.

     Where the principal balance of a class is reduced due to a realized loss under the preceding paragraphs (1), (2) or (5), the loss will be said to be allocated to the class (an allocated loss) to the extent of the reduction.

18   LOSS RECOVERIES

The following rules for loss recoveries supersede any conflicting rules in "Distributions" or "Adjustments to class balances" above.

     On each distribution day, the amount of any loss recovery for the preceding month will be distributed as follows:

     First, to each senior class to the extent of and in proportion to its aggregate realized losses for that and all preceding months that were not previously reimbursed under this paragraph or, for a ratio-stripped PO class, paragraph 4 of "Distributions -- Distribution priorities" above.

     Second, to the target-rate classes in the same manner as a distribution of unscheduled principal.

     Distributions made pursuant to paragraph First above will not result in any adjustments to class balances, but distributions made pursuant to paragraph Second above will result in the normal adjustments to the class balances described in paragraph 4 of "Adjustments to class balances" above.

     The principal balances of the subordinated classes will be increased in order of seniority to the extent of their aggregate realized losses for that and all preceding months that were not previously reimbursed under this paragraph, up to an aggregate amount for all subordinated classes equal to the loss recovery less the amounts distributed to the senior classes under paragraph First above.

     Example: In May, there is a $1,000 of loss recovery. On the June distribution day, prior to any distributions or adjustments, the senior classes have aggregate unreimbursed losses of $100 and the subordinated classes have aggregate unreimbursed losses of $700. Then on the June distribution day,

     1 $100 of the loss recovery will be distributed to the senior classes to reimburse them for previously allocated losses, but the distribution will not reduce the principal balances of the senior classes.

     2 The remaining $900 of the loss recovery will be distributed to the target-rate classes in the same manner as unscheduled principal, and class balances will be reduced by the amount of the distributions.

     3 The principal balances of the subordinated classes will be increased by the remaining $900. (The increase may be less than $900 if any of the subordinated classes are no longer outstanding.)

     If expenses on the liquidated loans for any month exceed the amounts recovered on the liquidated loans for the month, the excess will be treated as a realized loss on the mortgage loans.

19   ADDITIONAL STRUCTURING FEATURES

The preceding provisions for allocations and distributions, and for adjustments to class balances, are subject to the following sections on LIBOR classes, composite and component classes, multiple-pool series, retail classes, and insured classes.

20   LIBOR CLASSES

Classes IA-3 through IA-5 are LIBOR classes.

     Each LIBOR class will have a monthly LIBOR accrual period from the day of the month indicated in the footnotes to the table in "The Series - General terms for classes" above through the day preceding the first day of the next LIBOR accrual period. The first LIBOR accrual period for a class will be the latest possible LIBOR accrual period that ends before the first distribution day.

     Example: The LIBOR accrual period for a LIBOR class begins on the 25th day of the month, and the first distribution day is February 25, 200x. Then the first LIBOR accrual period for the class begins on January 25, 200x and runs through February 24, 200x, the second LIBOR accrual period begins on February 25, 200x and runs through March 24, 200x, and so forth.

     A LIBOR class will not accrue interest for any period before its first LIBOR accrual period. The interest rate for each LIBOR class is stated in "The series - General terms for classes" above.

     CMSI will determine LIBOR for each LIBOR accrual period (after the first LIBOR accrual period) on the second business day before the beginning of each LIBOR accrual period as follows:

O LIBOR for any determination day will be the British Bankers Association LIBOR rate for US dollar deposits with a one-month maturity at 11AM, London time on that day, as such rate appears on Telerate Page 3750, Bloomberg Page BBAM, or another page of these or any other financial reporting service in general use in the financial services industry, rounded upward, if necessary, to the nearest multiple of 1/16 of 1%.

o If no rate is so reported on that day, CMSI will determine LIBOR on the basis of the rates on that day at approximately 11AM, London time, at which deposits in U.S. Dollars with a maturity of one month in a principal amount of not less than U.S. $1 million and representative for a single transaction in that market at that time, are offered to prime banks in the London interbank market for at least four major banks in the London interbank market selected by CMSI. CMSI will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of those quotations.

o If fewer than two quotations are provided, LIBOR will be the arithmetic mean of the rates quoted at approximately 11AM, New York time, on that day by three major banks in New York City selected by CMSI for loans in U.S. Dollars to leading European banks having a maturity of one month in a principal amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. If the banks selected by CMSI are not quoting such rates, LIBOR will be LIBOR for the preceding LIBOR accrual period.

     CMSI may designate an affiliate or a third party to determine LIBOR.

21   COMPOSITE AND COMPONENT CLASSES

The composite classes of the series, and each composite class's component classes are shown in the table in "The series - General terms for classes" above.

     Each composite class is comprised of two or more component classes. Certificates are only issued for composite classes. Component classes cannot be severed from their composite classes, and cannot be separately transferred. Component classes are, however, considered classes for all purposes of the preceding sections on allocations and distributions except that all distributions to the component classes of a composite class will become distributions to the composite class. A composite class is not considered a class for purposes of allocations and distributions, but instead receives all the distributions made to any of its component classes. Voting is by composite, not component, classes.

     In a multiple-pool series, each subordinated class is a composite class formed of two or more component classes. Unless otherwise specified, references to a "subordinated class" mean the composite class.

22   MULTIPLE-POOL SERIES

This is a multiple-pool series. The mortgage loans of this series are divided into three pools. Pool I consists of the mortgage loans described in exhibit B-1, Pool II consists of the mortgage loans described in exhibit B-2, and Pool III consists of the mortgage loans described in exhibit B-3.

     Each class of this series (other than certain composite classes) belongs to a group of classes related to a specific pool. The designation of each class in a group bears the roman numeral prefix of its related pool, and the group is referred to by that prefix.

     Example: Classes related to pool I bear the prefix "I," as IA-1, IB-1, etc., and are referred to collectively as "group I."

     With exceptions described below, the classes of each group are treated like a separate series, with allocations to the classes of the group being based solely on payments on the related pool. Any ratio-stripping will be done on a pool basis, so that there will be separate PO, IO and target-rate strips for each pool, with the related group having its own target-rate, and ratio-stripped IO and PO, classes.

     The subordinated classes of each group will be component classes. A ratio-stripped IO or PO class of a group will only be a component class if so designated in "The series - General terms for classes" above.

22.1 ADJUSTMENT OF SUBORDINATED COMPONENT CLASS PRINCIPAL BALANCES

On each distribution day, the aggregate amount of any

o    realized subordinated losses on the mortgage loans in a pool, or

o excess of the aggregate principal allocations to the related group's target-rate classes over the aggregate principal distributions to those classes,

     that, in accordance with "Adjustments to class balances" above, would reduce the principal balances of the group's subordinated component classes in order of subordination if the pool and the related groups were considered a separate series, will instead reduce

o the principal balances of the subordinated composite classes in order of subordination, and

o the aggregate principal balance of the group's subordinated component classes, by that amount.

     Such reduction in the aggregate principal balance of a group's subordinated component classes will result in adjustments to the principal balance of the subordinated component classes of each group so the ratio of the principal balances of the component classes from each group will be the same for each subordinated composite class.

     Example: Assume subordinated composite classes B-1 through B-6, each with a principal balance of $1,000. There are two groups, I and II, and the aggregate principal balance of each group's subordinated component classes is $3,000. Then for each subordinated composite class, the ratio of the principal balance of its group I component class to the principal balance of its group II component class must be 1 to 1. Consequently, both the group I and the group II component class of each subordinated composite class will have a principal balance of $500.

     Now assume a $750 subordinated loss in pool I. Then

o the principal balance of class B-6 will be reduced by $750, to $250, which will reduce the aggregate principal balance of the subordinated composite classes to $5,250,

o the aggregate principal balance of the group I subordinated component classes will be reduced by $750, to $2,250, while the aggregate principal balance of the group II subordinated component classes will remain at $3,000;

o the ratio of the aggregate principal balance of the group I subordinated component classes to the aggregate principal balance of the group II subordinated component classes will be $2,250 to $3,000, or 3 to 4;

o for classes B-1 through B-5, the principal balance of the composite class will remain at $1,000, but the principal balance of its group I component class will be approximately $428.57, and the principal balance of its group II component class will be approximately $571.43 (a ratio of 3 to 4); and

o class B-6's principal balance of $250 will be comprised of a group I component class with a principal balance of approximately $107.14, and a group II component class with a principal balance of approximately $142.86 (a ratio of 3 to 4).

     If subordinated losses on a mortgage pool for a distribution day exceed the aggregate principal balance of the subordinated component classes of the related group, the aggregate principal balance of such component classes will be reduced to zero, and the aggregate principal balance of the subordinated component classes of the other groups will be reduced by the excess.

     Example: Suppose that in the series in the preceding example, the group I subordinated component classes and the group II subordinated component classes each have an aggregate initial principal balance of $3,000, and that each subordinated composite class, B-1 through B-6 has a principal balance of $1,000. Now suppose that there are $4,000 of subordinated losses on the mortgage loans in pool II's target-rate strip, but no losses on the mortgage loans in pool I's target-rate strip. Then the entire $4,000 of losses will be allocated to the subordinated classes, reducing the principal balance of classes B-3 through B-6 to zero. Classes B-1 and B-2 will each retain a principal balance of $1,000, comprised of a group I component class with a principal balance of $1,000 and a group II component class with a principal balance of $0. The principal balance of the subordinated group I component classes will thus be reduced by

$1,000 even though there are no losses on the pool I target-rate strip.

     Subject to "- Undercollateralization" below, if realized subordinated losses on a distribution day exceed the aggregate principal balance of the subordinated classes, the aggregate principal balance of the senior classes in each group will be reduced by the group's proportional share of the excess losses, based on the proportions of all the losses for that distribution day in the mortgage loan pools.

     Example: Assume that for a distribution day, there are $2,250 of realized subordinated losses in pool I and $4,500 of realized subordinated losses in pool
II. The aggregate principal balance of the subordinated classes is only $6,000. Then the principal balance of the subordinated classes will be reduced to $0, and the remaining $750 of losses will reduce the aggregate principal balance of the senior classes of group I by $250 (or 1/3 of $750), and will reduce the aggregate principal balance of the senior classes of group II by $500 (or 2/3 of $750). The principal balances of the component classes of the subordinated classes are irrelevant for these purposes.

22.2 MAINTENANCE OF SUBORDINATION

Impairment of subordination for subordinated classes of a multiple-pool series will be determined based on composite, not component, classes. In determining whether a composite class has an impaired subordination level, the principal balance of the composite class will equal the sum of the principal balances of its component classes. If a subordinated composite class has an impaired subordination level, then principal will be allocated among the subordinated composite classes pursuant to "Allocations - Maintenance of subordination" above, and, for purposes of adjusting principal balances, will be further allocated to the component classes in proportion to their principal balances.

22.3 DISTRIBUTION SHORTFALLS

If on a distribution day, payments on the mortgage loans in the target-rate strip for a pool are not sufficient to permit payments of any insurance premium due to an Insurer, and all interest and principal allocated to the senior target-rate classes of the related group, then the pool may receive insurance premium, interest and principal distributions from payments on the mortgage loans in another pool once any insurance premium due is paid to the Insurer, and full interest and principal distributions are made to the senior target-rate classes of the group related to the other pool.

     Example: Suppose that there are two groups of classes and that on a distribution day, cash available for distribution to the group I senior-target rate classes from payments on the pool I mortgage loans is $1,000 less than the aggregate interest and principal allocations to group I's senior target-rate classes, while cash available for distribution to the group II senior-target rate classes from payments on the pool II mortgage loans exceeds the aggregate interest and principal allocations to group II's senior target-rate classes by $1,500. Then $1,000 of the extra $1,500 available to group II will be used to make full interest and principal distributions to the group I senior target-rate classes, and only the remaining $500 will be distributed to the group II subordinated component classes.

     If there are several pools for which mortgage loan payments do not provide enough cash for full distributions to the senior target-rate classes and any Insurer, the related groups will receive cash from other pools in proportion to the aggregate amount by which any insurance premium due to an Insurer, and interest and principal distributions would otherwise fall short of interest and principal allocations. If there are several pools where mortgage loan payments provide cash in excess of the amount required for full distributions, they will provide cash to the senior target-rate classes, and any Insurer, of those groups related to the other pools in proportion to the amounts of the excess.

22.4 UNDERSUBORDINATION

If on a distribution day before the subordination depletion date, the principal balances of all the senior target-rate classes of any group (but not the principal balances of all the group's subordinated component classes) have been reduced to zero, and there is undersubordination (as defined below), then on that distribution day, before any distributions are made,

o the pool distribution amount of the group will be reduced by an amount (the reduction amount) equal to the lesser of (1) unscheduled principal payments on the related pool's target-rate strip received by the Trust during the preceding month and (2) the excess, determined without regard to this section "- Undersubordination," of the pool distribution amount over the amount required to be used to reimburse any ratio-stripped PO classes,

o the principal allocation to each class in the group will be reduced by the class's proportionate share, based on principal balances, of the reduction amount,

o the pool distribution amount of each group whose senior target-rate classes have not been reduced to zero will be increased by a proportionate share of the reduction amount based on the aggregate principal balance of the senior target-rate classes of each such group, and

o the aggregate principal allocation for the senior target-rate classes of each group whose senior target-rate classes have not been reduced to zero will be increased by the portion of the reduction amount added to its pool distribution amount, which increased aggregate allocation will be further allocated among the senior target-rate classes in accordance with the rules in "Allocations among the senior target-rate classes" above.

     There is undersubordination on a distribution day if either

o the subordination level of the senior classes (without regard to group) on that distribution day is less than 200% of the initial subordination level of the senior classes, or

o the aggregate scheduled principal balance of the mortgage loans in any pool that are delinquent 60 days or more (including for this purpose mortgage loans in foreclosure and real estate owned by the Trust as a result of Mortgagor default), averaged over the last six months, is 50% or more of the principal balance of the related group's subordinated component classes.

22.5 UNDERCOLLATERALIZATION

Because losses on a mortgage loan may be allocated in part to the subordinated component classes of a different group, the scheduled principal balance of a pool's target-rate strip could differ from the aggregate principal balance of the related group's target-rate classes. If the scheduled principal balance of a pool's target-rate strip is less than the aggregate principal balance of the related group's target-rate classes, the group will be undercollateralized by the amount of the difference; conversely, if the scheduled principal balance of a pool's target-rate strip is more than the aggregate principal balance of the related group's target-rate classes, the group will be overcollateralized by the amount of the difference.

     If a group is undercollateralized, the normal distribution rules will be adjusted as follows:

     (1) To the extent that scheduled interest payments on the target-rate strip of a pool related to an overcollateralized group ex-ceed the aggregate interest allocations to that groups' target-rate classes, plus any insurance premium due to an Insurer, that excess, up to the amount of any interest allocation carryforwards that the undercollateralized group would otherwise experience on that distribution day and the insurance premium, will be deducted from the pool distribution amount for the overcollateralized group and added to the pool distribution amounts for the undercollateralized group. If there is more than one such undercollateralized group, or more than one overcollateralized group, then (a) amounts will be deducted from the pool distribution amounts for the groups that are overcollateralized in proportion to such excess interest payments, up to the aggregate amount of such interest allocation carryforwards and the insurance premium for the undercollateralized groups, and (b) amounts will be added to the pool distribution amounts of the undercollateralized groups in proportion to the amount of such interest allocation carryforwards and insurance premium.

     (2) Before the subordination depletion date, if one or more groups is undercollateralized and the principal balance of each of the groups' subordinated component classes has been reduced to zero, then (a) all amounts that (after required reimbursements to any ratio-stripped PO classes) would otherwise be distributed as principal to the subordinated component classes of the other groups, up to the aggregate amount by which such undercollateralized groups are undercollateralized, will, in proportion to the aggregate principal balance of the subordinated component classes of such other groups, be deducted from the pool distribution amount and the principal allocations to the subordinated component classes of such other groups, and (b) such amount will be added to the pool distribution amounts and the principal allocations of the target-rate classes of such undercollateralized groups, in proportion to the amount by which such groups are undercollateralized.

     (3) After the subordination depletion date, if a group is undercollateralized, then

o once a group's target-rate classes are all reduced to zero, principal payments on the related pool's target-rate strip will be added to the pool distribution amount and to the principal allocations of the target-rate classes of the undercollateralized groups, in proportion to the amount by which they are undercollateralized, and

o realized losses on the target-rate strips of the pools related to the overcollateralized groups will, up to the amount by which the group is overcollateralized, not reduce the principal balances of the target-rate classes of those groups, but will instead reduce the principal balances of the target-rate classes of the undercollateralized groups, in proportion to the amount by which they are undercollateralized, and in accordance with "Adjustments to class balances" above. If there is more than one overcollateralized group, the losses that will not reduce principal balance will be in proportion to the amount by which each group is overcollateralized. If there is more than one undercollateralized group, the aggregate reductions in principal balances for each group will be in proportion to the amounts by which such groups are undercollateralized.

22.6 NON-SUBORDINATED INTEREST SHORTFALLS

Prior to the subordination depletion date, reductions to interest allocations due to (a) interest shortfalls due to the federal Servicemembers Civil Relief Act or any comparable state laws and (b) non-supported prepayment interest shortfalls will be allocated pro-rata to all the classes of all the groups, regardless of the pools in which the shortfalls originate.

     From and after the subordination depletion date,

o interest shortfalls due to the federal Servicemembers Civil Relief Act or any comparable state laws will be separately calculated for each pool, and will be allocated solely to the classes of the related group, and

o the compensating cap and non-supported prepayment interest shortfalls will be separately calculated for each pool, and non-supported prepayment interest shortfalls for a pool will be allocated solely to the classes of the related group.

23   SUPER SENIOR CLASSES

The following table lists the super senior classes, and their respective super senior support classes.

Super senior   Super senior support
------------   --------------------
    IA-10              IA-9

After the subordination depletion date, any loss (other than a non-subordinated loss) on a target-rate strip that would otherwise reduce the principal balance of a super senior class will instead reduce the principal balance of its super senior support classes until the principal balance of its super senior support classes is reduced to zero.

     For these purposes, the principal balance of a super senior support class on a distribution day will be determined after giving effect to the adjustments described in paragraphs (2) through (5) of section 17, "Adjustments to class balances," for that distribution day (which include the reductions for non-subordinated losses, principal distributions and realized subordinated losses), but before the adjustments required by this section 23.

24   RETAIL CLASSES

There are no retail classes. There is no retail reserve fund.

25   INSURED CLASSES

There are no insured classes. There is no Insurer, certificate insurance policy, insurance premium, or reserve fund.

26   ADVANCE ACCOUNT

There is/are no advance account, advance account advances, advance account available advance amount, advance account depository, advance account depository agreement, advance account funding date, or advance account trigger date, Paying Agent failure, or Paying Agent failure advance.

27   REMIC PROVISIONS

27.1 CONSTITUENT REMICS

(a) CMSI and the Trustee will make the appropriate elections to treat the Trust Fund, and the affairs of the Trust Fund will be conducted so as to qualify the Trust Fund, for federal income tax purposes as three separate constituent REMICs
- the pooling REMIC, the lower-tier REMIC, and the upper-tier REMIC. The pooling REMIC will be the applicable constituent REMIC for purposes of section 3.21.

     The assets of the pooling REMIC will consist of the mortgage loans, such amounts as may from time to time be held in the certificate account, any insurance policies relating to a mortgage loan, and property that secured a mortgage loan and that has been acquired by foreclosure or deed in lieu of foreclosure and all proceeds thereof. Classes IA-IO, IIA-IO, IIIA-IO, IA-PO, IIA-PO and IIIA-PO and the class P regular interests described below, are designated as the regular interests in the pooling REMIC within the meaning of Internal Revenue Code Section 860G(a)(1). Class PR is designated as the residual interest in the pooling REMIC within the meaning of Internal Revenue Code Section 860G(a)(2).

     The assets of the lower-tier REMIC will consist of the class P regular interests described below, the Trustee's rights under any certificate insurance policy and reserve fund, any retail reserve fund, and any assets in the lower-tier REMIC account described below. Classes IA-1, IA-2, IA-6 through IA-17, IIA-1, IIIA-1 and B-1 through B-6, and the class L regular interests described below, are designated as the regular interests in the lower-tier REMIC. Class LR is designated as the residual interest in the lower-tier REMIC.

     The assets of the upper-tier REMIC will consist of the class L regular interests described below, and any assets in the upper-tier REMIC account described below. Classes IA-3 through IA-5 are designated as the regular interests in the upper-tier REMIC. Class R is designated as the residual interest in the upper-tier REMIC.

27.2 THE CLASS P AND CLASS L REGULAR INTERESTS

There are six uncertificated class P regular interests, each designated as "Citicorp Mortgage Securities Trust REMIC Pass-Through Certificates, Series 2006-2," and further individually designated as a

o    "PI-M regular interest,"

o    "PI-Q regular interest,"

o    "PII-M regular interest,"

o    "PII-Q regular interest,"

o    "PIII-M regular interest," and

o    "PIII-Q regular interest,"

     There are two uncertificated class L regular interest, designated as "Citicorp Mortgage Securities Trust. remic Pass-Through Certificates, Series 2006-2," and further designated as the "LI-3 regular interest" and "LI-5 regular interest."

     The initial principal or notional balances and certificate rates of the class P and class L regular interests are:

            initial principal
Regular       (or notional)         certificate
interest         balance         rate (per annum)
--------   -------------------   ----------------
PI-M       $        960.027812         5.75%
PI-Q       $334,670,444.092188         5.75%
PII-M      $        163.218764         5.50%
PII-Q      $ 56,582,179.421236         5.50%
PIII-M     $         77.820577         5.50%
PIII-Q     $ 27,067,263.949423         5.50%
LI-3       $     53,090,169.00         5.75%
LI-5       $     55,000,000.00         5.75%

     The Trustee acknowledges that it is holding the class P regular interests as assets of the lower-tier REMIC and the class L regular interests as assets of the upper-tier REMIC.

27.3 DISTRIBUTIONS TO CLASS P AND CLASS L REGULAR INTERESTS

On each distribution day, each regular interest will receive a principal distribution, or allocation of the principal portion of realized losses, equal in the aggregate to the principal distribution, or allocation of the principal portion of realized losses, for that day on,

o    for the PI-M and PI-Q regular interests, the pool I target-rate strip;

o    for the PII-M and PII-Q regular interests, the pool II target-rate strip,

o    for the PIII-M and PIII-Q regular interests, the pool II target-rate strip,

o    for the class LI-3 regular interest, class IA-3, and

o    for the class LI-5 regular interest, class IA-5.

     Recoveries of previously allocated realized losses of principal will be allocated to the class P and any class L regular interests in the same manner as realized losses were allocated to them.

     For each distribution day, and for each pool x and y, the Px-M regular interest will receive distributions of principal, or alloca-tion of the principal portion of realized losses on the related target-rate strip, so as to keep its principal balance (computed to $.000001) equal to 0.01% of the aggregate principal balance of the subordinated component classes of the related group. However, if the ratio of the principal balance of the Px-M regular interest to the principal balance of the Py-M regular interest is not the same as the ratio of the aggregate principal balance of the component classes xB-1 through xB-6 to the aggregate principal balance of the component classes yB-1 through yB-6, then the least amount of principal will be distributed to the Px-M or Py-M regular interest, as applicable, so that the ratio of the principal balance of the Px-M regular interest to the principal balance of the Py-M regular interest will be the same as the ratio of the aggregate principal balance of the component classes xB-1 through xB-6 to the aggregate principal balance of the component classes yB-1 through yB-6. Also, for such distribution day, the Px-Q regular interest will receive the balance of the principal distribution, and allocation of the principal portion of realized losses on its related target-rate strip.

     As of any date,

o the principal balance of the class LI-3 regular interest will equal the principal balance of class IA-3, and

o the principal balance of the class LI-5 regular interest will equal the principal balance of class IA-5.

     On each distribution day, each class P and any class L regular interest will receive an interest distribution at its certificate rate, and interest shortfalls and the interest portion of realized losses for the related target-rate strip will be allocated to such regular interest in the same proportion as interest is allocated to them, provided that

o (a) prior to the subordination depletion date, non-supported prepayment interest shortfalls will be allocated pro-rata to all the class P regular interests, regardless of the pool in which the shortfalls originate, and
     (b) from and after the subordination depletion date, non-supported prepayment interest shortfalls for any pool x (where x is a variable for pool designations I, II, etc.) will be allocated solely to the Px-M and Px-Q regular interests, and

o (a) prior to the subordination depletion date, any class L regular interest will be allocated its proportional share, based on accrued interest of any lower-tier REMIC regular interests, of non-supported prepayment interest shortfalls, regardless of the pool in which the shortfalls originate, and
     (b) from and after the subordination depletion date, any class L regular interest will be allocated its proportional share, based on accrued interest of any class L regular interests and the other lower-tier REMIC regular interests designated class xA, of non-supported prepayment interest shortfalls for pool x.

     No interest shortfall amount or unpaid interest shortfall on any class P or class L regular interest will bear interest.

     The certificate rate for the class LI-3 regular interests is comprised of the sum of LIBOR plus 0.45% per annum payable on the class IA-3 certificates, and 5.3% per annum minus LIBOR payable on that part of the notional balance of the class IA-4 certificates that equals the principal balance of the class IA-3 certificates. The certificate rate for the class LI-5 regular interests is comprised of the sum of LIBOR plus 0.55% per annum payable on the class IA-5 certificates, and 5.2% per annum minus LIBOR payable on that part of the notional balance of the class IA-4 certificates that equals the principal balance of the class IA-5 certificates.

27.4 REMIC ACCOUNTS AND DISTRIBUTIONS

CitiMortgage, the Trustee and the Paying Agent will

o perform their duties in a manner consistent with the REMIC provisions of the Internal Revenue Code, and will not knowingly take or fail to take any action that would adversely affect the continuing treatment of the Trust Fund as segregated asset pools and the treatment of each such segregated asset pool as a REMIC or would result in the imposition of a tax on the Trust Fund, or any constituent REMIC, and

o carry out their covenants in this agreement and the elections and reporting required in section 3.15 on behalf of each constituent REMIC, including maintaining the following segregated accounts:

     o    the certificate account,

     o    if there is a pooling REMIC, a pooling REMIC account,

     o    a lower-tier REMIC account, and

     o    if there is an upper-tier REMIC, an upper-tier REMIC account.

     Any pooling REMIC account, the lower-tier REMIC account, and any upper-tier REMIC account will be established in the same manner as the certificate account.

     CitiMortgage, on behalf of the Trustee, will deposit daily in the certificate account in accordance with section 3.3 all remittances received by it, any amounts required to be deposited in the certificate account pursuant to section 3.2, all other deposits required to be made to the certificate account other than those amounts specifically designated to be deposited in any pooling REMIC account, the lower-tier REMIC account, or any upper-tier REMIC account in this section, "REMIC accounts and distributions," and all investments made with moneys on deposit in the certificate account, including all income or gain from such investments, if any. Funds on deposit in the certificate account will be held and invested in accordance with the applicable provisions of section 3.2 and 3.20. Distributions from the certificate account will be made in accordance with sections 3.6, 3.8 and these Series Terms to make payments in respect of the regular and residual interests in any pooling remic, the lower-tier REMIC, and any upper-tier REMIC and to pay servicing fees in accordance with section 3.6(h) and any insurance premium.

     Notwithstanding anything herein to the contrary, regular and residual interests in any pooling REMIC, the lower-tier REMIC, and any upper-tier REMIC will not receive distributions directly from the certificate account. On each distribution day,

o if there is a pooling REMIC, CitiMortgage, on behalf of the Trustee, will withdraw from the certificate account and deposit by 12 noon in the pooling REMIC account all distributions to be made on such distribution day in respect of interest on or in reduction of the principal balance of any class P regular interests, and

o if there is no pooling REMIC, CitiMortgage, on behalf of the Trustee, will withdraw from the certificate account and deposit by 12 noon in the lower-tier REMIC account all distributions to be made on such distribution day in respect of interest on or in reduction of the principal balance of the regular interests in the lower-tier REMIC.

     If there is an upper-tier REMIC, CitiMortgage, on behalf of the Trustee, will immediately thereafter withdraw from the lower-tier REMIC account and deposit in the upper-tier REMIC account all distributions to be made on such distribution day in respect of interest on or in reduction of the principal balance of any class L regular interests.

     The Trustee will cause to be distributed from the lower-tier REMIC account and any upper-tier REMIC account, to the extent funds are on deposit therefor, all amounts required to be distributed with respect to the regular and residual interests in the lower-tier REMIC and any upper-tier REMIC as specified in these Series Terms.

     To the extent that any part of the lower-tier REMIC account or any upper-tier REMIC account is designated in these Series Terms as an investment account, the provisions in section 3.19 applicable to the investment of funds will apply to such REMIC accounts. In addition, section 3.3(a) regarding commingling will apply to such REMIC accounts.

     (b) CitiMortgage will maintain books for constituent REMICs on a calendar year taxable year and on the accrual method of accounting.

     (c) The Trustee will not create, or permit the creation of, any "interests" in any constituent REMIC within the meaning of Internal Revenue Code Section 860D(a)(2) other than the interests represented by the certificates or, if there are multiple REMICs, the uncertificated regular interests in any pooling REMIC or (if there is an upper-tier REMIC) the lower-tier REMIC.

     (d) Except as otherwise provided in the Internal Revenue Code, CitiMortgage will not grant, and neither CitiMortgage nor the Trustee will accept, property unless (i) substantially all of the property held by each constituent REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Internal Revenue Code Sections 860G(a)(3) and (5), respectively, and (ii) no property will be granted to a constituent REMIC after the startup day, unless the grant would not subject the constituent REMIC to the 100% tax on contributions to a REMIC after the startup day imposed by Internal Revenue Code
Section 860G(d).

     (e) The Trustee will not accept on behalf of the Trust Fund or a constituent REMIC any fee or other compensation for services and will not accept on behalf of the Trust Fund any income from assets other than those permitted to be held by a REMIC.

     (f) Neither CitiMortgage nor the Trustee will sell or permit the sale of all or any portion of the mortgage loans, or of an Eligible Investment held in the certificate account or in any REMIC account (other than in accordance with sections 2.2, 2.3, 2.4 and 3.19(a)) unless such sale is pursuant to a "qualified liquidation" as defined in Internal Revenue Code Section 860F(a)(4)(A) and is in accordance with section 9.1.

27.5 TAX MATTERS PERSON

If in any taxable year there will be more than one holder of any class of residual certificates, a tax matters person may be designated for the related REMIC, who will have the same duties for the related REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Internal Revenue Code, and who will be, in order of priority, (i) CitiMortgage or an affiliate of CitiMortgage, if CitiMortgage or such affiliate is the holder of a residual certificate of the related REMIC at any time during the taxable year or at the time the designation is made, (ii) if CitiMortgage is not a holder of a residual certificate of the related REMIC at the relevant time, CitiMortgage as agent for the holder of the residual certificate of the related REMIC, if the designation is permitted to be made under the Internal Revenue Code, or (iii) the holder of a residual certificate of the related REMIC or person who may be designated a tax matters person in the same manner in which a tax matters partner may be designated under applicable Treasury Regulations, including Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations
Section 301.6231(a)(7)-1T.

28   YIELD MAINTENANCE AGREEMENTS

28.1 AGREEMENTS

The Trustee is hereby directed to enter into two yield maintenance agreements with The Bank of New York (the yield maintenance provider) in substantially the form attached as exhibit F. The yield maintenance agreements are assets of the Trust, but not of any constituent REMIC.

     Under the yield maintenance agreements, the yield maintenance provider will make certain payments (yield maintenance payments) to the Trustee for the benefit of the holders of the classes IA-3 and IA-5 certificates. Yield maintenance payments received by the Trustee will be forwarded to the Paying Agent for distribution to the holders of the class IA-3 and IA-5 certificates in proportion to the principal balances of their certificates.

     Payments to the yield maintenance provider will be made by the Underwriter, and the Trustee will have no responsibility for such payments.

     The Trustee may direct the yield maintenance provider and yield maintenance guarantor to make yield maintenance payments directly to the Paying Agent.

     If a yield maintenance payment is made for the benefit of the holders of the class IA-3 or IA-5 certificates on a distribution day, and the payment is based on a "Notional Amount" for the class (as defined in the yield maintenance agreement for the class) that exceeds the principal balance of the class on the distribution day, that part of the payment allocable to the excess shall be paid to the holders of the class IA-4 certificates, in proportion to the notional principal balances of their certificates on the distribution day, rather than to the holders of the class IA-3 or IA-5 certificates.

28.2 TAX TREATMENT

The Trustee will treat the portion of the Trust that holds the yield maintenance agreements as a grantor trust for federal income tax purposes. The Trustee will treat the holders of the class IA-3 and IA-5 certificates as the beneficial owners of their respective yield maintenance agreements, and will treat the holders of the class IA-4 certificates as the beneficial owners of an interest in both yield maintenance agreements, in each case to the extent of their respective entitlements. The Trustee will account for and report annually to the holders of the class IA-3, IA-4 and IA-5 certificates and to the IRS (as attachments to Form 1041 or other applicable form) their allocable shares of income and expense with respect to the yield maintenance agreements. The Trustee will not vary the investment of the holders of the class IA-3, IA-4 and IA-5 certificates to take advantage of variations in market rates of interest to improve their rates of return.

29   NOTICE ADDRESSES

Notices should be sent:

     To the Trustee at its corporate trust office at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

     To CMSI at Citicorp Mortgage Securities, Inc., 1000 Technology Drive, O'Fallon, Missouri 63368, Attention: Larry Kent Slough.

     To CitiMortgage at CitiMortgage, Inc., 1000 Technology Drive, O'Fallon, Missouri 63368, Attention: Larry Kent Slough.

     To S&P at 55 Water Street, 41st Floor, New York, New York 10041, Attention:
RMBS Surveillance.

     To Moody's at 99 Church Street, New York, New York 10007.

     To Fitch at Residential Mortgage Pass-Through Monitoring, Fitch Ratings,
One

State Street Plaza, 30th Floor, New York, New York 10004.

     To Citibank, N.A. at (a) for certificate transfer and presentment of certificates for final distribution, at 111 Wall Street, 15th floor, New York, NY 1005, Attention: 15th floor window, and (b) for all other purposes, at 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: Agency and Trust, CMSI.

     To the Mortgage Document Custodian at Citibank (West), FSB, 5280 Corporate Drive, M/C 0005, Frederick, Maryland 21703, Attention: Loretta Badgett.

     To any Insurer, at the address given for the Insurer in the first paragraph of "Insured classes" above.

     The Paying Agent, any Insurer, CMSI and CitiMortgage may each change their address for notices by written notice to the others. The Trustee may change its corporate trust office by written notice to CMSI, CitiMortgage, any Insurer, and all certificate holders.

30   INITIAL DEPOSITORIES

The initial Depository for the certificate and servicing accounts for the mortgage loans will be Citibank (West), FSB.

STANDARD TERMS

1    DEFINITIONS AND USAGES

1.1 DEFINED TERMS

In this agreement, the following words and phrases have the following meanings:

     accrual termination day: For an accrual class, the earlier of (1) the first distribution day on which the principal balance of each of its accrual directed classes on the preceding day is zero, or (2) the subordination depletion date.

     affiliate: For a specified person, any other person that controls, is controlled by or is under common control with the specified person. In this definition, "control" of a specified person means the power to direct the management and policies of the person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings.

     affiliated servicing fee rate: 0.25% per annum. The monthly affiliated servicing fee rate is one-twelfth of the affiliated servicing fee rate.

     aggregate outstanding advances: For a determination date, the aggregate of net servicing account advances, net voluntary advances, net Paying Agent advances and advance account advances made from the cut-off date to the determination date, plus any uncommitted cash advances to be made on the next distribution day.

     appraisal: For a mortgage loan, the appraisal conducted in connection with the origination of the mortgage loan, whether originated upon the purchase of the related mortgaged property or in connection with a refinancing.

     Authorized Officer: For CitiMortgage or CMSI, the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Controller, Assistant Controller, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any other natural person designated in an officer's certificate signed by any of the foregoing officers and furnished to the Trustee and, solely in the case of a statement given pursuant to section 3.22, any Servicing Officer.

     Bankruptcy Code: The United States Bankruptcy Code of 1978.

     bankruptcy coverage termination date: If there is a bankruptcy loss limit, the distribution day on which the bankruptcy loss limit has been reduced to zero or a negative number (or the subordination depletion date, if earlier).

   bankruptcy loss: For a mortgage loan, (1) a debt service reduction or (2) a deficient valuation, unless, in either case, CitiMortgage has notified the Trustee that CitiMortgage is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and either (A) the related mortgage loan is not in default with regard to payments due thereunder, or (B) delinquent payments of principal and interest under the related mortgage loan, and any premiums on any applicable hazard insurance policy and any related escrow payments for the mortgage loan, are being advanced on a current basis without giving effect to any debt service reduction.

     bankruptcy loss limit: If an initial bankruptcy loss limit is stated in the Series Terms, for a distribution day, the initial bankruptcy loss limit minus the aggregate amount of bankruptcy losses since the cut-off date. The bankruptcy loss limit may be further reduced by CitiMortgage (including accelerating the manner in which such coverage is reduced) provided that prior to the reduction, each rating agency confirms in writing to CitiMortgage (with a copy to the Trustee) that the reduction will not adversely affect the rating agency's then-current rating of the certificates.

     beneficial owner: For a certificate held by a Clearing Agency, the person who is the beneficial owner of the certificate as reflected on the Clearing Agency's books or on the books of a person maintaining an account with the Clearing Agency (directly or as an Indirect Participant, in accordance with the Clearing Agency's rules).

     business day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or in the cities where the Trustee, the Paying Agent, CMSI, CitiMortgage, any Insurer (but only to the extent that the Insurer is required under this agreement to make or receive a payment on that day), any delegated servicers, and (but only if the third-party servicer is depositing funds received on third-party mortgage loans with CitiMortgage or the Paying Agent on that day) the third-party servicer is located are authorized or obligated by law or executive order to be closed or, in the case of a distribution day and if there are book-entry certificates, any day on which the relevant Clearing Agency is closed. For purposes of determining LIBOR for any LIBOR classes, a business day is a day on which banks in London and New York are open for the transaction of international business.

     buydown account: The deposit account or accounts, which may bear interest, created and maintained in the name of the Trustee for the benefit of the mortgagors, subject to the rights of the Trustee pursuant to the buydown subsidy agreements.

     buydown funds: Funds contributed at origination by the seller or buyer of a property subject to a buydown mortgage loan, or by any other source, plus interest earned thereon, in order to reduce the payments required from the mortgagor for a specified period in specified amounts.

     buydown mortgage loan: Any mortgage loan for which, pursuant to a buydown subsidy agreement, (i) the mortgagor pays less than the full monthly payments specified in the mortgage note for a specified period, and (ii) the difference between the payments required under the buydown subsidy agreement and the mortgage note is provided from buydown funds.

     buydown subsidy agreement: The agreement relating to a buydown mortgage loan pursuant to which an Originator may apply the buydown funds to a mortgagor's payments.

     certificate holder or holder: The person in whose name a certificate is registered in the Certificate Register.

     Citibank banking affiliate: An affiliate of Citibank, N.A. that is either
(i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, or (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws.

     class: For certificates, any certificates designated as a class in the Series Terms, for any class L or class P regular interests, the regular interests in the constituent REMIC designated as such in "REMIC provisions" above, and for residual certificates, all residual certificates having the same class designation. A "class" will be understood not to include a residual class of certificates unless otherwise expressly stated.

     class percentage: For one or more classes, the ratio of the aggregate of the principal balances of the classes to the aggregate of the principal balances of all classes of the series, expressed as a percentage.

     classes A-x through A-y: For a positive integer x and a greater integer y, each class A-z for all integers z from x through y, inclusive. Example: "classes A-3 through A-5" means each of classes A-3, A-4, and A-5. If a class is designated with an integer and letter pair, then such class follows the class with the same integer x and precedes the class of the next greater integer y.
Example: "classes A-3 through A-5" means, if there are classes A-4A and A-4B, each of classes A-3, A-4, A-4A, A-4B, and A-5.

     classes B-x through B-y: For a positive integer x and any greater integer y, each class B-z for all integers z from x through y, inclusive. Example:
"classes B-3 through B-5" means each of classes B-3, B-4 and B-5.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency will be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank other financial institution or other person for whom a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     collected servicing fee on a mortgage loan: For any month, the excess of the interest payment received on the mortgage loan for the month (including accrued interest due but not received from liquidation or insurance proceeds for liquidated loans) over the amount of interest on the mortgage loan for the month at the pass-through rate, up to the servicing fee CitiMortgage is permitted to retain under this agreement.

     debt service reduction: For a mortgage loan, a reduction in the scheduled monthly loan payment for the mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code or any similar state law, except a reduction that would constitute a deficient valuation. If the court proceeding results in an increase in the scheduled payment for a month (for example, a final balloon payment or a payment in a month after the originally scheduled maturity of the mortgage loan), the increased payment will be considered a scheduled payment and not a debt service reduction.

     Example: Suppose a homeowner has a mortgage loan with an outstanding principal balance of $50,000 and an interest rate of 7%. The loan has 10 years to run. The homeowner files for bankruptcy, and the bankruptcy court (1) reduces the outstanding principal balance to $40,000, (2) reduces the interest rate to 6%, and (3) stretches the payments out to 20 years. Then

o    the $10,000 reduction in principal owed is a bankruptcy loss, and

o the difference between the monthly payment the homeowner would have made on the remaining $40,000 at the original interest rate and maturity, and the monthly payment the homeowner is now required to make on the new lower interest rate and extended maturity, is a debt service reduction, and

o payments in the final 10 years (that is, after the originally scheduled maturity) will be scheduled payments.

     deficient valuation: For a mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or a reduction in the scheduled monthly principal payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code or any similar state law.

     delegated servicer: A person or persons, including a special servicer, to whom CitiMortgage delegates some or all of its servicing obligations pursuant to section 4.5.

     Depository: The bank or banks or savings and loan association or associations or trust company or companies (which may be the

Trustee or which may be Citibank, N.A. or a Citibank banking affiliate ) at which the certificate account, buydown account, escrow account, custodial account for P&I and servicing account are established or maintained pursuant to section 3.2, 3.3 or 3.3. Each Depository must meet the requirements of section 11.2.

   determination date: For each distribution day, the close of business on the 18th day (or, if that day is not a business day, the preceding business day) of the month in which the distribution day occurs.

     discount loan: A mortgage loan that has a pass-through rate less than the target rate.

     Eligible Account: Either

     (A) a segregated account or accounts maintained at Citibank, N.A. or a Citibank banking affiliate, provided that the short-term unsecured debt obligations of Citibank, N.A. or the Citibank banking affiliate are rated at least "A-1+" by S&P if S&P is a rating agency, "F-l" by Fitch if Fitch is a rating agency, and "P-1" by Moody's if Moody's is a rating agency, or

     (B) a segregated account or accounts maintained with an institution

o    whose deposits are insured by the FDIC,

o the unsecured and uncollateralized debt obligations of which are rated at least "AA" by S&P if S&P is a rating agency, "AA" by Fitch if Fitch is a rating agency, and "Aa" by Moody's if Moody's is a rating agency,

o that has a short term rating of at least "A-1+" by S&P if S&P is a rating agency, "F-1" by Fitch if Fitch is a rating agency, and "P-1" by Moody's if Moody's is a rating agency, and

o is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws and (iv) a principal subsidiary of a bank holding company, or

     (C) a trust account (which will be a "special deposit account") maintained with the trust department of a federal or state chartered depository institution or of a trust company, having capital and surplus of not less than $50 million, acting in its fiduciary capacity.

     Any Eligible Account maintained with the Trustee will conform to the preceding clause (C).

     ERISA: The Employee Retirement Income Security Act of 1974.

     ERISA Restricted Certificates: The B-4, B-5 and B-6 certificates and each class of ratio-stripped IO certificates.

     Exchange Act: The Securities Exchange Act of 1934.

     extraordinary event: Any of the following events: (i) hostile or warlike action in time of peace or war; (ii) the use of any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or (iii) insurrection, rebellion, revolution, civil war or any usurped power or action taken by any governmental authority in preventing such occurrences (but not including looting or rioting occurring not in time of war).

     FDIC: The Federal Deposit Insurance Corporation.

     FHLMC: The Federal Home Loan Mortgage Corporation.

     Fitch: Fitch Ratings.

     fraud loss limit: If an initial fraud loss limit is stated in the Series Terms, for a distribution day,

     (X) prior to the second anniversary of the cut-off date, the initial fraud loss limit minus the aggregate amount of fraud losses since the cut-off date, and

     (Y) from the second through fifth anniversary of the cut-off date, (1) the lesser of (a) the fraud loss limit as of the most recent anniversary of the cut-off date and (b) 0.50% of the aggregate scheduled principal balance of all the mortgage loans as of the most recent anniversary of the cut-off date, minus
(2) the aggregate amount of fraud losses since the most recent anniversary of the cut-off date.

     After the fifth anniversary of the cut-off date the fraud loss limit will be zero.

     fraud loss: A liquidated loan loss as to which there was fraud in the origination of the mortgage loan.

     GIC: A guaranteed investment contract or surety bond.

     GNMA: the Government National Mortgage Association.

     group: In a multiple-pool series, the classes related to a pool; in a single-pool series, all the classes.

     group target-rate class percentage: For one or more target-rate classes of a group, the ratio of the classes' principal balance to the principal balance of all target-rate classes of the group, expressed as a percentage. For a single pool series, the group target-rate class percentage is the same as the target-rate class percentage.

     Guide: The CitiMortgage, Inc. Servicing Guide, being the manual relating to CitiMortgage's mortgage loan purchase program, as revised or supplemented from time to time.

     high-cost mortgage loan: A "high cost loan," "high-rate, high-fee mortgage," "covered loan," or similar loan under any predatory lending law, if the law contains provisions that may result in liability of the Trust Fund as a purchaser or assignee of the loan.

     holder: Has the same meaning as "certificate holder."

     hypothetical mortgage loan: A non-existent mortgage loan that, combined with one or more other hypothetical mortgage loans, would have the same interest and principal payments as an actual mortgage loan.

     Example: A mortgage loan having a principal balance of $100,000 and a pass-through rate of 8% could be divided into two hypothetical mortgage loans, the first having a $100,000 principal balance and a pass-through rate of 7% per annum, and the second an IO loan having a $100,000 principal balance and a pass-through rate of 1% per annum. References to the hypothetical mortgage loans in the target-rate strip will include those actual mortgage loans whose pass-through rates equal the target rate.

     independent accountants: Accountants who are "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X under the Exchange Act.

     Indirect Participant: An organization that participates in the Clearing Agency by clearing through or by maintaining a custodial account with a Participant.

     initial: As applied to a principal or notional balance, target-rate class percentage, or subordination level, means the principal or notional balance, target-rate class percentage, or subordination level as of the cut-off date.

     insurance proceeds: Proceeds of

o    a primary mortgage insurance policy,

o a hazard insurance policy to the extent not applied to restore the mortgaged property or released to the mortgagor in accordance with CitiMortgage's normal servicing procedures or, for a third-party servicer, the Guide, and

o any other insurance policy or bond relating to the mortgage loans or their servicing.

     Internal Revenue Code: The Internal Revenue Code of 1986.

     investment account: The certificate account (but only if so stated in the Series Terms) and any other account or any portion thereof that consists of cash or Eligible Investments.

     Investment Income: Any and all investment income and gains, net of any losses, actually received on the investment of funds on deposit in all investment accounts.

     IO class: A class that has a certificate rate but no principal balance, receives interest distributions on its notional balance, but does not receive principal distributions.

     IO loan: A mortgage loan having only a "notional balance." Such a mortgage loan would pay interest (usually at a variable rate) on its notional balance, but would not pay principal.

     IO strip: The ratio-stripped IO loans for all the premium loans.

     liquidated loan: A mortgage loan for which

o the related mortgaged property has been acquired, liquidated or foreclosed, and the relevant servicer determines that all liquidation proceeds it expects to recover have been recovered, or

o the related mortgaged property is retained or sold by the mortgagor, and the relevant servicer has accepted payment from the mortgagor in consideration for the release of the mortgage in an amount that is less than the outstanding principal balance of the mortgage loan as a result of a determination by the relevant servicer that the potential liquidation expenses for the mortgage loan would exceed the amount by which the cash portion of such payment is less than the outstanding principal balance of the mortgage loan.

     liquidated loan loss: For a distribution day, the aggregate losses for each mortgage loan that became a liquidated loan prior to the first day of the month that contains the distribution day, which for each such liquidated loan will equal the excess of

o (A) the unpaid principal balance of the mortgage loan on the first day of the preceding month, plus (B) accrued interest in accordance with the amortization schedule at the time applicable to the mortgage loan at the applicable mortgage note rate from the first day of the month as to which interest was last paid on the mortgage loan through the last day of the month in which the mortgage loan became a liquidated loan, over

o    the net liquidation proceeds for the mortgage loan.

     Each liquidated loan loss will have an interest portion and a principal portion. If net liquidation proceeds for the mortgage loan exceed the accrued interest described in clause (B) above, the interest portion of the liquidated loan loss will be zero; otherwise, the interest portion of the liquidated loan loss will be the excess of the accrued interest described in clause (B) above over such net liquidation proceeds. The principal portion of a liquidated loan loss will equal the liquidated loan loss minus the interest portion of the liquidated loan loss.

     liquidation expenses: For a liquidated loan, out-of-pocket expenses paid or incurred by or for the account of the relevant servicer or the Trust Fund for
(a) property protection expenses, (b) property sales expenses, (c) foreclosure costs, including court costs and reasonable attorneys' fees, (d) similar expenses reasonably paid or incurred in connection with the liquidation of the liquidated loan, (e) servicing fees not previously paid on the liquidated loan, and (f) any tax imposed on the Trust Fund with respect to a liquidated loan or property received by deed in lieu of foreclosure.

     liquidation proceeds: For a period, the amounts received by the relevant servicer in connection with the liquidation of a liquidated loan, whether through judicial or non-judicial foreclosure, proceeds of insurance policies, condemnation proceeds, proceeds of a deficiency action (less amounts retained by CitiMortgage pursuant to sec-tion 3.12), or otherwise, including payments received from the mortgagor for the liquidated loan, other than amounts required to be paid to the mortgagor pursuant to the terms of the liquidated loan or to be applied otherwise pursuant to law.

     loss recovery: For a liquidated loan, any amounts received on the liquidated loan (net of expenses on the liquidated loan) for any month after the month in which the mortgage loan becomes a liquidated loan, that are not applied to the reduction of aggregate outstanding advances for the liquidated loan.

     master servicing fee: The amount payable to CitiMortgage pursuant to section 3.7.

     master servicing fee rate: The per annum rate agreed between CitiMortgage and a third-party servicer for calculating the master servicing fee. The monthly master servicing fee rate will be one-twelfth of the master servicing fee rate.

     month: A calendar month.

     Moody's: Moody's Investors Service, Inc.

     mortgage: For a mortgage loan, the mortgage or deed of trust creating a first lien on and an interest (a) for a mortgage loan relating to a cooperative apartment in a cooperative housing corporation, in the mortgagor's interest therein securing a mortgage note, and (b) for other cases, in real property securing a mortgage note.

     mortgage documents: All documents contained in the mortgage file.

     mortgage file: The mortgage documents listed in section 2.1 pertaining to a particular mortgage loan and any additional documents required to be added to such documents pursuant to this agreement.

     mortgage loan: At any time, the indebtedness of a mortgagor evidenced by a mortgage note that is secured by real property (or shares evidencing ownership interest in a cooperative apartment in a cooperative housing corporation) and that is sold and assigned to the Trustee and held at such time in the Trust Fund pursuant to this agreement, the mortgage loans originally so held being identified in the mortgage loan schedule.

     mortgage loan schedule: The list of mortgage loans transferred to the Trustee as part of the Trust Fund, attached as exhibit B, or separately delivered, in physical or electronic form, to the Trustee.

     mortgage note: For a mortgage loan, the promissory note or other evidence of indebtedness of the mortgagor.

     Mortgage Note Custodian: The Mortgage Document Custodian is also designated by CMSI as the Mortgage Note Custodian. At any time that the rating agencies' respective rating of Citigroup Inc.'s long-term senior debt is below the respective rating assigned by each such rating agency to the certificates, the Mortgage Note Custodian may not be an affiliate of CMSI.

     mortgage note rate: For a mortgage loan, the annual rate per annum at which interest accrues on the mortgage loan.

     mortgaged property: Any real property subject to a mortgage, or any cooperative apartment in a cooperative housing corporation.

     mortgagor: The obligor on a mortgage note.

     multiple-pool series: A series in which the mortgage loans are divided into two or more pools for purposes of allocations and distributions. Each series is either a single-pool series or a multiple-pool series.

     net liquidation proceeds: For a period, the aggregate amount of liquidation proceeds for a liquidated loan, net of related liquidation expenses not previously recovered.

     net REO proceeds: For a REO loan, REO proceeds net of any related expenses of the relevant servicer.

     net Paying Agent advances: For a period, the amount (which may be negative) ob-tained by subtracting the amount of any reimbursements for Paying Agent advances received in the period from the aggregate amount of Paying Agent advances made in the period.

     net voluntary advances: For a period, the amount (which may be negative) obtained by subtracting the amount of any reimbursements for voluntary advances received in the period from the aggregate amount of voluntary advances made in the period.

     nonrecoverable advance: Any portion of a voluntary advance or Paying Agent advance previously made or proposed to be made in respect of a mortgage loan that has not been previously reimbursed to the relevant servicer or the Paying Agent and that, in the good faith judgment of such person, would not be ultimately recoverable from liquidation proceeds or other recoveries in respect of the related mortgage loan. Nonrecoverable advances also include any advance by CitiMortgage of part or all of the shortfall in interest collections on a mortgage loan due to the federal Servicemembers Civil Relief Act or any similar state legislation that cannot be recouped from later payments on the mortgage loan. The determination by such person that it has made a nonrecoverable advance or that any proposed advance, if made, would be a nonrecoverable advance, will be evidenced by a certification of a Servicing Officer delivered to the Trustee and the Paying Agent and detailing the basis for such determination, but any delay or failure to send such certification will not impair such person's right to withhold or recover such advance.

     non-subordinated losses: (1) Special hazard, fraud or bankruptcy losses that exceed the then-applicable limit for that type of loss, (2) realized losses from extraordinary events, and (3) interest shortfalls due to limitations on interest rates mandated by the federal Servicemembers Civil Relief Act or any comparable state laws.

     non-supported prepayment interest shortfall: For a distribution day and a class (other than a PO class), the class's proportional share, based on interest accrued, of the sum of (1) for affiliated mortgage loans, the excess, if any, of the prepayment interest shortfalls on such mortgage loans for that distribution day over the amount deposited in the distribution account by CitiMortgage pursuant to section 3.4 in connection with prepayment interest shortfalls, and
(2) for third-party mortgage loans, any excess of the prepayment interest shortfalls on such mortgage loans for that distribution day over the aggregate amount deposited in the certificate account in respect thereof by the applicable third-party servicers as required by section 3.4 and the Guide.

     officer's certificate: A certification signed by an Authorized Officer of CitiMortgage or CMSI and delivered to the Trustee or Paying Agent.

     opinion of counsel: A written opinion of counsel, who (unless otherwise specified herein) may be counsel for, or an employee of, CMSI or an affiliate of CMSI, which counsel will be reasonably acceptable to the Trustee.

     order of seniority: For the target-rate classes, the following order: the senior classes, followed by classes B-1, B-2, B-3, B-4, B-5 and B-6.

     order of subordination: For the target-rate classes, the following order: classes B-6, B-5, B-4, B-3, B-2 and B-1, followed by the senior classes.

     original value: For the mortgaged property underlying a mortgage loan, the lesser of

o    the sales price of the mortgaged property and

o its appraisal value determined pursuant to an appraisal made in connection with origination of the mortgage loan, except that the original appraisal of the mortgaged property may be used for a refinanced mortgage loan the unpaid principal balance of which, after refinancing, does not exceed the unpaid principal balance of the original mortgage loan at the time of refinancing by an amount greater than the amount of the closing costs associated with the refinancing.

     The original value of a mortgage loan is the original value of the mortgaged property underlying the mortgage loan plus the value of any other property securing the mortgage loan.

     Originator: The affiliate or affiliates of CMSI, or the third-party originators, from which CMSI is acquiring the mortgage loans.

     outstanding: (1) For certificates as of any date, all certificates previously authenticated and delivered under this agreement except:

     (i) certificates that have been canceled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

     (ii) certificates for which money for a distribution in the necessary amount to reduce the principal balance to zero has been deposited with the Paying Agent in trust for the holders of such certificates; provided, however, that if a distribution in reduction of the principal balance of such certificates to zero will be made, notice of the distribution has been duly given pursuant to this agreement or provision therefor, satisfactory to the Trustee, has been made;

     (iii) certificates in exchange for or in lieu of which other certificates have been authenticated and delivered pursuant to this agreement unless proof satisfactory to the Certificate Registrar is presented that any such certificates are held by a protected purchaser under Article 8 of the Uniform Commercial Code in effect in the applicable jurisdiction; and

     (iv) certificates alleged to have been destroyed, lost or stolen for which replacement certificates have been issued as provided for in section 5.3 and authenticated and delivered pursuant to this agreement;

     provided, however, that in determining whether the holders of the requisite percentage of the aggregate principal balance or percentage interest of any outstanding certificates or of the outstanding certificates of any one or more classes have given any request, demand, authorization, direction, notice, consent or waiver, such percentage will be based on the principal balance of such certificate and provided, further, certificates owned by CMSI or any other obligor upon the certificates or any affiliate of CMSI or such other obligor will be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only certificates which the Trustee knows to be so owned will be so disregarded and except that where CMSI or any other obligor upon the certificates or any affiliate of CMSI or such other obligor will be owner of 100% of the aggregate principal balance or percentage interest of any outstanding certificates, CMSI or such other obligor or affiliate will be permitted to give any request, demand, authorization, direction, notice, consent or waiver hereunder. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such certificates and that the pledgee is not CMSI or any other obligor upon the certificates or any affiliate of CMSI or such other obligor.

     (2) for a class for any day, a class with a non-zero principal balance or non-zero notional balance on that day, and

     (3) for a mortgage loan, for the first day of a month, a mortgage loan that, prior to such first day, was not the subject of a principal prepayment in full, did not become a liquidated loan, and was not purchased pursuant to section 2.2 or 2.3.

     Participant: A participating organization in the Clearing Agency.

     pass-through rate: For a mortgage loan for any date or period, the applicable mortgage note rate, minus

o    for an affiliated mortgage loan, the affiliated servicing fee rate, and

o for a third-party mortgage loan, the sum of the third-party servicing fee rate and the master servicing fee rate.

Any regular monthly remittance of interest at the pass-through rate for a mortgage loan is based upon annual interest at that rate on the scheduled principal balance as of the first day of the month of the mortgage loan divided by twelve. Interest at the pass-through rate will be computed on the basis of a 360-day year, each month being assumed to have 30 days. The monthly pass-through rate will be one-twelfth of the pass-through rate.

     (Any partial remittance of interest at such rate by reason of a full principal prepayment is based upon annual interest at that rate on the prepaid principal balance of the related mortgage loan, multiplied by a fraction the numerator of which is the actual number of days elapsed in the month of the prepayment to the date of the prepayment, and the denominator of which is 360. For affiliated mortgage loans, and some or all of the third-party mortgage loans, the mortgagor is not required to pay interest on a partial principal prepayment that is received during a month. The amounts required to be paid pursuant to section 3.4 are in addition to any interest payments made by mortgagors and passed through on full and partial prepayments.)

     percentage interest: For a class of residual certificates, if the residual certificate has a principal balance as specified in the Series Terms, the ratio of the initial principal balance of the residual certificate to the aggregate initial principal balance of the entire class, expressed as a percentage; if the residual certificate does not have a principal balance, the portion represented by such residual certificate (expressed as a percentage) of the total ownership interest in the applicable constituent REMIC represented by all residual certificates of the class. For a certificate of an IO class, the ratio of the notional balance of the certificate to the aggregate notional balance of the entire class.

     person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     PO class: A class that has a principal balance and receives principal distributions, but does not have a certificate rate and does not receive interest distributions.

     PO loan: A mortgage loan that has a principal balance, but on which no interest is paid by the mortgagor. PO strip: The ratio-stripped PO loans for all the discount loans.

     pool: A pool of mortgage loans.

     pool distribution amount: For a distribution day and a mortgage loan pool, the funds eligible for distribution to the related classes on that distribution day, being all amounts deposited into the certificate account relating to that pool, but excluding the following:

     (a) uncommitted cash that will not be used on the distribution day for an uncommitted cash advance;

     (b) all permitted withdrawals from the certificate account pursuant to section 3.8; and

     (c) all income from Eligible Investments that are held in an investment account.

     predatory lending law: The Georgia Fair Lending Act, the Maine Consumer Credit Code - Truth-in-Lending, the New Jersey Home Ownership Security Act of 2002, the New Mexico Home Loan Protection Act, the New York Predatory Lending Act, or any similar state, local or federal law that regulates high-cost mortgage loans.

   Predecessor Certificates: For a particular certificate of a class, every previous certificate of that class evidencing all or a portion of the same principal balance, notional balance or percentage interest as that evidenced by the particular certificate; for the purpose of this definition, any certificate authenticated and delivered under section 5.3 in lieu of a lost, destroyed or stolen certificate will be deemed to evidence the same principal balance, notional balance or percentage interest, as the case may be, as the lost, destroyed or stolen certificate.

     premium loan: A mortgage loan having a pass-through rate equal to or greater than the target rate.

     prepayment interest shortfall: For a mortgage loan that was the subject of a principal prepayment applied during the preceding month, an amount equal to
(1) one month of interest on the principal prepayment at the pass-through rate, less (2) the amount of any interest (adjusted to the pass-through rate) on the principal prepayment received from the mortgagor.

     primary mortgage insurance certificate: The certificate of primary mortgage insurance relating to a particular mortgage loan to the extent initially set forth in the mortgage loan schedule.

     principal prepayment: For a mortgage loan, a payment of principal on the mortgage loan that is received in advance of the date it is scheduled to be paid and that is not accompanied by an amount representing scheduled interest for any month subsequent to the month of prepayment, but excluding any proceeds of or advances on a liquidated loan.

     private certificates: The residual certificates and certificates of classes B-4 through B-6 and, unless otherwise stated in the Series Terms, any ratio-stripped IO classes.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     property protection expenses: For mortgage loans, expenses paid or incurred by or for the account of CitiMortgage or the Trust Fund in accordance with the related mortgages for (a) real estate property taxes and property repair, replacement protection and preservation expenses, and (b) similar expenses reasonably paid or incurred to preserve or protect the value of the mortgages.

     Qualified GIC: A GIC, assigned to the Trustee or Paying Agent, or entered into by the Trustee or Paying Agent at the direction of CMSI, on or before the closing date, providing for the investment of funds insuring a minimum or fixed rate of return on investments of such funds, which contract or surety bond will

     (a) be an obligation of an insurance company, trust company, commercial bank (which may be Citibank, N.A. or a Citibank banking affiliate) or other entity whose credit standing is confirmed in writing as acceptable by each rating agency;

     (b) provide that the Trustee or the Paying Agent may exercise all of the rights of CMSI under such contract or surety bond without the necessity of the taking of any action by CMSI;

     (c) provide that if at any time (subject to the second proviso of this section (c)) the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds included in the

Trust Fund would result in a downgrading of any rating of any class of the certificates, the Trustee or the Paying Agent may terminate such contract and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract through the date of delivery of such funds to the Trustee or the Paying Agent, provided that the Trustee or the Paying Agent will not be charged with knowledge of any such potential downgrading unless it will have received written notice of such potentiality from the provider of the GIC which must be obligated to give such notice at least once per year; provided, further, that upon any such event CMSI, by written notice to the Trustee or the Paying Agent, may replace such contract with a substitute GIC having substantially the same terms (including without limitation a rate of return at least as high as the contract being replaced) so long as such substitute contract has an obligor with a credit standing no less than the credit standing of the obligor under the contract to be replaced at the time the contract was executed and such fact is certified by CMSI to the Trustee or the Paying Agent;

     (d) provide that the Trustee's interest therein will be transferable to any successor trustee hereunder;

     (e) provide that the funds invested thereunder and accrued interest thereon be available not later than the day prior to any distribution day on which such funds may be required for distribution hereunder; and

     (f) meet such other standards as may be specified in the Series Terms.

     Qualified Nominee: A person (who may not be CMSI or an affiliate of CMSI) in whose name Eligible Investments held by the Trustee or Paying Agent may be registered as nominee of the Trustee or the Paying Agent in lieu of registration in the name of the Trustee or the Paying Agent, provided that the following conditions will be satisfied in connection with such registration:

     (a) the instruments governing the creation and operation of the nominee provide that neither the nominee nor any owner of an interest in the nominee (other than the Trustee or the Paying Agent) will have any interest, beneficial or otherwise, in any Eligible Investments held in the name of the nominee, except for the purpose of transferring and holding legal title thereto;

     (b) the nominee and the Trustee or the Paying Agent have entered into a binding agreement in substantially the form to be provided by CMSI establishing that any Eligible Investments held in the name of the nominee are to be held by the nominee as agent (other than commission agent or broker) or nominee for the account of the Trustee; and

     (c) in connection with the registration of any Eligible Investment in the name of the nominee, all requirements under applicable governmental regulations necessary to effect a valid registration of transfer of such Eligible Investment are complied with as evidenced to the Trustee and the Paying Agent upon its request by an opinion of counsel.

     ratio-stripped IO class: An IO class with an initial notional balance equal to the initial notional balance of one or more IO strips, and that receives interest distributions solely from distribution on those strips.

     ratio-stripped IO loan: For any premium loan with a pass-through rate greater than the target rate, a single hypothetical IO loan that, combined with a single hypothetical target-rate loan, has the same interest and principal payments as the premium loan.

     Example: For a premium loan with a $100,000 principal balance and a pass-through rate 1% per annum greater than the target rate, the (hypothetical) ratio-stripped IO loan will have a notional balance of $100,000 and a pass-through rate of 1% per annum, and the (hypothetical) target-rate loan will have a principal balance of $100,000 and a pass-through rate equal to the target rate.

     ratio-stripped PO class: A PO class whose initial principal balance equals the initial principal balance of one or more PO strips (rounded down to the nearest whole dollar), and that receives principal distributions solely from distribution on those strips, or from reimbursements from subordinated classes.

     ratio-stripped PO loan: For any discount loan, a single hypothetical PO loan that, combined with a single hypothetical target-rate loan, has the same interest and principal payments as the original discount loan.

     Example: For a discount loan with a $100,000 principal balance and a pass-through rate 1% per annum less than the target rate of 5% per annum, the (hypothetical) ratio-stripped PO loan will have a principal balance of $20,000 and a pass-through rate of 0%, and the (hypothetical) target-rate loan will have a principal balance of $80,000 and a pass-through rate equal to the target rate.

     realized losses: For a distribution day, liquidated loan losses (including special hazard losses and fraud losses) and bankruptcy losses incurred in the preceding month. For a realized loss consisting of a liquidated loan loss, the interest and principal portions of the realized loss will equal the interest and principal portions of the liquidated loan loss.

     record date: For a distribution day, the close of business on (a) for a LIBOR class, the last day (whether or not a business day) of its last LIBOR accrual period preceding the distribution day, and (b) for any other class, the last day of the preceding month.

     relevant servicer: CitiMortgage or a third-party servicer, as the context requires.

     REMIC: A "real estate mortgage investment conduit" within the meaning of Internal Revenue Code Section 860D. References to the "REMIC" are to the constituent REMICs constituted by the Trust Fund.

     REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Internal Revenue Code.

     REO loan: A mortgage loan that is not a liquidated loan and as to which the related mortgaged property is held as part of the Trust Fund.

     REO proceeds: Proceeds, net of any related expenses, received in respect of any REO loan (including, without limitation, proceeds from the rental of the related mortgaged property).

     REO property: A mortgaged property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

     Required Amount of Certificates: (i) 2/3 or more of the aggregate voting interest of the outstanding certificates, if affected by the occurrence of an Event of Default and (ii) 2/3 or more of the aggregate outstanding percentage interest of the residual certificates, if affected by such an Event of Default.

     Responsible Officer of the Trustee means an officer who is employed in the Corporate Trust Department or a similar group for the Trustee with direct responsibility for the administration of this agreement.

     S&P: Standard and Poor's Ratings Services, a division of The McGraw- Hill Companies, Inc.

     scheduled monthly loan payment: For a mortgage loan (including a REO loan) and a distribution day, the payment of principal and interest due on the first day of the month in which the distribution day occurs in accordance with the amortization schedule applicable to the mortgage loan at that time (after adjustment for any partial principal prepayments or deficient valuations occurring prior to such first day of the month but before any adjustment to such amortization schedule other than deficient valuations by reason of any bankruptcy, or similar proceeding or any moratorium or similar waiver or grace period).

     scheduled principal balance: For one or more mortgage loans on a date, the initial principal balance of the loans, less the sum of (a) the aggregate of the principal portion of all scheduled monthly loan payments required to be made on the loans on or before the first day of the month in which the date falls (whether or not received), provided that after the bankruptcy coverage termination date, the scheduled principal balance will not be reduced by the principal portion of any debt service reductions, and (b) any principal prepayments on the loans received or posted before the close of business on the last business day of the preceding month.

     scheduled principal payments: For one or more mortgage loans for a distribution day, the principal portion of the scheduled monthly loan payments on the loans for the distribution day.

   scheduled servicing fee: For any month, a fee equal to

o for each affiliated mortgage loan, the scheduled principal balance of the mortgage loan as of the close of business on the last day of the preceding month, multiplied by the monthly affiliated servicing fee rate, and

o for each third-party mortgage loan, the scheduled principal balance of the mortgage loan as of the close of business on the first day of the month, multiplied by the relevant monthly third-party servicing fee rate.

     Securities Act: The Securities Act of 1933.

     senior to: A target-rate class is senior to another target-rate class if it is ranked above it in order of seniority.

     Servicing Officer: Any officer of CitiMortgage, a delegated servicer or a third-party servicer involved in, or responsible for, the administration and servicing of the Trust Fund whose name appears on a list of servicing officers attached to an officer's certificate furnished to the Trustee by CitiMortgage, as such list may from time to time be amended.

     single certificate: A single certificate evidences (a) for a residual certificate, 1% percentage interest, (b) for a certificate of an IO class, $1,000 initial notional balance, and (c) for a certificate of any other class, $1,000 initial principal balance.

     single-pool series. A series in which the mortgage loans are not divided into two or more pools for purposes of allocations and distributions. Each series is either a single-pool series or a multiple-pool series.

     special hazard loss: (i) A liquidated loan loss suffered by a mortgaged property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained for the mortgaged property pursuant to section 3.11, and (b) any loss caused by or resulting from:

     (1) normal wear and tear;

     (2) infidelity, conversion or other dishonest act on the part of the Trustee, CitiMortgage or any of their agents, employees or delegees; or

     (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues; or

     (ii) a liquidated loan loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a mortgaged property, unless the loss to a mortgaged property is covered by a hazard policy or a flood insurance policy maintained for the mortgaged property pursuant to section 3.11.

     special hazard loss limit: If an initial special hazard loss limit is stated in the Series Terms, for a distribution day, the initial special hazard loss limit minus the sum of (i) the aggregate amount of special hazard losses and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the cut-off date, the Adjustment Amount will be the excess of the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) over the greater of (A) the product of the special hazard percentage for such anniversary multiplied by the aggregate scheduled principal balance of all the mortgage loans on the distribution day immediately preceding such anniversary and (B) twice the scheduled principal balance of the mortgage loan in the Trust Fund which has the largest scheduled principal balance on the distribution day immediately preceding such anniversary.

     special hazard percentage: As of each anniversary of the cut-off date, the greater of (i) 1% and (ii) the largest percentage obtained by dividing the aggregate scheduled principal balances (as of the immediately preceding distribution day) of the mortgage loans secured by mortgaged properties located in a single, five-digit ZIP code area in the State of California by the aggregate scheduled principal balance of all the mortgage loans as of such anniversary.

     subordinated losses: Realized losses other than non-subordinated losses.

     subordinate to: A target-rate class is subordinate to another target-rate class if it is ranked below it in order of seniority.

     subordination depletion date: The first distribution day for which the principal balance of the subordinated classes on the preceding day is zero.

     target-rate class percentage: For one or more target-rate classes, the ratio of the classes' principal balance to the principal balance of all target-rate classes, expressed as a percentage.

     target-rate loan: For any mortgage loan, a single hypothetical mortgage loan that has a pass-through rate equal to the target rate, and

     (i) if the mortgage loan has a pass-through rate equal to or greater than the target rate, has the same principal balance as the mortgage loan, and

     (ii) if the mortgage loan is a discount loan, has a principal balance equal to the product of (A) the principal balance of the mortgage loan and (B) the ratio of the pass-through rate for the mortgage loan to the target-rate.

     target-rate strip: The mortgage loan pool formed of the target-rate loans for all the mortgage loans.

     third-party servicing fee: For any month, a fee for each third-party mortgage loan equal to the lesser of (a) the scheduled principal balance of the mortgage loan as of the close of business on the first day of the month, multiplied by the relevant monthly third-party servicing fee rate, and (b) the excess of the interest payment received on the mortgage loan for the month (including interest payments included in liquidation or insurance proceeds) over the amount of the interest payment to be deposited in the certificate account.

     third-party servicing fee rate: For a third-party mortgage loan other than a special serviced mortgage loan, the per annum rate specified as such on schedule B-TP to exhibit B under the heading "Sub Fee," reduced (but not below zero) by any applicable master servicing fee rate, and for a special serviced mortgage loan, the per annum servicing fee rate for the special servicer provided for in the special servicing agreement. The monthly third-party servicing fee rate will be one-twelfth of the relevant third-party servicing fee rate.

     Transfer Instrument: A deed transferring an interest in property subject to a mortgage.

     Trust Fund: The corpus of the trust created by this agreement, consisting of the mortgage loans, the certificate account, any pooling, lower-tier, or upper-tier REMIC account, REO property and the primary mortgage insurance certificates, any other insurance policies for the mortgage loans, any retail reserve fund and the rights of the Trustee under any reserve fund and any certificate insurance policy.

     uncommitted cash: For a distribution day, any cash in the certificate account representing principal prepayments posted or liquidation proceeds deposited on or after the first day of the month immediately preceding such distribution day and all related payments of interest and all payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to such first day of the month.

     unscheduled principal payments: For one or more mortgage loans for a distribution day, the sum of

o all principal prepayments on the mortgage loans received by CitiMortgage or a third-party servicer during the month preceding the distribution day, up to the scheduled principal balance, in each case, of the mortgage loan,

o the greater of (1) aggregate net liquidation proceeds from any of the mortgage loans that became a Liquidated Loan during the month preceding such distribution day, minus (a) the portion of such proceeds representing interest, and (b) any unreimbursed advances of principal made by the CitiMortgage, a third-party servicer, or the Paying Agent on such mortgage loans, and (2) the aggregate scheduled principal balances of such mortgage loans for the distribution day, and

o the scheduled principal balance of any of the mortgage loans that was repurchased by CMSI during such month pursuant to section 2.3, "Repurchase or substitution of mortgage loans" below.

     U.S. person: A citizen or resident of the United States of America, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States of America, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. persons).

1.2  USAGES

In this agreement and the certificates, unless otherwise stated or the context otherwise clearly requires, the following usages apply:

o "This agreement," "herein," "hereof" and words of similar import when used in this agreement will refer to this agreement.

o In computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to but excluding."

o An action permitted under this agreement may be taken at any time and from time to time. Except as otherwise indicated, a permitted action may be taken in the actor's sole discretion. References to a person's taking action include the person's refraining from action. Thus, a statement that a person "may take any action that ... " means that a person may take or refrain from taking any action that ....

o    All indications of time of day mean New York City time.

o "Including" means "including, but not limited to." "A or B" means "A or B or both."

o References to an agreement (including this agreement) will refer to the agreement as amended at the relevant time.

o References to numbered sections or paragraphs in this agreement will refer to sections or paragraphs of this agreement, and such section references will include all included sections. For example, a reference to section 6 will be to section 6 of this agreement, and also to sections 4.1, 4.2, etc.

o References to an exhibit in this agreement will refer to all included numbered subdivisions of the exhibit. For example, references to exhibit A will also refer to subdivisions A-1, A-2, etc.

o References to a statute include all regulations promulgated under or implementing the statute, as in effect at the relevant time. References to a specific provision of a statute includes successor provisions.

o References to any governmental or quasi-governmental agency or authority will include any successor agency or authority.

o Where a decimal appears that has been shortened, it will be rounded according to the usual rules; that is, if the decimal is only shown to x places, the last number (in the xth place) will be raised by one if the following number (in the x+1st place) is 5, 6, 7, 8 or 9.

1.3 CALCULATIONS RESPECTING MORTGAGE LOANS

(a) In connection with all calculations required to be made pursuant to this agreement for remittances on any mortgage loan, any payments on the mortgage loans or any payments on any other assets included in a Trust Fund, the rules set forth in this section 1.2 will be applied.

     (b) Calculations for remittances on mortgage loans will be made on a mortgage-loan-by-mortgage-loan basis, based upon current information as to the terms of such mortgage loans and reports of payments received on such mortgage loans supplied to CitiMortgage by the person responsible for the servicing thereof and satisfying such requirement, if any, as may be set forth in section 3.

     (c) Each remittance receivable on a mortgage loan will be assumed to be received on the first day of the month.

2 TRANSFER OF MORTGAGE LOANS AND ISSUANCE OF CERTIFICATES; REPURCHASE AND SUBSTITUTION

2.1 TRANSFER OF MORTGAGE LOANS

(a) CMSI, as of the closing date, hereby transfers and assigns to the Trustee, without recourse, all of CMSI's right, title and interest in and to

o the mortgage loans, including all remittances received or receivable by CMSI on or with respect to the mortgage loans (other than payments of principal and interest due and payable on the mortgage loans, and principal prepayments thereon received, on or before the cut-off date), and

o the proceeds of any title, primary mortgage, hazard or other insurance policies related to the mortgage loans.

     Such transfer and assignment is absolute, is made in exchange for the certificates described in section 12, and is intended by the parties to be a sale. Nonetheless, to the extent such transfer is held not to be a sale under applicable law, it is intended that this agreement shall be a security agreement under applicable law, and CMSI shall be deemed to have granted to the Trustee, for the benefit of the certificate holders and any Insurer, a security interest in the Trust Fund, including the mortgage loans, mortgage notes and related documents. CMSI will, at its own expense, take any action reasonably requested by the Trustee to confirm, perfect, and protect the priority of, the security interest granted hereby, including the filing of Uniform Commercial Code financing statements in the appropriate jurisdictions.

     CMSI will not transfer any other property to the Trust Fund except as expressly permitted by this agreement.

     The Trustee acknowledges receipt of the documents and other property referred to in section 2.1, and declares that the Trustee will hold such documents and other property, including property yet to be received in the Trust Fund, in trust, upon the trusts herein set forth, for the benefit of all present and future certificate holders and any Insurer.

     (b) The Trustee and CitiMortgage have entered into a Mortgage Document Custodial Agreement substantially in the form of exhibit C with the Mortgage Document Custodian named in section 12.1. The Mortgage Document Custodian will hold the mortgage documents in trust for the Trustee and the benefit of the Trustee, any Insurer and all present and future certificate holders. The Mortgage Document Custodian may be the Trustee, any affiliate of the Trustee, an affiliate of CMSI, or an independent entity.

     The Trustee may at any time remove the initial or any successor Mortgage Document Custodian, and enter into a Mortgage Document Custodial Agreement substantially in the form of exhibit C hereto pursuant to which the Trustee appoints a successor Mortgage Document Custodian to hold the Mortgage Documents in trust for the Trustee and the benefit of the Trustee, all present and future certificate holders, and any Insurer, which Agreement may provide that the Mortgage Document Custodian shall conduct the review of each Mortgage File required under the first paragraph of this section 2.1, except that, if the Mortgage Document Custodian so appointed is CMSI or an affiliate of CMSI, the Trustee may conduct such review.

     (c) CMSI will on or before the closing date deliver to the Mortgage Document Custodian on behalf of the Trustee to be held in trust the following documents or instruments for each mortgage loan (other than mortgage loans secured by shares in a cooperative housing corporation) (except to the extent CMSI is complying with section 2.1(f)):

     (i) The mortgage note, endorsed by manual or facsimile signature without recourse by the Originator or an affiliate of the Originator in blank or to the Trustee showing a complete chain of endorsements from the named payee to the Trustee or from the named payee to the affiliate of the Originator and from such affiliate to the Trustee, except that endorsement is not required where Mortgage Electronic Registration Systems, Inc. (MERS) is the named payee or the nominee of the named payee.

     (ii) The original recorded mortgage, with evidence of recording thereon or a copy of the mortgage certified by the public recording office in those jurisdictions where the public recording office retains the original.

     (iii) Any original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement applicable to the mortgage.

     (iv) An assignment from the Originator or an affiliate of the Originator to the Trustee in recordable form of the mortgage which may be included, where permitted by local law, in a blanket assignment or assignments of the mortgage to the Trustee, including any intervening assignments and showing a complete chain of title from the original mortgagee named under the mortgage to the Originator or an affiliate of the Originator and to the Trustee, except that (x) if the mortgage is registered with MERS, only assignments from the origination of the mortgage to its assignment to MERS will be required, and (y) if the mortgage was originated with MERS as the original mortgagee (a "MOM loan"), no interim assignment will be required.

     (v) The original or a copy of the title insurance policy (which may be a certificate or a short form policy relating to a master policy of title insurance) pertaining to the mortgaged property, or in the event such original title policy is unavailable, a copy of the preliminary title report and the lender's recording instructions, with the original to be delivered within 180 days of the closing date or other evidence of title.

     (vi) Any related primary mortgage insurance certificate and related policy or a copy thereof.

     (d) CMSI will on or before the closing date deliver to the Mortgage Document Custodian on behalf of the Trustee to be held in trust the following documents or instruments for each mortgage loan secured by shares in a cooperative housing corporation (except to the extent CMSI is complying with section 2.1(f)):

     (i) The mortgage note, endorsed by manual or facsimile signature without recourse by the Originator or an affiliate of the Originator in blank or to the Trustee showing a complete chain of endorsements and assignments from the named payee to the Trustee or from the named payee to the affiliate of the Originator and from such affiliate to the Trustee.

     (ii) The original mortgage, with evidence of recording thereon (if recordation was required under applicable law).

     (iii) Any original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement applicable to the mortgage.

     (iv) The original stocks, shares, membership certificate or other contractual agreement evidencing ownership;

     (v) The original stock power executed in blank.

     (vi) The original executed security agreement or similar document and all assignments thereof showing a complete chain of assignment from the named secured party to the Trustee.

     (vii) The original executed proprietary lease or occupancy agreement and all assignments thereof showing a complete chain of assignment from the named secured party to the Trustee.

     (viii) The original executed recognition agreement and any executed assignments of recognition agreement showing a complete chain of assignment from the named secured party to the Trustee.

     (ix) (Except for mortgage loans (x) secured by mortgaged properties in the State of New Jersey or (y) originated prior to October 1988 and secured by mortgaged properties in the State of New York) the executed UCC-1 financing statement with evidence of recording thereon and executed original UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

     (x) Any related primary mortgage insurance certificate and related policy.

     (e) CMSI will, on or before the closing date, deposit in the certificate account

o all payments on the mortgage loans that CMSI receives after the cut-off date and before the closing date, to the extent such payments are being transferred and assigned to the Trustee under this agreement, except any portion of such payments on mortgage loans (including servicing fees) of a type not required to be deposited therein as specified in section 11 or the Series Terms, and

o    any amount required to be so deposited under the Series Terms.

     (f) If CMSI is required under this section 2.1 to deliver an original recorded mortgage or a completed assignment in recordable form to the Mortgage Document Custodian by the closing date, but cannot do so because of a delay in recording the mortgage, CMSI may instead

o deliver a copy of the mortgage, provided that CMSI certifies that the original mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor (which may be a certificate relating to a master policy of title insurance), and

o    an assignment to the Trustee completed except for recording information.

     In all such instances, CMSI will deliver the original recorded mortgage and completed assignment (if applicable) to the Mortgage Document Custodian promptly upon receipt of such mortgage.

     If an original recorded mortgage has been lost or misplaced, CMSI or the related title insurance company may deliver, in lieu of the mortgage, a copy of the mortgage bearing recordation information and certified as true and correct by the office in which the original mortgage was recorded.

     If CMSI cannot deliver the original or a copy of a title insurance policy (which may be a certificate relating to a master policy of title insurance) for a mortgaged property to the Mortgage Document Custodian by the closing date because the policy is not yet available, CMSI may instead deliver a binder for the policy, and deliver the original or a copy of the policy to the Trustee when available.

     If CMSI cannot deliver an original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement to the Mortgage Document Custodian by the closing date, CMSI may instead deliver a certified copy thereof. CMSI will deliver the original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement to the Trustee promptly upon receipt thereof.

     CMSI will, at its own expense, prepare and deliver to the Mortgage Document Custodian each assignment referred to in clause (a)(iv) or (b)(vi) and (b)(ix) above as soon as practicable but not later than 60 days after the date of initial issuance of the certificates. For each mortgage relating to a mortgaged property located in a state for which the rating agencies require recordation of such assignments (as will be specified in the Series Terms or a CMSI officer's certificate), CMSI intends to record the assignment in the appropriate public office for real property records (or supply the Mortgage Document Custodian with evidence of recordation) as soon as practicable after the initial issuance of the certificates. Except as provided in this section, neither CMSI nor any Originator or affiliate of any Originator will have any obligation to record any assignment of any mortgage in order to name the Trustee as mortgagee of record. The preceding sentence will not be in derogation of the obliga-tion of CMSI, the Originators and affiliates of the Originators to record (and supply the Mortgage Document Custodian with evidence thereof) assignments of mortgages required in order that CMSI, an Originator or an affiliate of an Originator be shown as mortgagee of record of each mortgage.

     CMSI will, at its own expense, record any UCC-3 financing statements not previously recorded, and will supply the Mortgage Document Custodian with evidence of the recordation. CMSI intends to effect recordation in the appropriate public office as soon as practicable after the initial issuance of the certificates.

     For mortgage loans that have been prepaid in full after the cut-off date and prior to the closing date, CMSI, in lieu of delivering the above documents to the Mortgage Document Custodian, will on the closing date deliver a certification of a Servicing Officer as set forth in section 3.13.

     (g) Concurrently with the transfer and assignment to the Trustee of the mortgage loans, the Trustee or the Authenticating Agent will, in accordance with a written order or request signed in CMSI's name by an Authorized Officer, authenticate and deliver to or upon CMSI's order, duly authenticated certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee acknowledges that to the extent it holds any class P or class L regular interests, it holds such regular interests as assets of the lower-tier or upper-tier REMIC, as described in the Series Terms.

     (h) CMSI and the Trustee agree and understand that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan," as defined in either the Indiana High Cost Home Loan Law, effective January 1, 2005, the New Jersey Home Ownership Security Act of 2002, effective November 27, 2003, or the New Mexico Home Loan Protection Act, effective January 1, 2004, or a "high cost home mortgage loan," as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 9, 2004.

2.2 CMSI'S REPRESENTATIONS AND WARRANTIES

CMSI represents and warrants to the Trustee and any Insurer that:

     (i) The information in exhibit B was true and correct in all material respects as of the dates respecting which such information is furnished, and the information provided to the rating agencies, including the loan-level detail, is true and correct according to rating agency requirements.

     (ii) As of the closing date, each mortgage will be a valid first lien on the property securing the related mortgage note subject only to

o the lien of current real property taxes and assessments as limited in clause (vi) below, o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage, which exceptions appearing of record are acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan,

o other matters to which like properties are commonly subject that do not in the aggregate materially interfere with the benefits of the security intended to be provided by the mortgage, and

o for a mortgage on a cooperative apartment in a cooperative housing corporation, the right of the related cooperative to cancel the related shares and terminate the proprietary lease for unpaid assessments (general and special) owed by the mortgagor;

     (iii) Immediately before the transfer and assignment of the mortgage loans to the

Trustee, CMSI has good title to, and is the sole legal owner of, each mortgage loan (except as set forth in clause (v) below) and immediately upon the transfer and assignment, CMSI will have taken all steps necessary so that the Trustee will have good title to, and will be the sole legal owner of, each mortgage loan (except as set forth in clause (v) below);

     (iv) As of the cut-off date, no payment of principal of or interest on any mortgage loan was 30 days or more past due (a mortgage loan being considered 30 days past due in a given month when payment due on the first day of the prior month has not been made on or before the last day of such prior month) or has been 30 days or more past due more than once for the twelve months preceding the cut-off date;

     (v) As of the closing date, there is no mechanics' lien or claim for work, labor or material affecting the mortgaged property that is or may be a lien prior to, or equal with, the lien of the mortgage except those that are insured against by the title insurance policy referred to in (x) below;

     (vi) As of the closing date, there is no delinquent tax or assessment lien against any mortgaged property;

     (vii) As of the closing date, there is no valid offset, defense or counterclaim to any mortgage note or mortgage, including the obligation of the mortgagor to pay the unpaid principal and interest on the mortgage note;

     (viii) As of the closing date, each mortgaged property is free of material damage and is in good repair;

     (ix) Each mortgage at the time it was originated complied in all material respects with applicable state, local and federal laws, including, without limitation, all applicable usury, equal credit opportunity, recording, disclosure and predatory lending laws. No mortgage loan is a high cost loan under the predatory lending law of any jurisdiction in which a mortgaged property is located, no mortgage loan is a "High Cost Loan" or "Covered Loan," as such terms are defined in the current version of Standard & Poor's LEVELS(R) Glossary, (Version 5.6 Revised, Appendix E), and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

     (x) A lender's title insurance policy or binder approved as such by Fannie Mae or the FHLMC, or other assurance of title customary in the relevant jurisdiction, was issued on the date of the origination of each mortgage loan (other than a mortgage loan for a cooperative apartment), and, as of the closing date, each such policy, binder or assurance is valid and in full force and effect;

     (xi) The mortgage loans conform in all material respects with their descriptions in the prospectus relating to the certificates;

     (xii) Each mortgage loan with an original principal balance exceeding 80% (or, for certain mortgage loans originated before 1995, 90%) of its original value is covered by primary mortgage insurance at least until its outstanding principal balance is less than or equal to 80% of the original value, either through principal payments by the mortgagor or as determined by a new appraisal delivered subsequent to origination. So long as it is in effect, the primary mortgage insurance covers losses from defaults in an amount equal to the excess, of the outstanding principal balance of the mortgage loan over 75% of the original value of the mortgage loan;

     (xiii) The original principal balance of each mortgage loan was not more than 95% of the original value of the mortgage loan;

     (xiv) For each buydown mortgage loan, the buydown funds deposited in the buydown account, if any, will be sufficient, after crediting interest at the rate per annum, if any, specified in the buydown agreement compounded monthly to the buydown account and adding the amounts required to be paid by the mortgagor, to make the scheduled payments stated in the mortgage note for the term of the buydown subsidy agreement;

     (xv) Each mortgage loan is a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Internal Revenue Code.

     The representations and warranties in this section 2.2 will survive delivery of the mortgage files to the Trustee.

2.3 REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

     (a) Each of CMSI, CitiMortgage and the Trustee will promptly notify the other parties if it discovers a breach of any of the representations and warranties in section 2.2 that materially and adversely affects the interests of the certificate holders or any Insurer in a mortgage loan (including a mortgage loan substituted for a nonconforming mortgage loan pursuant to section 2.4) (a material breach).

     (b) Pursuant to the Mortgage Document Custodial Agreement, the Mortgage Document Custodian will review each mortgage file within 90 days after the closing date to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the mortgage loans identified in exhibit B. If the Mortgage Document Custodian finds that a document in a mortgage file is missing or materially defective, the Mortgage Document Custodian will promptly notify CitiMortgage and CMSI by e-mail.

     (c) If CMSI is notified of a material breach, CMSI will have 60 days after the notice (or a longer period approved in advance in writing by a Responsible Officer of the Trustee) to cure the breach in all material respects, or to repurchase the mortgage loan or substitute eligible substitute mortgage loans, as provided in this section 2.3.

     If CMSI is notified by the Mortgage Document Custodian that the documentation for a mortgage loan is defective, CMSI will have 180 days after the notice to cure the breach in all material respects, or to repurchase the mortgage loan or substitute eligible substitute mortgage loans, as provided in this section 2.3, except that CMSI will only have 90 days after the notice to cure, cure, repurchase, or substitute if the defect causes the mortgage loan to fail to be a "qualified mortgage" under Internal Revenue Code section 860G(a)(3).

     (d) Any repurchase by CMSI of a mortgage loan will be at a price equal to

     (i) 100% of the scheduled principal balance of the mortgage loan on the date of repurchase, plus

     (ii) accrued and unpaid interest thereon at the pass-through rate to the first day of the following month, plus

     (iii) any costs and damages incurred by the Trust Fund in connection with any violation by such mortgage loan of any predatory lending law, plus

     (iv) aggregate outstanding advances for the mortgage loan, to the extent not recovered in (ii) above.

     (e) CMSI will pay the repurchase price to CitiMortgage, which will promptly deposit the repurchase price in the certificate account. A repurchase of a mortgage loan under this section 2.3 will be considered a prepayment in full of the mortgage loan on the date of repurchase. Upon the Trustee's receipt of written notice of the deposit signed by an Authorized Officer of CitiMortgage, the Trustee will direct the Mortgage Document Custodian to release the related mortgage file to CMSI and will execute and deliver such instruments of transfer or assignment furnished to the Trustee, in each case without recourse, as CMSI reasonably requests, to vest the mortgage loan in CMSI. Repurchase of the mortgage loan by CMSI will be deemed to include the right to receive any remittance on the mortgage loan payable or received on or after the date of repurchase, and CitiMortgage will, upon receipt, promptly pay CMSI the amount of any such remittance.

     (f) CMSI may, instead of repurchasing a mortgage loan pursuant to this section 2.3, substitute one or more eligible substitute mortgage loans (as defined below) for one or more nonconforming mortgage loans. Such a substitution will take place on a business day designated by CMSI (the substitution day) occurring before the second anniversary of the startup day, subject to satisfaction of the conditions in section 2.1 and the following conditions:

     (i) no Event of Default is continuing; and

     (ii) the aggregate scheduled principal balance of all eligible substitute mortgage loans substituted on the substitution day (determined for each eligible substitute mortgage loan as of the substitution day) does not exceed 40% of the aggregate scheduled principal balance of all mortgage loans as of the closing date;

     (g) An eligible substitute mortgage loan: is a mortgage loan

o for which all payments of principal and interest due on or before the substitution day have been received,

o that has a mortgage note rate equal to or greater than the highest mortgage note rate of any mortgage loan for which it is being substituted,

o that matures no later than, and no more than one year before, any mortgage loan for which it is being substituted,

o that has an original term to maturity equal to each mortgage loan for which it is being substituted, and

o that has a scheduled principal balance that, together with any other eligible substitute mortgage loans being substituted on that substitution day, and any funds CMSI deposits in the certificate account relating to the substitution (the substitution adjustment amount) equals or exceeds the mortgage loans for which they are being substituted.

     The substitution adjustment amount will be separately accounted for as a reserve fund in the certificate account and will be remitted to certificate holders in the month following receipt when the repurchase proceeds are remitted to compensate for the resulting shortfall incurred in connection with the substitution of mortgage loans.

     (h) If, on the substitution day, any installment of principal and interest has been received in the certificate account where the principal portion has not been applied to reduce the scheduled principal balance of the mortgage loan that is being substituted for, because the installment was received before the first day of the applicable month, the full amount of such prepaid installment will be paid on the substitution day to CMSI from the certificate account.]

     (i) Upon a substitution of mortgage loans pursuant to this section 2.3,

o exhibit B to this agreement will be deemed to be amended to exclude all mortgage loans being replaced by such eligible substitute mortgage loans and to include, pursuant to section 10.1, the information in the supplemental mortgage loan schedule regarding the eligible substitute mortgage loans, and all references in this agreement to mortgage loans will include such eligible substitute mortgage loans,

o CMSI will be deemed to represent and warrant, as of the substitution day, that the representations and warranties in section 2.2 are true of the eligible substitute mortgage loans, and

o the Trustee will release to CMSI the nonconforming mortgage loans and execute and deliver any instruments of transfer or assignment required to transfer, without recourse, the nonconforming mortgage loans to CMSI.

     (j) CMSI's obligation under this section 2.3 to repurchase or substitute mortgage loans will be the sole remedy against CMSI available to the certificate holders or the Trustee on behalf of the certificate holders for a material defect in a mortgage document or a breach of a representation and warranty in section 2.2.

3    SERVICING

3.1 CITIMORTGAGE AS SERVICER AND MASTER SERVICER

     (a) Affiliated mortgage loans. CitiMortgage will service those mortgage loans listed in exhibit B, other than any mortgage loans listed on schedule B-TP (the affiliated mortgage loans).

     (b) Third-party mortgage loans. The mortgage loans listed in schedule B-TP to exhibit B (third-party mortgage loans) will be serviced by a third-party servicer pursuant to this agreement, a third-party servicing agreement between CitiMortgage and the third-party servicer, and the Guide. CitiMortgage will be the master servicer for each third-party mortgage loan. Each third-party servicing agreement will be consistent with this agreement and, except for special servicing agreements, will be effective as of the closing date.

     (c) Special servicing. CitiMortgage may enter into a special servicing agreement with an unaffiliated person who at all times holds, or is an affiliate of a person who holds, 100% of the beneficial interest in the most subordinated class of certificates (the special servicer). The special servicing agreement will provide for the servicing by the special servicer of certain affiliated mortgage loans in default and REO property (special serviced mortgage loans). The special servicing agreement will be subject to each rating agency's acknowledgement that the ratings of the certificates in effect immediately prior to CitiMortgage's entering into the special servicing agreement will not be qualified, downgraded or withdrawn, and that the certificates will not be placed on credit review status (except for possible upgrading) as a result of the agreement.

     CitiMortgage will be the master servicer and the special servicer will be a third-party servicer for the special serviced mortgage loans. Except as otherwise stated or as the context clearly requires, references in this agreement to third-party mortgage loans will include special serviced mortgage loans, and references to third-party servicing agreements will include special servicing agreements.

     (d) Third-party servicing. With CitiMortgage's approval, a third-party servicer may delegate its servicing obligations, but the third-party servicer will remain obligated under its third-party servicing agreement. CitiMortgage and any third-party servicer may amend the third-party servicing agreement, consistent with this agreement.

     CitiMortgage will enforce each third-party servicer's obligations under its third-party servicing agreement, including any obligation to make advances for delinquent payments or to purchase a mortgage loan on account of defective documentation or a breach of a representation or warranty. Such enforcement, including the legal prosecution of claims, termination of third-party servicing agreements, and the pursuit of other appropriate remedies, will as to form, extent and timing be conducted as CitiMortgage, in its good faith business judgment, would require if it were the owner of the mortgage loans. CitiMortgage will pay the costs of enforcement at its own expense, but will be reimbursed only from

o a general recovery resulting from the enforcement only to the extent that the recovery exceeds all amounts due on the mortgage loans, or

o a specific recovery of costs, expenses or attorneys fees against the party against whom the enforcement is directed.

     (e) Servicing generally. In connection with its servicing and master servicing, CitiMortgage

o may, acting alone or through third-party servicers, take any action it deems necessary or desirable.

o may execute and deliver on behalf of itself, the certificate holders or the Trustee any instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, for the mortgage loans and the related mortgaged properties.

o will service and master service the mortgage loans in the best interests of, and for the benefit of, the certificate holders and any Insurer.

o will service the affiliated mortgage loans in accordance with its normal servicing procedures for mortgage loans held in its own portfolio.

o will master service the third-party mortgage loans, in accordance with prudent mortgage loan servicing standards and procedures accepted in the mortgage banking industry and in accordance with the Guide.

o will promptly notify the Trustee of any circumstance that might adversely affect CitiMortgage's ability to service or master service any mortgage loan or to otherwise perform its obligations under this agreement.

o will maintain accurate books and records, and an adequate system of audit and internal controls, that will permit the Trustee, or its duly authorized representatives and designees, to examine and audit and make legible reproductions of records during reasonable business hours. All such records will be maintained for the period required by the Guide or any longer period required by law.

     The Trustee will furnish CitiMortgage with any powers of attorney and other documents reasonably necessary or appropriate, and will take any other actions that CitiMortgage reasonably requests, to enable CitiMortgage to carry out its servicing duties.

3.2 COLLECTIONS

CitiMortgage and each third-party servicer will, to the extent consistent with this agreement,

o follow such normal collection procedures as it deems necessary and advisable, and

o make reasonable efforts to collect all amounts payable on the mortgage loans it services.

     Consistent with the foregoing, CitiMortgage may

o waive any late payment charge, prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or any assumption fees or other fees collected in the ordinary course of servicing the mortgage loan, and

o arrange with a mortgagor a schedule for the payment of principal and interest due and unpaid after the applicable first day of the month if CitiMortgage reasonably believes that without the arrangement the mortgagor would default on the mortgage loan. Regardless of whether such an arrangement is made, the mortgage loan will be considered delinquent for all purposes of this agreement.

     CitiMortgage need not institute litigation to collect any payment if it reasonably believes that the cost of litigation is likely to outweigh its economic benefit.

3.3 CERTIFICATE AND OTHER ACCOUNTS

     (a) Certificate account. On or before the closing date, CitiMortgage will open with Depositories or the Paying Agent one or more certificate accounts (collectively, the certificate account). The certificate account will include any alternative certificate account. The certificate account will be a non-interest bearing account unless the Series Terms state that the certificate account is an investment account.

     CitiMortgage will not commingle funds and other property in the certificate account with any other funds or property of CitiMortgage or the Trustee. However, in order to efficiently transfer funds in the certificate account to a distribution account, CitiMortgage may, on the business day preceding the date funds are to be transferred from the certificate account to the distribution account, transfer those funds to a commingled clearance account, provided, that if Fitch has rated the certificates, CitiMortgage may not so commingle funds unless CitiMortgage's short-term rating, or the short-term rating of any person to whom CitiMortgage has delegated servicing under this agreement, by Fitch is at least "F1." The clearance account will be under CitiMortgage's sole control, and CitiMortgage will maintain adequate records indicating the ownership of the funds in the clearance account.

     CitiMortgage, on behalf of the Trustee, will deposit in the certificate account, within one business day following receipt and posting, the following amounts received by it on the affiliated mortgage loans (remittances on the affiliated mortgage loans):

o all principal payments and prepayments (other than payments due, and principal prepayments received, on or before the cut-off date);

o all interest payments (other than payments due on or before the cut-off date), net of any servicing fee retained by CitiMortgage pursuant to section 3.8(b);

o    any buydown funds required to be deposited pursuant to section 3.16;

o all net liquidation proceeds, other than proceeds to be applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with normal servicing procedures;

o proceeds from the repurchase of a mortgage loan, and the substitution adjustment amount in connection with an eligible substitute mortgage loan;

o    all hazard insurance proceeds;

o    any advance account advance;

o    any loss recoveries; and

o the amount CitiMortgage is required to pay into the certificate account pursuant to section 3.4, "Prepayment interest shortfalls."

     If CitiMortgage must repay any amount deposited in the certificate account, by reason of the reversal of a provisional credit owing to the dishonor of a mortgagor's check or otherwise, CitiMortgage will promptly

o withhold a corresponding amount from a subsequent deposit into the certificate account, and

o    restate its accounts appropriately.

     CitiMortgage need not deposit in the certificate account

o    amounts required to be deposited into the servicing account,

o collected servicing fees, except as required by section 3.4, "Prepayment interest shortfalls,"

o prepayment charges, late payment charges, assumption fees and other similar charges, which CitiMortgage may retain as additional servicing compensation, and

o    reimbursements of property protection expenses,

received on affiliated mortgage loans.

     (b) Servicing accounts. CitiMortgage will establish and maintain servicing accounts with Depositories, and will deposit therein all collections of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items for the account of the mortgagors. CitiMortgage may withdraw funds from the servicing account, but only

o to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items,

o to reimburse the relevant servicer for costs incurred in effecting the timely payment of taxes and assessments on a mortgaged property, for servicing account advances, and for payments made pursuant to section 3.1 regarding timely payment of taxes and assessments, section 3.10 regarding premiums on primary mortgage insurance policies, and section 3.11 regarding premiums on standard hazard insurance policies, or

o to refund to a mortgagor any amounts determined to be overages, or to pay interest owed to mortgagors on such account to the extent required by law, or to clear and terminate such accounts at the termination of this agreement in accordance with section 9.1.

     The servicing account may commingle collections from other series that have the same Trustee. The servicing account will be a non-interest bearing account unless the Series Terms state that the servicing account is an investment account.

     Any costs incurred by the relevant servicer in effecting the timely payment of taxes and assessments on a mortgaged property will not, for the purpose of calculating monthly distributions to certificate holders, be added to the amount owing under the related mortgage loan, even if the terms of the mortgage loan so permit.

     (c) Third-party accounts. CitiMortgage will establish and maintain with Depositories segregated custodial accounts for P&I and segregated escrow accounts in accordance with the requirements of the Guide. Each third-party servicer will deposit in such accounts, within two business days of receipt and posting, the amounts related to the third-party mortgage loans required by the third-party servicing agreements to be so deposited. Amounts in a custodial account for P&I will be fully insured by the FDIC or the National Credit Union Share Insurance Fund. To the extent amounts in a custodial account for P&I are not fully insured, the excess will either, at CitiMortgage's option,

o be promptly remitted to the certificate account or a custodial investment account, or

o be secured by one or more Eligible Investments maturing not later than the determination date, provided that the Trustee has received an opinion of counsel acceptable to the Trustee to the effect that CitiMortgage has either a claim to the funds held by the institution or a perfected first security interest against such Eligible Investments superior to the claims of any other depositor or general creditor of such institution.

     Proceeds received on individual third-party mortgage loans from a title, hazard or other insurance policy covering the mortgage loan, other than a primary mortgage insurance policy, will be deposited first in the applicable escrow account if required for the restoration or repair of the related mortgaged property. Proceeds from such insurance policies not so deposited in the applicable escrow account and proceeds from primary mortgage insurance policies will be deposited in the custodial account for P&I and will be applied to the balances of the related third-party mortgage loans as payments of interest and principal.

     Third-party servicers may withdraw funds from custodial accounts for P&I as permitted by this agreement and in accordance with the Guide. The Trustee will have no responsibility for monitoring such withdrawals.

     CitiMortgage will maintain separate accounting on a mortgage loan-by-mortgage loan basis for any remittances to or payments from the custodial accounts for P&I.

     (d) Transfers from third-party accounts to certificate account. On each determination date, each third-party servicer will withdraw from its custodial accounts for P&I and deposit into the certificate account the following amounts (remittances on third-party loans):

o scheduled installments of principal and interest on the third-party mortgage loans received by the third-party servicers that were due on the first day of that month, net of third-party servicing fees due third-party servicers;

o principal prepayments and insurance proceeds, net of third-party servicing fees due third-party servicers, received in the preceding month;

o    liquidation proceeds on a third-party mortgage loan.

     (e) Accounts generally. The certificate account, the servicing account, each custodial account for P&I, the escrow account and the distribution account will each bear a designation clearly indicating that the funds in the account are held for the benefit of the Trustee or the certificate holders. CitiMortgage, each third-party servicer, and the Paying Agent will hold all money and property received by it as part of the Trust Fund and will apply it as provided in this agreement, except that amounts from buydown funds required to be deposited pursuant to section 3.16 will be held by CitiMortgage in the buydown account on behalf of the mortgagors, subject to withdrawal by CitiMortgage for the purposes set forth in sections 3.6(b) and (c).

3.4 PREPAYMENT INTEREST SHORTFALLS

(a) Affiliated mortgage loans. CitiMortgage will deposit in the certificate account on the business day preceding each distribution day the aggregate prepayment interest shortfall on the affiliated mortgage loans for the preceding month provided that such deposit need not exceed the lesser of

o the aggregate amount of the collected servicing fees on the affiliated mortgage loans for the month preceding such distribution day and

o one-half the scheduled servicing fee on the affiliated mortgage loans for that month.

     Such deposit will not be considered to be a voluntary advance by CitiMortgage, and will not be reimbursable to CitiMortgage from the certificate account or otherwise.

     (b) Third-party mortgage loans. Each third-party servicer will transfer to the certificate account on each determination date the aggregate amount required under the Guide to be paid by third-party servicers in respect of prepayment interest shortfalls on third-party mortgage loans for the preceding month.

     (c) Each third-party servicer will deposit in the certificate account on the business day preceding each distribution day the aggregate prepayment interest shortfall on its third-party mortgage loans for the preceding month, provided that the aggregate of such deposits for all third-party loans for any distribution day will be reduced by any amounts paid by the third-party servicer under the preceding paragraph (b) on the preceding determination date.

3.5 ADVANCES

(a) Servicing account advances. CitiMortgage will deposit in the servicing account the payment of property taxes and insurance premiums and other similar payments relating to the third-party mortgage loans that are not timely paid by the mortgagors or advanced by the third-party servicers on the date when such tax, premium or other cost for which such payment is intended is due.

     (b) Remittance delinquencies. For each distribution day, a remittance delinquency:

o on an affiliated loan is the originally scheduled interest and principal installment (as adjusted for any principal prepayments), on the mortgage loan due from the mortgagor on (but not before) the first day of the month but not received in the certificate account by close of business on the third business day before the distribution day.

o on a third-party loan is the originally scheduled interest at the pass-through rate, and principal installment (as adjusted for any principal prepayments), on the mortgage loan due from the mortgagor on (but not before) the first day of the month but not received in the certificate account by close of business on the determination date for the distribution day.

o on a buydown mortgage loan is the accrued and unpaid interest at the related pass-through rate, and the principal installment (as adjusted for any principal prepayments) on the mortgage loan due from the related buydown account on (but not before) the first day of the month but not received in the certificate account by close of business on (a) the third business day before the distribution day (for a buydown mortgage loan that is an affiliated loan) or (b) the determination date (for a buydown mortgage loan that is a third-party mortgage loan).

     A remittance delinquency does not include an apparent remittance delinquency that is determined by CitiMortgage to be the result of the occurrence of an extraordinary event (but not including a remittance delinquency determined to be eligible for an advance pursuant to this section 3.5).

     (c) Advances by third-party servicers. To the extent required by its third-party servicing agreement, each third-party servicer will transfer to the certificate account, on the determination date, any amount required to be advanced under its third-party servicing agreement (a third-party servicer advance).

     (d) Uncommitted cash advances. On the business day before each distribution day, CitiMortgage will transfer from the certificate account to the distribution account

o uncommitted cash related to affiliated mortgage loans in an amount not greater than the remittance delinquencies on the affiliated mortgage loans for that distribution day, and

o uncommitted cash relating to third-party mortgage loans in an amount not greater than the remittance delinquencies on the third-party mortgage loans for that distribution day.

     (e) Voluntary advances by CitiMortgage. On the business day before each distribution day, CitiMortgage will deposit in the certificate account a voluntary advance equal to

o the sum of (i) remittance delinquencies on the mortgage loans for that distribution day, (ii) scheduled interest not required to be paid by the mortgagors on the first day of the month because of the limitations on mortgage interest payments under the federal Servicemembers Civil Relief Act or any comparable state laws, in each case after adjustment of delinquent or non-required interest payments to interest at the pass-through rate, and (iii) the amount of any uncommitted cash transferred to the distribution account for the preceding distribution day, minus

o the sum of (i) uncommitted cash transferred to the distribution account on the same day pursuant to paragraph (d) above, and (ii) any third-party servicer advances for that distribution day.

     (f) Paying agent advances. Before noon on each distribution day, the Paying Agent will deposit into the distribution account an affiliated Paying Agent advance equal to

o the sum of (i) all remittance delinquencies on the affiliated mortgage loans for that distribution day, and (ii) the amount of all uncommitted cash advances related to the affiliated mortgage loans transferred to the distribution account for the preceding distribution day, minus

o the sum of (i) any uncommitted cash advance related to the affiliated mortgage loans for that distribution day and (ii) any voluntary advance by CitiMortgage related to the affiliated loans for that distribution day, other than an advance of interest not required to be paid because of the limitations on mortgage interest payments under the federal Servicemembers Civil Relief Act or any comparable state laws (Relieved interest).

     Before noon on each distribution day, the Paying Agent will deposit into the distribution account a third-party Paying Agent advance equal to

o the sum of (i) all remittance delinquencies on the third-party mortgage loans for that distribution day, and (ii) the amount of uncommitted cash advances related to the third-party mortgage loans transferred to the distribution account for the preceding distribution day, minus

o the sum of (i) any uncommitted cash advances related to third-party mortgage loans for that distribution day, and (ii) any third-party servicer advance, other than an advance of Relieved interest, for that distribution day.

     CitiMortgage will on the business day it receives notice from the Paying Agent of the amount of any affiliated or third-party Paying Agent advance,

o pay the Paying Agent a servicing administration fee of $100 for each distribution day on which the Paying Agent makes such an advance, and

o    reimburse the Paying Agent for the amount of the advance,

provided that if the notice is received after 1PM on a business day, the administration fee and reimbursement will be made to the Paying Agent by 1PM on the following business day.

     Promptly after the Trust Fund is terminated pursuant to section 9, CitiMortgage will notify the Paying Agent of the amount of affiliated and third-party Paying Agent advances for which CitiMortgage reimbursed the Paying Agent and that were not recovered from later remittances, net recoveries or other proceeds or collections on the affiliated or third-party mortgage loans, respectively. The Paying Agent will reimburse CitiMortgage for the amount of reimbursements not so recovered on the next business day after its receipt of the notice.

     (g) Limited obligation to make advances. Notwithstanding anything to the contrary in this agreement, the relevant servicer will not be obligated to make any advance described in sections (a) through (e) above, nor will the Paying Agent be obligated to make any advance described in section (f) above, except to the extent that the servicer or the Paying Agent determines that the advance will be recoverable from future payments and proceeds on the related mortgage loan.

     CitiMortgage will provide the Paying Agent with any information CitiMortgage has and the Paying Agent requests to help the Paying Agent determine if a Paying Agent advance will be recoverable.

     (h) Future moratorium legislation. If after the date of this agreement, any state or locality enacts legislation granting mortgagors a full or partial moratorium on mortgage payments while the mortgagor is on active military service, CitiMortgage, will, by notice to the Paying Agent, elect whether CitiMortgage will advance part or all of any postponed payments under such legislation. CitiMortgage will make a separate election for each state or locality that adopts such legislation. To the extent CitiMortgage elects not to advance part or all of such postponed payments, the Paying Agent will not have any obligation to advance such payments.

3.6 DISTRIBUTIONS

     (a) Transfers to distribution account. Not later than 12 noon on each distribution day, CitiMortgage will withdraw from the certificate account and deposit in a distribution account established by the Paying Agent (or to the extent provided in the Series Terms, any pooling, lower-tier or upper-tier REMIC account), all distributions to be made on the distribution day on the certificates (or class P or class L regular interests). The distribution account will be an Eligible Account, and will not be commingled with any other account.

     (b) Distributions to certificate holders. On each distribution day, the Paying Agent will distribute from the distribution account (or, to the extent provided in the Series Terms, any pooling, lower-tier, or upper-tier remic account) to each certificate holder of record on the preceding record date (other than as provided in section (c) below for final distributions) the certificate holder's share (based on the denomination of certificates of the applicable class held by the holder) of the amounts distributable to such class in accordance with the priorities set forth in the Series Terms, as set forth in the applicable distribution day statement.

     All reductions in principal balance of a certificate (or one or more Predecessor Certificates) effected by distributions made on any distribution day or reductions thereof without distributions in accordance with this agreement (including final distributions under section (c) below or section 9.1) will be binding upon all holders of such certificate and of any certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not the distributions are noted on the certificate.

     (c) Final distributions. If CitiMortgage expects that the principal balance of any class will be reduced to zero on the next distribution day, it will, not later than the third day before that distribution day, mail to the Paying Agent and each person in whose name a certificate to be so retired is registered at the close of business on the applicable record date a notice that:

o CitiMortgage expects that funds sufficient to reduce the principal balance of the certificate to zero will be available in the certificate account on that distribution day, and

o if such funds are available, (A) a final distribution will be made on that distribution day, but only upon presentation and surrender of the certificate at the office or agency of the Paying Agent maintained for that purpose pursuant to the Series Terms (the address of which will be set forth in the notice), and (B) no interest will accrue on the certificate after the end of the month preceding the distribution day.

     The final distribution on each certificate (including the final distribution on any certificate receiving a distribution in connection with a termination pursuant to section 9.1) will be payable only upon presentation and surrender of the certificate on or after the distribution day for such final distribution at the office or agency of the Paying Agent maintained for that purpose pursuant to the Series Terms.

     (d) Method of payment. Each distribution will be made

o by check mailed to the certificate holder at its address appearing in the Certificate Register, or

o by wire transfer if the certificate holder is eligible for wire transfer under the Series Terms and the Paying Agent has received wiring instructions from the certificate holder, or

o by such other means of payment as the certificate holder, CitiMortgage, and the Paying Agent may agree.

Wiring instructions received by the Paying Agent will remain in effect until changed by the certificate holder by written notice to the Paying Agent at least five business days before a distribution day.

     (e) Unclaimed distributions. Any amounts in the distribution account that are distributable as interest or principal pursuant to this section 3.6, but are not distributed because of the non-presentation of the related certificates, or because the check for such payment is returned undelivered, will be held by the Paying Agent for two years in a separate trust account for the benefit of the holders of such certificates. Amounts in the separate account will be deemed to have been distributed to the holders for the purpose of any calculations required by this agreement and will no longer be available for application to any other amounts due under this agreement.

     After two years, any amount that remains in the separate account will be paid to the holders of the residual certificates, as appropriate (except that any amounts representing reimbursement for an insured payment will be paid to the Insurer). After such payment, the certificate holders will be required to seek payments as unsecured general creditors from the holders of the residual certificates, as appropriate.

     (f) Determination of distributions. CitiMortgage will determine on each determination date, based on payments received on the mortgage loans:

o    the pool distribution amount;

o the interest allocation and interest allocation carryforward for each class;

o    the principal allocation for each class;

o    the principal distribution for each class;

o    any class A-PO reimbursement;

o    any insurance premium; and

o any other information required to determine the distributions to be made to certificate holders in accordance with the Series Terms.

     (g) Distribution day statement. CitiMortgage will prepare, and will deliver to the Paying Agent no later than 12 noon on the third business day before each distribution day, a distribution day statement setting forth for that distribution day:

     (i) the pool distribution amount (including any portion that represents loss recoveries);

     (ii) the aggregate amount of interest accrued during the related month on all outstanding certificates and any non-supported prepayment interest shortfalls;

     (iii) the aggregate amount of interest to be distributed to each class, identifying the portion attributable to the class's interest allocation carryforwards;

     (iv) the aggregate distribution in reduction of principal balance to be made for each class;

     (v) the amount in reduction of principal balance of the certificates that is not the result of distributions in reduction of principal balance;

     (vi) whether the amount expected to be available in the certificate account will be sufficient to pay all amounts specified in clauses (iii) and (iv) above and, if not, the percentages of each such amount that may be paid in accordance with the priorities set forth in the Series Terms from the amounts expected to be available in the certificate account;

     (vii) the amounts included in the statement pursuant to clauses (iii) and
(iv)
above, expressed in each case per $1,000 initial principal balance (or initial notional balance), to be distributed;

     (viii) the aggregate amounts of affiliated servicing fee and any third-party servicing fee to be paid pursuant to section 3.6(h);

     (ix) any special hazard loss limit, fraud loss limit and bankruptcy loss limit after giving effect to the distributions to be made on the distribution day;

     (x) any amount to be withdrawn from the certificate account and paid over to the holders of the class PR or class LR certificates pursuant to section 3.6(h); and

     (xi) the principal balance of the certificates that will remain outstanding after giving effect to the distributions to be made on the distribution day, expressed both on an aggregate basis and per $1,000 initial principal balance.

     (h) Payment of servicing fees; distributions to residual holders. On each distribution day, if

o CitiMortgage has transferred funds from the certificate account to the distribution account in accordance with section 3.6(a), and

o the Depository for the certificate account has set aside any uncommitted cash in the certificate account that is not required for an uncommitted cash advance, the amount of which uncommitted cash CitiMortgage will certify to such Depository, then CitiMortgage will withdraw any cash balance remaining in the certificate account, and apply it in the following order:

     First, to the payment to CitiMortgage of any portion of the servicing fee not already retained pursuant to section 3.8(b); and

     Second, as a distribution to the holders of any class PR, and if there are no class PR certificates, to the holders of the class LR certificates.

     (i) Transfer of certificates. Subject to the foregoing provisions of this section 3.6, each certificate delivered under this agreement upon registration of transfer of or in exchange for or in lieu of any other certificate will carry the rights to unpaid distributions that were carried by the other certificate.

3.7 THIRD-PARTY SERVICING

(a) Third-party servicing fee. As compensation for its activities under its third-party servicing agreements, each third-party servicer will be entitled to a third-party servicing fee for each third-party mortgage loan as to which a monthly installment of principal and interest is received equal to the monthly third-party servicing fee rate for the mortgage loan multiplied by the scheduled principal balance on which the installment of interest accrued. (The third-party servicer's compensation may be reduced by any master servicing fee on such third-party mortgage loan, as described in the following paragraph (b).)

     (b) Master servicing fee. CitiMortgage will be entitled to any master servicing fee that CitiMortgage and the third-party servicer may agree upon in the third-party servicing agreement, provided that the master servicing fee rate

o    for a special serviced mortgage loan may not exceed 0.25% per annum, and

o for a third-party mortgage loan other than a special serviced mortgage loan may not exceed the per annum rate specified as the third-party servicing fee rate on schedule B-TP to exhibit B under the heading "Sub Fee."

     CitiMortgage may also be entitled to additional master servicing compensation not based on the master servicing fee rate, as agreed with the third-party servicer, such as any net REO proceeds in excess of the outstanding principal balance and accrued interest on a mortgage loan.

     (c) CitiMortgage liability. Notwithstanding any third-party servicing agreement, provi-sions of this agreement relating to agreements or arrangements between CitiMortgage and a third-party servicer, or reference to actions taken through a third-party servicer or otherwise, CitiMortgage will remain obligated and liable to the Trustee and the certificate holders for the servicing of the third-party mortgage loans in accordance with this agreement to the same extent as though CitiMortgage alone were servicing the third-party mortgage loans itself.

     All documents, instruments or contracts executed by third-party servicers on behalf of CitiMortgage will be treated by the Trustee as though executed by CitiMortgage itself.

     Any amounts received by a third-party servicer for a third-party mortgage loan will be deemed to have been received by CitiMortgage for purposes of this agreement. If a third-party servicer fails to remit any amounts it receives that are required to be transferred to the certificate account or an escrow account, CitiMortgage will transmit the required amounts to the account.

     Nothing in this agreement will limit any indemnification agreement between CitiMortgage and a third-party servicer, but the indemnification agreement will not diminish CitiMortgage's obligations or liability under this agreement.

3.8 PERMITTED WITHDRAWALS FROM CERTIFICATE ACCOUNT

     (a) CitiMortgage may pay the following amounts from the certificate account, in order of priority listed:

     (i) to itself, collected servicing and master servicing fees (to the extent not withheld from payments of interest received on the mortgage loans), and, for a liquidated loan, the excess of scheduled servicing fees over the collected servicing fees;

     (ii) reimbursements to itself for (A) liquidation expenses incurred on a mortgage loan, up to the liquidation proceeds on the mortgage loan deposited in the certificate account, net of applicable servicing fees, (B) any amounts due CitiMortgage under section 3.12 relating to deficiency actions, and (C) any excess of the liquidation proceeds after such reimbursement over the principal balance of the mortgage loan, together with accrued and unpaid interest at the mortgage note rate to the date of purchase at the foreclosure sale, liquidation proceeding or otherwise. For these purposes, liquidation expenses will include subsequent trailing bills relating to previously disposed REO property in which distribution of net liquidation proceeds has occurred.

     (iii) reimbursement to itself for (x) voluntary advances or (y) reimbursements by CitiMortgage to the Paying Agent for Paying Agent advances. Reimbursements pursuant to this clause (iii) will be limited to amounts received on particular mortgage loans (including, for this purpose, liquidation and insurance proceeds) that represent late payments of principal or interest, or subsequent payments of interest that was excused mortgagors on military service under applicable moratorium legislation;

     (iv) reimbursement to an advancing person (including CitiMortgage, to the extent CitiMortgage has reimbursed the Paying Agent for a Paying Agent advance) for voluntary or Paying Agent advances that the advancing person determines are nonrecoverable advances;

     (v) reimbursement to itself for servicing account advances not previously reimbursed out of the servicing account, in each case to the extent that amounts representing reimbursements of such advances on mortgage loans may have been deposited in the certificate account;

     (vi) reimbursement to an advancing person of voluntary advances, Paying Agent advances, or advance account advances, made on a mortgage loan in an amount not to exceed at any time in the aggregate the amount of payments from time to time deposited in the certificate account and not required to be distributed to the certificate holders (including, for this purpose, liquidation and insurance proceeds covering the mortgaged property);

     (viii) payments to itself or the holders of the residual certificates of Investment Income;

     (ix) transfers to the distribution account;

     (x) payments to clear and terminate the certificate account pursuant to section 9.1; and

     (xi) all remittances received following the repurchase of a mortgage loan that are required to be paid to cmsi pursuant to section 2.3.

     CitiMortgage may also withdraw funds from the certificate account, and adjust the pool distribution amount for any pool or the amount of scheduled or unscheduled principal payments, to appropriately adjust for prior servicing errors, including errors in posting, allocation, or distribution, if CitiMortgage believes that such withdrawals or adjustments are necessary to effect the provisions of this agreement.

     If, at the request of the Trustee, CitiMortgage delivers an officer's certificate to the Trustee in connection with any such withdrawal or adjustment, the Trustee may conclusively rely without investigation on the officer's certificate as to the reasons, amount and conformity to this agreement of the withdrawal or adjustment.

     CitiMortgage will maintain separate accounting records, on a mortgage loan-by-mortgage loan basis, of withdrawals from the certificate account pursuant to clauses (ii), (iii), (iv), (vi), (vii), (viii) and (x) of this section; provided that such records need not be retained by CitiMortgage for a period longer than its five most recent fiscal years.

     (b) In lieu of withdrawing collected or scheduled servicing fees from the certificate account pursuant to paragraph (a) above, CitiMortgage may, prior to transferring collection on mortgage loans, or liquidation or insurance proceeds, to the certificate account, withhold and pay to itself out of each payment received by it on account of interest the appropriate collected servicing fee. Any amounts that CitiMortgage is required to deposit in the certificate account pursuant to section 3.4, "Prepayment interest shortfalls," will be deemed to reduce the collected or scheduled servicing fee to which CitiMortgage is entitled pursuant to this section.

3.9 EXPENSES

(a) CitiMortgage expenses. CitiMortgage will pay all expenses incurred by it in connection with its servicing and master servicing activities under this agreement, and will not be entitled to reimbursement therefor except as expressly provided in this agreement. CitiMortgage will also be liable for all expenses, liabilities and obligations of the Trust Fund (other than the obligation to make principal and interest distributions on the certificates) including those set forth in section 8.5, "Trustee's fees and expenses." To the extent such expenses, liabilities or obligations consist of federal income taxes, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property and taxes on certain contributions to a REMIC after the startup day, nothing will prevent CitiMortgage from contesting any such tax, if permitted by law, pending the outcome of such proceedings.

     (d) Third-party servicer expenses. Each third-party servicer will pay all expenses incurred by it in connection with its servicing activities under its third-party servicing agreement (including advance payment of premiums for primary mortgage insurance policies, if required) and will not be entitled to reimbursement therefor except as expressly provided in its third-party servicing agreement.

3.10 PRIMARY MORTGAGE INSURANCE

CitiMortgage will exercise its best reasonable efforts to maintain each primary mortgage insurance policy in full force. CitiMortgage will present claims to the insurer, and take any other reasonable action that may be necessary to permit recovery, under any primary mortgage insurance policy for a defaulted mortgage loan.

     CitiMortgage may substitute for any primary mortgage insurance policy another substantially equivalent policy issued by another insurer, provided that no such substitution will be made unless (i) CitiMortgage is advised by each rating agency that the substitution will not negatively affect the rating agency's then-current rating of the certificates (for any insured class certificates, without regard to any certificate insurance policy) or (ii) the claims-paying ability of the substitute primary mortgage insurer is, at the time of substitution, rated at least "AA" or its equivalent by each rating agency rating the certificates.

3.11 HAZARD INSURANCE

CitiMortgage will maintain for each mortgage loan (other than a mortgage loan for a cooperative apartment) hazard insurance with extended coverage in an amount at least equal to the lesser of

o the maximum insurable value of the improvements securing the mortgage loan if that amount is less than the unpaid principal balance on the mortgage loan,

o the principal balance owing on the mortgage loan if that amount is between 80% and 100%, inclusive, of the insurable value, or

o 80% of the insurable value if the principal balance of the mortgage loan is less than 80% of the insurable value.

     Except for cooperative apartments, CitiMortgage will also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard fire insurance with extended coverage in an amount at least equal to the lesser of

o the maximum insurable value from time to time of the improvements that are a part of the property, or

o the unpaid principal balance of the mortgage loan at the time of foreclosure or deed in lieu of foreclosure plus (A) accrued interest at the mortgage note rate and (B) CitiMortgage's good-faith estimate of liquidation expenses for the property.

     If a mortgaged property is located in a federally designated flood area, the hazard insurance will include flood insurance. No earthquake or other additional insurance will be required for any property, except as required by applicable law.

     CitiMortgage may maintain a blanket hazard insurance policy on all of the mortgage loans. However, if the blanket policy contains a deductible clause, CitiMortgage will deposit in the certificate account any amount not payable under the blanket policy because of the deductible clause that would have been paid under a hazard policy that meets the requirements of this section and does not have a deductible clause.

     Any cost incurred by CitiMortgage in maintaining hazard insurance will not, for the purpose of calculating monthly distributions to the certificate holders, be added to the amount owing under the related mortgage loan, even if the terms of the mortgage loan permit it.

3.12 REALIZATION ON DEFAULTED MORTGAGE LOANS

CitiMortgage will use its best efforts, consistent with its customary servicing procedures, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans that continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to section 3.2. Consistent with the foregoing, CitiMortgage will use reasonable efforts to realize upon defaulted mortgage loans in a manner that will maximize the receipt of principal and interest by the certificate holders, taking into account, among other things, the timing of foreclosure proceedings.

     If a deficiency action is available against the mortgagor or any other person, CitiMortgage may proceed for the deficiency. CitiMortgage may retain 25% of the net proceeds received from a mortgagor pursuant to a deficiency action as compensation for proceeding with the deficiency action.

     Any property (other than the mortgaged property) pledged by or on behalf of a mortgagor as security for a mortgage loan in default, including marketable securities, may be liquidated and the proceeds thereof applied to cover any shortfalls upon the liquidation of a mortgaged property provided that the Trust Fund will in no event acquire ownership of any such property unless the Trustee receives an opinion of counsel to the effect that such ownership will not cause any constituent REMIC to fail to qualify as a REMIC and will not subject any constituent REMIC to any tax.

     If title to a mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding such acquisition of title and cancellation of the mortgage loan, the mortgage loan will (except for purposes of section 9.1) be considered an outstanding mortgage loan until the mortgaged property is sold and the mortgage loan becomes a liquidated loan. Consistent with the foregoing for purposes of all calculations hereunder so long as the mortgage loan is considered outstanding, it will be assumed that the related mortgage note and its amortization schedule in effect on and after the acquisition of title (after giving effect to any previous principal prepayments, and before any adjustment thereto by reason of any deficient valuations and debt service reductions or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by the mortgage note will have been discharged), subject to adjustment to reflect the application of REO proceeds received in any month.

     Net REO proceeds received in any month will be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that such mortgage loan became an REO loan, with any excess being deemed to have been received for delinquent principal installments that remained unpaid on such date. Thereafter, net REO proceeds received in any month will be applied to the payment of installments of principal and accrued interest on the mortgage loan deemed to be due and payable in accordance with the terms of the mortgage note and amortization schedule. If the net REO proceeds exceed the then delinquent principal and interest installments on the mortgage loan, the excess will be treated as a principal prepayment received on the mortgage loan, up to the outstanding principal balance of the mortgage loan. Any net REO proceeds in excess of the outstanding principal balance and accrued interest on the mortgage loan will be treated as addi-tional servicing compensation for the relevant servicer.

     If CitiMortgage forecloses or accepts a deed in lieu of foreclosure on a mortgaged property, CitiMortgage will dispose of the mortgaged property before the end of the third calendar year that begins after the year of acquisition by the applicable constituent REMIC, unless

o (i) the Trustee receives an opinion of counsel to the effect that the holding by the applicable constituent REMIC of the mortgaged property subsequent to such period (and specifying the period beyond such period for which the mortgaged property may be held) will not result in the imposition of taxes on "prohibited transactions" of any of the constituent REMICs as defined in Internal Revenue Code Section 860F, or cause any of the constituent REMICs to fail to qualify as a REMIC at any time that any certificates are outstanding, in which case the applicable constituent REMIC may continue to hold such mortgaged property (subject to any conditions contained in such opinion of counsel), or

o CitiMortgage has, prior to the expiration of such period, applied to the Internal Revenue Service for an extension of the period in the manner contemplated by Internal Revenue Code Section 856(e)(3), in which case the period will be extended by the applicable period.

     Notwithstanding any other provision of this agreement, unless otherwise required pursuant to applicable state law, no mortgaged property acquired by the applicable constituent REMIC will be

o rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the applicable constituent REMIC in such a manner or pursuant to any terms that would (1) cause such mortgaged property to fall to qualify as "foreclosure property" within the meaning of Internal Revenue Code Section 860G(a)(8), (2) subject any of the constituent REMICs to the imposition of any federal or state income taxes on "net income from foreclosure property" earned from such mortgaged property within the meaning of Internal Revenue Code Section 860G(c), or
     (3) cause the sale of such mortgaged property to result in the receipt by any of the constituent REMICs of any income from non-permitted assets as described in Internal Revenue Code Section 860F(a)(2)(B), or

o sold in a manner or pursuant to terms that would subject any of the constituent REMICs to the imposition of any federal or state income taxes on "net income from foreclosure property" within the meaning of Internal Revenue Code Section 860G(c), unless CitiMortgage agrees to indemnify and hold harmless each constituent REMIC against the imposition of such taxes.

     The foregoing is subject to the provision that, if any mortgaged property is damaged, whether from an uninsured cause or otherwise, CitiMortgage will not be required to expend its own funds in connection with any foreclosure or towards the restoration of such property unless it determines that

o the restoration or foreclosure will increase the net proceeds of liquidation of the mortgage loan to the certificate holders, after reimbursement to itself for such expenses, and

o CitiMortgage will recover such expenses through liquidation or insurance proceeds.

     CitiMortgage will be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it will be entitled to reimbursement thereof from the related property, as contemplated in section 3.8. Notwithstanding the above, CitiMortgage will not be entitled to recover legal expenses incurred in connection with liquidation proceedings where the mortgagor pays all delinquent pay-ments and expenses and the proceedings are terminated prior to liquidation, other than sums received from the mortgagor for such expenses.

     Notwithstanding anything to the contrary in this section 3.12, CitiMortgage will not be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property that it believes may be contaminated with or affected by pollutants, contamination, hazardous wastes or hazardous substances. CitiMortgage will not be liable to the certificate holders if, based on its belief that no such contamination or effect exists, CitiMortgage forecloses on a mortgaged property and takes title to such mortgaged property, and the mortgaged property is later determined to be so contaminated or affected.

     If CitiMortgage does not elect to foreclose on a mortgaged property, CitiMortgage may, in the exercise of its judgment, elect to accept a payment or payments, in connection with the sale by the mortgagor of the mortgaged property or the retention by the mortgagor of the mortgaged property, in aggregate amount less than the outstanding balance of the mortgage loan and accrued interest thereon.

     The Trustee will furnish CitiMortgage with any powers of attorney and other documents necessary or appropriate to enable CitiMortgage to carry out its efforts in realizing upon defaulted mortgage loans hereunder.

3.13 RELEASE OF MORTGAGE FILES

     (a) CitiMortgage will promptly notify the Trustee of the payment in full of any mortgage loan or CitiMortgage's receipt of notice that payment in full will be escrowed in a manner customary for such purpose, and will request delivery to it of the mortgage file. CitiMortgage's notice will include a Servicing Officer certification that all amounts that CitiMortgage must deposit in the certificate account, in connection with the payment pursuant to section 3.3 have been or will be so deposited. Upon receipt of the certification and request, the Trustee will promptly direct the Mortgage Document Custodian to release the related mortgage documents to CitiMortgage.

     For the servicing or foreclosure of any mortgage loan, including collection under a primary mortgage insurance policy, the Trustee will, upon CitiMortgage's request and its delivery to the Trustee of a receipt signed by a Servicing Officer, direct the Mortgage Document Custodian to release the related mortgage documents to CitiMortgage. The Trustee will execute such documents furnished it as are necessary to the prosecution of any such proceedings. The receipt will obligate CitiMortgage to return the mortgage documents to the Mortgage Document Custodian when CitiMortgage no longer needs them, unless the mortgage loan has been prepaid or liquidated in the interim, in which case, upon receipt of a Servicing Officer certification similar to that described in the first paragraph of this section, the Trustee will release the receipt to CitiMortgage.

     (b) CitiMortgage will record any instrument of satisfaction of the mortgage executed by it if required by applicable law, and deliver it to the person entitled thereto. CitiMortgage may not withdraw any expenses incurred in connection with the instrument of satisfaction from the certificate account.

3.14 REPORTS TO CERTIFICATE HOLDERS AND OTHERS

     (a) On or before each distribution day, CitiMortgage will deliver to each certificate and residual certificate holder, any Insurer, the Trustee, the Paying Agent, each rating agen-cy and each Underwriter, a distribution report setting forth for that distribution day:

     (i) for each pool, the pool distribution amount;

     (ii) for each outstanding class, the interest distribution for a single certificate;

     (iii) for each outstanding class, the principal distribution for a single certificate, net of any deductions for reimbursements to PO classes;

     (iv) for each outstanding PO class, the amount of any reimbursements from the subordinated classes;

     (v) for each outstanding class, the distribution of loss recoveries for a single certificate;

     (vi) for each outstanding class, the principal or notional balance of a single certificate, and the aggregate principal or notional balance of the class, after giving effect to the distributions on the distribution day;

     (vii) for each outstanding class, any increase or decrease in principal or notional balance of a single certificate since the preceding distribution day (including for each outstanding accrual class, the amount of any accrued interest added to the principal balance of a single certificate), after giving effect to the distributions on the distribution days;

     (viii) for each outstanding class, any decrease in principal balance of a single certificate that is not the result of a principal distribution;

     (ix) for each outstanding target-rate class, its target-rate class percentage and, for a multi-pool series, its group target rate class percentage;

     (x) for each pool, the percentage of unscheduled principal payments on the pool's target-rate strip allocated on the distribution day to the related group's senior target-rate classes.

     (xi) for each outstanding class, any interest allocation carryforward applicable to the next succeeding distribution day;

     (xii) the collected servicing fee and master servicing fee for the month preceding the month of the distribution day, as reduced, for the servicing fee, by the amount of any deposits by CitiMortgage under section 3.4 for prepayment interest shortfalls;

     (xiii) for each outstanding insured class, the amount of any premiums paid to an Insurer out of remittances for the month preceding the distribution day, and any amount to be paid by an Insurer to holders of single certificates on the distribution day;

     (xiv) for each pool and for the series, the aggregate amount of remittances received from the first day of the month preceding the month in which the distribution day occurs through the first day of the following month;

     (xv) for each pool and for the series, any servicing account advances, voluntary and third-party servicer advances calculated as of the determination date, Paying Agent advances, advance account advances, uncommitted cash advances and any other amounts charged thereto for the applicable distribution day;

     (xvi) for each pool and for the series, reimbursement for the distribution day of any servicing account advances, voluntary advances, third-party servicer advances, Paying Agent advances, advance account advances, and uncommitted cash advances for any prior distribution day;

     (xvii) for each pool and for the series, the aggregate scheduled principal balance of the mortgage loans as of the last day of the month preceding the month of the distribution, after giving effect to payments on the mortgage loans due on the related first day of the month and principal prepayments distributed on the distribution day;

     (xviii) for each pool and for the series, the weighted average mortgage interest rate (before deduction of the servicing fee) and the weighted average remaining term to stated maturity, after giving effect to distributions on the distribution day;

     (xix) for each pool and for the series, the number and aggregate principal balance of mortgage loans delinquent 30 days and 60 or more days (as determined by CitiMortgage under the Mortgage Bankers Association method);

     (xx) for each pool and for the series, the book value of any REO property; and

     (xxi) any other information required for a distribution report on Form 10-D under the federal securities laws.

     The distribution report will provide appropriate introductory and explanatory information to introduce any material terms, parties or abbreviations used, and shall state the applicable record, determination and distribution dates. CitiMortgage will determine the format of the distribution report, and may include additional information relating to the series if CitiMortgage believes such information may be material to certificate holders.

     CitiMortgage will provide certificate holders that are federally insured savings and loan associations with certain reports, and will provide access to information and documentation regarding the mortgage loans included in the Trust Fund, sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision.

     Any report required by this subsection (a) to be delivered to any person will be deemed delivered when it is posted to CitiMortgage's website, www.citimortgagembs.com, or to any other website of which CitiMortgage gives prior notice to the person, and the person can access the statement or report on the website without paying an additional charge or subscription fee.

     (b) CitiMortgage will provide the Paying Agent and the Trustee by the third business day before each distribution day with a statement of the information set forth in clauses (i) through (xii) of subsection (a), such information to be given in the aggregate.

     (c) Not later than 15 business days after receipt of a written request from the Trustee, CitiMortgage will deliver to the Trustee a statement, certified by a Servicing Officer, of the aggregate of deposits in and withdrawals from the certificate account for each category of deposit specified in sections 3.3 and each category of withdrawal specified in section 3.8 for any distribution day specified by the Trustee.

     (d) The Trustee may at any time during normal business hours inspect and copy at CitiMortgage's expense CitiMortgage's books, records and accounts for the mortgage loans.

     (e) CitiMortgage will provide to any Insurer each notice, report, opinion or other written item (other than mortgage documents) delivered pursuant to the penultimate paragraph of section 2.3 and sections 2.4, 3.5, 3.6, 3.14(a), 3.19, 3.21, 3.22, 4.3, 4.4, 8.8, 9.1, 10.1, and 11.2.

3.15 TAX RETURNS AND REPORTS

     (a) For federal income tax purposes, each constituent REMIC will have a calendar year taxable year and will maintain its books on the accrual method of accounting.

     (b) CitiMortgage will prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year for each constituent REMIC, and will furnish to certificate holders the schedules, statements or information, as required by the Internal Revenue Code or state or local tax laws, regulations or rules.

     Within 30 days of the startup day, CitiMortgage will furnish to the Internal Revenue Service, on Form 8811 or as otherwise required by the Internal Revenue Code, the name, title, address, and telephone number of the person that certificate holders may contact for tax information relating to the REMICs, together with any additional information required by the Form, and will update such information as required by the Internal Revenue Code. Income tax or information returns will be signed by the Trustee or any other person required to sign the returns by the Internal Revenue Code or state or local tax laws, regulations or rules.

     (c) In the first federal income tax return for each constituent REMIC for its short taxable year ending December 31 in the year in which the startup day occurs, REMIC status will be elected for that taxable year and all succeeding taxable years.

     (d) CitiMortgage will maintain records relating to each constituent REMIC, including its income, expenses, assets and liabilities, and the adjusted basis of its property as required by the Internal Revenue Code, or as necessary to prepare the foregoing returns, schedules, statements or information.

     (e) Each holder of a residual certificate will be deemed to have agreed, by acceptance thereof, to be bound by this section 3.15 and by section 5.2 and by "REMIC Provisions" in the Series Terms.

3.16 APPLICATION OF BUYDOWN FUNDS

On or before the closing date if there are any buydown mortgage loans in the Trust Fund, CitiMortgage will open the buydown account with the Depository in the name of the Trustee, on behalf of the mortgagors. For each buydown mortgage loan, on the business day following receipt of the mortgagor's required monthly payment under the buydown agreement, CitiMortgage will withdraw from the buydown account and deposit in immediately available funds in the certificate account an amount which, when added to the mortgagor's payment, will equal the full monthly payment due under the mortgage note. No later than the fifth business day before the last business day of each month, CitiMortgage will deposit in the buydown account in immediately available funds an amount equal to interest at the rate per annum specified in the buydown agreement compounded monthly on the buydown funds for each buydown mortgage loan.

     If a buydown mortgage loan is fully prepaid while buydown funds remain in the buydown account, the unpaid principal balance of the buydown mortgage loan will be reduced by the amount of the buydown funds (which reduction will constitute a principal prepayment) and, on the business day following the date of the principal prepayment, CitiMortgage will deposit the buydown funds in the certificate account. If the property securing a buydown mortgage loan is sold in liquidation of the buydown mortgage loan (either by CitiMortgage or the insurer under any related primary mortgage insurance policy) while buydown funds remain in the buydown account, the buydown funds will be (i) deposited in the certificate account on the business day following the liquidation as a reduction of the unpaid principal balance of the buydown mortgage loan or (ii) to the extent required under an applicable primary mortgage insurance policy, paid to the insurer of the mortgage loan.

3.17 ASSUMPTION AND MODIFICATION AGREEMENTS

If a mortgagor transfers a mortgaged property that is subject to an enforceable due-on-sale clause, CitiMortgage will accelerate the maturity of the mortgage loan to the extent permissible, unless CitiMortgage reasonably believes that the due-on-sale clause is not enforceable.

     If CitiMortgage reasonably believes that the mortgaged property is not subject to an enforceable due-on-sale clause, or that enforcement will adversely affect primary mortgage insurance coverage, CitiMortgage may enter into an assumption and modification agreement with the transferee of the mortgaged property, pursuant to which both the transferee and the original mortgagor will be liable on the mortgage loan, provided that

o the mortgage loan as assumed or modified meets the requirements set forth in this agreement for mortgage loans initially included in the Trust Fund,

o the mortgage loan continues to be covered by any related primary mortgage insurance and hazard insurance policy, and

o no principal, interest or other payment on the mortgage loan is reduced or postponed.

     CitiMortgage will forward an original of each assumption and modification agreement to the Mortgage Document Custodian (with a copy to the Trustee) to be added to the related mortgage file, and the agreement will be considered a part of the mortgage file for all purposes to the same extent as all other documents and instruments that are part of the mortgage file. Any fee collected by CitiMortgage for entering into such an agreement will be retained by CitiMortgage as additional servicing compensation.

3.18 REFINANCINGS AND CURTAILMENTS; LOAN MODIFICATIONS

     (a) In addition to waivers and arrangements permitted by section 3.2, CitiMortgage may refinance affiliated or third-party mortgage loans if the refinancing arises out of a mortgagor's request for a refinancing, modification, or other relief from the provisions of the mortgage loan.

     On the business day preceding the distribution day in the month following the effective date of the refinancing of a mortgage loan pursuant to this section, CitiMortgage will deposit into the certificate account the amount of the prepayment in full of the mortgage loan (net of all voluntary advances and Paying Agent advances for the mortgage loan, which will be reimbursed to the Paying Agent or deemed reimbursed to CitiMortgage, as the case may be). Upon the Trustee's receipt of written notification of the deposit signed by an Authorized Officer of CitiMortgage, the related mortgage file will be released, and the Trustee will comply with the provisions of section 3.13.

     For the purposes of this section, a "refinancing" will include any process with a mortgagor that results in the refinanced mortgage loan being identified and serviced as a "new mortgage loan" in CitiMortgage's books, records and servicing files. However, in connection with a partial prepayment, CitiMortgage may reduce the scheduled monthly payments on the mortgage loan so that the mortgage loan will still be paid in equal monthly installments of principal and interest, but the prepayment will not change the originally scheduled maturity date, and such modification will not be considered a "refinancing" for purposes of this section.

     (b) CitiMortgage may agree with any homeowner to modify or waive any provision of a mortgage loan if the modification or waiver does not

o affect the amount or timing of any payment of principal or interest on the mortgage loan,

o in CitiMortgage's judgment, materially impair the security for, or reduce the likelihood of timely payment of amounts due on, the mortgage loan, or

o otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b).

     Notwithstanding the preceding paragraph, CitiMortgage may agree with any homeowner to modify or waive any provision of a mortgage loan if

o the mortgage loan is 90 days or more past due or, in CitiMortgage's judgment, is subject to imminent default, or

o CitiMortgage delivers to the Trustee an opinion of counsel to the effect that the modification or waiver will not affect the REMIC status of any REMIC.

     CitiMortgage will within 10 business days deliver to the Mortgage Document Custodian for deposit in the related mortgage file an original signed copy of the agreement providing for the modification or waiver. If applicable law requires a modification or waiver to be recorded, CitiMortgage will (i) deliver a copy of such signed agreement to the Trustee and (ii) deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

     CitiMortgage may condition any modification or waiver on the homeowner's payment to CitiMortgage of a reasonable or customary fee for the additional services performed, together with reimbursement for CitiMortgage's out-of-pocket expenses, in connection with the modification or waiver. CitiMortgage may retain such fees or reimbursements as additional servicing compensation.

3.19 INVESTMENT ACCOUNTS

(a) Investments. CitiMortgage may invest and reinvest funds in an investment account in accordance with this section 3.19 in one or more Eligible Investments (as described below) bearing interest or sold at discount. However, no such investment may mature later than the business day immediately preceding the next distribution day, except, that investments (including repurchase agreements) on which the Paying Agent, in its commercial capacity, is the obligor may mature on the next distribution day.

     The Trustee and CitiMortgage will deposit in the certificate account immediately upon receipt all proceeds from investment of funds and disposition of assets in the certificate account. Any loss resulting from such investment will be charged to the certificate account.

     CitiMortgage may, from time to time, withdraw from any investment account (other than the certificate account), any Investment Income therein, and pay same to itself, the seller or the holders of the residual certificates, as applicable.

     CitiMortgage will not invest funds in the certificate account or sell an investment held in an investment account unless the investment:

o is made in the name of the Trustee (in its capacity as such) or a Qualified Nominee of the Trustee, and

o is a "cash flow investment" as defined in Internal Revenue Code Section 860G(a)(6).

     CitiMortgage will not dispose of any Eligible Investment prior to its maturity. However, if sufficient uninvested funds are not available in the certificate account to make a required disbursement, CitiMortgage may sell or otherwise convert to cash a sufficient amount of the investments in the certificate account if, prior to such sale or conversion, CitiMortgage receives

     (i) an opinion of counsel (which opinion may not be provided by an employee of CitiMortgage or of an affiliate of CitiMortgage) that the sale or conversion will not constitute a "prohibited transaction" under Internal Revenue Code
Section 860F(a), or

     (ii) if the sale or conversion constitutes such a "prohibited transaction,"
(A) the
consent of the holders of 100% percentage interest of the residual certificates to the prohibited transaction together with each such holder's proportionate share of any tax imposed on the Trust Fund attributable to the transaction, and
(B) an opinion of counsel (which opinion may not be provided by an employee of CitiMortgage or of an affiliate of CitiMortgage) that the transaction will not disqualify any constituent REMIC as a REMIC.

     The Trustee will not have any liability for any loss incurred in connection with any investment or any sale or liquidation thereof pursuant to this agreement, unless caused by its negligence or willful misconduct, or for any insufficiency in the certificate account or the buydown account, except for losses on investments that are liabilities of the Trustee in its commercial capacity.

     (b) Custodial investment account. Prior to the business day preceding the distribution day, CitiMortgage may deposit the amounts required to be transferred on the determination date from the custodial accounts for P&I in a separate account in the name of CitiMortgage and the Trustee (such account will be maintained in the trust department of a Depository and will bear a designation clearly indicating that the principal of all investments in such account is held for the benefit of the Trustee on behalf of the certificate holders) (the custodial investment account) for investment only in one or more Eligible Investments. CitiMortgage will bear any and all losses incurred on any investments made with such funds and will be entitled to retain all gains realized on such investments as additional compensation for its services as master servicer. The amount of any losses incurred in respect of any such investments will be deposited in the custodial investment account by CitiMortgage out of its own funds immediately as realized. Any successor master servicer appointed pursuant to this agreement will not be responsible for losses attributable to its predecessor. No investments held in the custodial investment account will mature later than the business day preceding the distribution day.

     (c) Eligible Investments. Eligible Investments means any one or more of the following obligations or securities:

     (i) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, Fannie Mae, the Farm Credit Banks, the Federal Home Loan Banks, the Student Loan Marketing Association (but only for obligations backed by letters of credit or senior obligations) or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided, however, that any obligation of, or guaranteed by, the Federal Home Loan Banks or the Farm Credit Banks or any obligation of, or guaranteed by, FHLMC or Fannie Mae, other than a senior debt obligation of FHLMC or Fannie Mae or a mortgage participation or pass-through certificate guaranteed by FHLMC or Fannie Mae, excluding stripped mortgage securities which are valued greater than par on the portion of unpaid principal, will be an Eligible Investment only if, at the time of investment, each rating agency confirms in writing that such investment is acceptable;

     (ii) Federal Funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking au-thorities, so long as at the time of such investment or contractual commitment providing for such investment the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a maturity of not more than one year and a credit rating of not less than "A-1+" ("A-1" if the maturity is not greater than 30 days) by S&P if S&P is a rating agency, "P-1" by Moody's if Moody's is a rating agency, and "F-1" by Fitch if Fitch is a rating agency; each such investment being expressly authorized and deemed authorized by a certificate holder's purchase or acceptance of any certificate when acting in the capacity of a fiduciary (including a "fiduciary" of an "employee benefit plan" subject to ERISA, as those term are defined in Sections 3(21) and 3(3) of ERISA, respectively) which purchase or acceptance will also evidence and be deemed to evidence any such certificate holder's representation and warranty to CitiMortgage, the Certificate Registrar and the Trustee and any agent of the Trustee that such certificate holder is duly authorized by and empowered under appropriate governing instruments (for example, an employee benefit plan, in the case of an ERISA fiduciary) to give such authorization; and money market funds investing exclusively in any of the investments discussed in this definition of Eligible Investments with a rating of not less than "A-1+" ("A-1" if the maturity is not greater than 30 days) by S&P if S&P is a rating agency, "F-1" by Fitch if Fitch is a rating agency, and "P-1" by Moody's if Moody's is a rating agency;

     (iii) repurchase obligations for (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in either case where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) with a rating of not less than "A-1+" by S&P if S&P is a rating agency, "P-1" by Moody's if Moody's is a rating agency, and "F-1" by Fitch if Fitch is a rating agency;

     (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a maturity not greater than 30 days and an unsecured long-term debt rating of at least "AA" if S&P is a rating agency, "AA" if Fitch is a rating agency, and "Aa" if Moody's is a rating agency, or an unsecured short-term debt rating, of at least "A-1" if S&P is a rating agency, "F-1" if Fitch is a rating agency, and "P-1" if Moody's is a rating agency, at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal balance of securities issued by such corporation and held as part of the Trust Fund to exceed 10% of the aggregate current principal balance of certificates outstanding and of the current percentage interest of the residual certificates outstanding, and the aggregate principal balance of all cash and Eligible Investments, held in the Trust Fund;

     (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having at the time of such investment a rating of not less than "A-1+" ("A-1" if the maturity is not greater than 30 days and such commercial paper does not exceed

20% of the then current balance of the certificates) by S&P if S&P is a rating agency, "F-1" by Fitch if Fitch is a rating agency, and "P-1" by Moody's if Moody's is a rating agency;

     (vi) a Qualified GIC;

     (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian on behalf of the holders of such receipts;

     (viii) any other money market deposit, obligation, security or investment bearing interest or sold at a discount which has an unsecured short-term debt rating of at least "A-1+" ("A-1" if the maturity is not greater than 30 days and such investments do not exceed 20% of the then scheduled principal balance of the mortgage loans) if S&P is a rating agency, "F-1" if Fitch is a rating agency, and "P-1" if Moody's is a rating agency, or if such investment relates to a money market fund, such fund must be rated in the highest rating category by each rating agency (which, for S&P, is "AAAm" or "AAAm-G"); and

     (ix) any other demand or time deposit, obligation, security or investment bearing interest or sold at a discount that each rating agency confirms in writing is acceptable;

     provided, that each such Eligible Investment is a "permitted investment" as defined in Internal Revenue Code Section 860G(a)(5).

3.20 PAYING AGENT AND CERTIFICATE REGISTRAR

(a) Paying Agent. CitiMortgage or the Trustee may remove a Paying Agent, and CitiMortgage, with the Trustee's approval, may appoint another Paying Agent.

     A Paying Agent

o may not be an Originator, CitiMortgage or an affiliate of CitiMortgage unless the Paying Agent is an agency and trust department of Citibank, N.A.,

o must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and

o must be rated at least "A-1" by S&P if S&P is a rating agency, and at least "F-1" by Fitch if Fitch is a rating agency.

     If no Paying Agent is appointed, the Trustee will be the Paying Agent. CitiMortgage will notify the rating agencies of any change of Paying Agent.

     The Paying Agent will

o hold all amounts deposited with it by CitiMortgage or the Trustee for payment on the certificates in trust for the benefit of the certificate holders and any Insurer until the amounts are paid to the certificate holders or the Insurer or otherwise disposed of in accordance with this agreement,

o give the Trustee notice of any default by CitiMortgage in making any such deposit, and

o during the continuance of a default by CitiMortgage in making such a deposit, upon the Trustee's written request, immediately pay to the Trustee all amounts so held in trust by the Paying Agent.

     CitiMortgage will cause any Paying Agent that is not the Trustee or a signatory to this agreement to execute and deliver to the Trustee an instrument in which the Paying Agent agrees with the Trustee that the Paying Agent will have all the rights and obligations of a Paying Agent under this agreement.

     (b) Certificate Registrar. CitiMortgage or the Trustee may remove a Certificate Registrar, and CitiMortgage, with the Trustee's approval, may appoint another Certificate Registrar.

     A Certificate Registrar

o may not be an Originator, CitiMortgage or an affiliate of CitiMortgage unless the Certificate Registrar is an agency and trust department of Citibank, N.A., and

o must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization.

     If no Certificate Registrar is appointed, the Trustee will be the Certificate Registrar.

3.21 EXCHANGE ACT REPORTING

     (a) CitiMortgage, as servicer, will prepare and file all reports required to be filed by CMSI, as depositor, under the Exchange Act (other than Forms 10-K), including required periodic reports on Form 10-D, and any required current report on Form 8-K. CMSI authorizes CitiMortgage to sign and file such reports on behalf of CMSI. CMSI will file all required Forms 10-K.

     (b) For each calendar year for which CMSI is required to file a Form 10-K with the Securities and Exchange Commission for this series, each party to this agreement who

o participates in the servicing function, within the meaning of section 1122 of Regulation AB under the Securities Act (Regulation AB), for this series, or who controls such a participant, will submit, or will cause such controlled participant to submit, by March 1 of the following year, a report on an assessment of compliance covering the servicing criteria set forth opposite its name on schedule 1, "Servicing criteria to be addressed in report on assessment of compliance" (as such schedule may be modified pursuant to section 3.22(c) below), and an attestation report of a registered public accounting firm, all as required by and in full conformity with the requirements of rule 1122, and

o is a servicer, within the meaning of section 1123 of Regulation AB, for this series, or who controls such a servicer, will submit, or will cause such controlled servicer to submit, by March 1 of the following year, a statement of compliance signed by an authorized officer, as required and in full conformity with the requirements of rule 1123.

     (c) Schedule 1 may be modified

o by agreement of CMSI and each party affected by such modification, without the consent of any other party or the certificate holders, and

o by CMSI, without the consent of any other party or the certificate holders, if CMSI is advised by counsel that such change may be required to comply with Regulation AB.

     (d) CMSI and each other person who is or becomes a party to this agreement shall render all reasonably requested assistance to CMSI and CitiMortgage in providing information necessary for the preparation of such reports. CMSI and CitiMortgage shall require each third-party servicer, and any other person who participates in the servicing function, to agree to provide such assistance.

     (e) CitiMortgage hereby appoints KPMG LLP as its independent accountants for purposes of preparing and delivering for each year an attestation on CitiMortgage's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of such year. The attestation report is to be furnished to CitiMortgage and the Trustee by March 1 in the following year, and must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

     If such firm resigns, CitiMortgage will promptly appoint a successor firm of independent accountants of recognized national reputation. CitiMortgage will promptly notify the Trustee if CitiMortgage fails to ap-point a successor firm of independent accountants within 15 days after such resignation. If CitiMortgage does not appoint a successor within 10 days thereafter, the Trustee will promptly appoint a successor firm of independent accountants of recognized national reputation. The fees of the independent accountants and any successor will be paid by CitiMortgage as servicer, or by any successor servicer.

4    CITIMORTGAGE

4.1 LIABILITY OF CITIMORTGAGE AND OTHERS

Each of CitiMortgage, CMSI and Citibank, N.A. will be liable under this agreement to any person or to the certificate holders only to the extent of obligations specifically undertaken by CitiMortgage, CMSI or Citibank, N.A. in this agreement.

     Neither CitiMortgage, CMSI nor Citibank, N.A., nor any of their directors, officers, employees and agents will be liable to the Trust Fund or the certificate holders for any action, or for refraining from taking any action, pursuant to this agreement, or for errors in judgment, provided, however, that neither CitiMortgage, CMSI, Citibank, N.A., nor any such person will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or gross negligence in the performance, or for reckless disregard, of their obligations under this agreement. CitiMortgage, CMSI, Citibank, N.A. and any of their directors, officers, employees or agents may rely on any document prima facie properly executed and submitted by any person as to any matters arising under this agreement.

     CitiMortgage, CMSI, Citibank, N.A., and each of their directors, officers, employees and agents will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any actual or threatened legal or regulatory proceedings relating to this agreement or the certificates, other than a loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance, or reckless disregard, of their obligations under this agreement.

     CitiMortgage need not appear in, prosecute or defend any legal action that is not incidental to its duties to service the mortgage loans in accordance with this agreement and that in its opinion may involve it in any expense or liability. CitiMortgage may, however, undertake any such action it deems desirable to enforce or secure the rights and duties of the parties or the interests of the certificate holders. CitiMortgage's legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Trust Fund, for which CitiMortgage will be reimbursed out of the certificate account.

     Notwithstanding the foregoing, CitiMortgage will indemnify, defend and hold harmless the Trustee and the Trust Fund against any damages, claims or liabilities arising out of any violation (or claimed violation) prior to the closing date of any predatory lending law.

4.2 ASSUMPTION OF CITIMORTGAGE'S OBLIGATIONS BY AFFILIATE

Any corporation into which CitiMortgage is merged or consolidated, or that results from a merger, conversion or consolidation involving CitiMortgage, or that succeeds to the business of CitiMortgage, or more than 50% of the voting stock of which is, directly or indirectly, owned by Citigroup Inc., and that executes an agreement of assumption to perform all of CitiMortgage's obligations under this agreement, will be CitiMortgage's successor under this agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Such agreement of assumption will not, however, release CitiMortgage from any of its obligations or liabilities under this agreement.

4.3 MAINTENANCE OF OFFICE OR AGENCY

CMSI shall maintain or cause to be maintained at its expense an office or offices or agency or agencies where the certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon CMSI in respect of the certificates and this agreement may be served. CMSI initially appoints the Certificate Registrar designated in the Series Terms as its office for purposes of receipt of notices and demands. CMSI will give prompt written notice to CitiMortgage, the Trustee and the certificate holders of any change in the location of the Certificate Register or any such office or agency.

4.4 SERVICER NOT TO RESIGN

Subject to sections 4.2 and 4.5, CitiMortgage will not resign as servicer without the consent of the Trustee, any Insurer, the holders of more than 2/3 of the voting interests of the outstanding certificates and 2/3 of the percentage interests of the residual certificates, except upon a determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of CitiMortgage as Servicer will be supported by an opinion of counsel to such effect delivered to the Trustee. No resignation by CitiMortgage will become effective until the Trustee or a successor servicer and master servicer have assumed CitiMortgage's obligations in accordance with section 7.2.

4.5 DELEGATION OF DUTIES

CitiMortgage may without notice or consent delegate any of its servicing duties, and any rights relating to such duties, to any person or persons, including a person more than 50% of whose stock is owned, directly or indirectly, by Citigroup Inc.; provided that each such person that services any mortgage loans has been approved as a seller/servicer by the Federal Housing Administration, GNMA, Fannie Mae or FHLMC, and has been approved in writing by the rating agencies. Such delegation will not, however, relieve CitiMortgage of its responsibility for such duties. Each delegee of CitiMortgage's servicing duties will have those powers and duties that are granted to or required of CitiMortgage as servicer or master servicer under this agreement for such duties, subject to the limitations imposed by the agreement between CitiMortgage and such delegee.

4.6 ERRORS AND OMISSIONS INSURANCE

CitiMortgage will maintain in force

o a policy or policies of insurance covering errors and omissions in the performance of its servicing obligations, and

o    a fidelity bond for its officers, employees and agents.

     Such policies and bond will, together, comply with Fannie Mae or FHLMC requirements for persons servicing mortgage loans purchased by such association.

5    THE CERTIFICATES

5.1 THE CERTIFICATES

     (a) The certificates and residual certificates will be substantially in the forms set forth in exhibit A. The certificates will be issued in the denominations specified in the Series Terms and will be executed by manual or facsimile signature on behalf of CMSI by its Chairman, President, one of its Vice Presidents, or one of its Assistant Vice Presidents. Certificates bearing the manual or facsimile signatures of individuals who were authorized to sign on behalf of CMSI when the signatures were affixed will bind CMSI, even if prior to the authentication and delivery of the certificates some of the individuals ceased to be authorized or to hold such offices.

     No certificate will be entitled to any benefit under this agreement, or be valid for any purpose, unless it authenticated substantially in the form set forth in exhibit A. The authentication must be manually signed by the Trustee or an Authenticating Agent appointed pursuant to section 8.12, and such signature will be conclusive evidence, and the only evidence, that the certificate has been duly authenticated and delivered. All certificates will be dated the date of their authentication.

     (b) Upon original issuance, book-entry certificates will be issued in the form of one or more typewritten certificates, to be delivered to the initial Clearing Agency, by, or on behalf of, CMSI. Such certificates will initially be registered on the Certificate Register in the name of the nominee of the initial Clearing Agency, and will bear a legend in substantially the following form:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to Citicorp Mortgage Securities, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [the Clearing Agency nominee] or such other name as requested by an authorized representative of [the Clearing Agency] (and any payment is made to [the Clearing Agency nominee] or to such other entity as is requested by an authorized representative of [the Clearing Agency]), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, [the Clearing Agency nominee], has an interest herein."

     No beneficial owner will receive a definitive certificate representing such beneficial owner's interest in the book-entry certificates, except as provided in section 5.6. Until definitive certificates have been issued to beneficial owners pursuant to section 5.6:

     (i) This section 5.1(b) will be in full force and effect.

     (ii) CMSI, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including distributions on the book-entry certificates and actions by the holders of book-entry certificates) as the authorized representative of the beneficial owners.

     (iii) To the extent that this section 5.1(b) conflicts with any other provision of this agreement, this section 5.1(b) will control.

     (iv) The rights of beneficial owners will be exercised only through the Clearing Agency and will be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such beneficial owners and the Clearing Agency or the Clearing Agency Participants. For book-entry certificates, references in this agreement to

o actions by certificate holders will refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and

o distributions, notices, reports and statements to certificate holders will refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the book-entry certificates for the distribution to beneficial owners in accordance with the procedures of the Clearing Agency.

     (v) The initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants, and will receive and transmit distributions of principal and interest on the certificates to the Clearing

Agency Participants, for distribution to the beneficial owners or their nominees.

     For purposes of any provision of this agreement requiring or permitting actions with the consent of, or at the direction of, holders of book-entry certificates evidencing specified voting interests, such direction or consent will be given by beneficial owners having the requisite percentage interests.

     Until definitive certificates are issued to beneficial owners pursuant to section 5.6, copies of the reports or statements referred to in section 3.14 will be available to beneficial owners upon written request to the Trustee at the corporate trust office or, if Citibank, N.A. is the Paying Agent, at the website referred to in section 3.14.

5.2 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES

(a) CMSI will maintain at its expense an office or offices or agency or agencies where the certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon CMSI relating to the certificates and this agreement may be served. CMSI initially appoints the Certificate Registrar designated in the Series Terms as its office for purposes of receipt of notices and demands.

     CMSI will maintain a Certificate Register at such office in which, subject to such reasonable regulations as it prescribes, CMSI will provide for the registration and transfer of certificates. CMSI will give prompt written notice to the Trustee and to the certificate holders of any change in the location of the Certificate Register or any such office or agency.

     Upon surrender for registration of transfer of any certificate at the office or agency, CMSI will execute and the Trustee or the Authenticating Agent will authenticate and deliver, in the name of the designated transferee or transferee, one or more new certificates in authorized denominations of the same aggregate number of single certificates or the same aggregate percentage interest, as the case may be.

     At the option of the certificate holder, certificates may be exchanged for other certificates of authorized denominations evidencing the same aggregate number of single certificates or the same aggregate percentage interest, as the case may be, upon surrender of the certificates to be exchanged at the office or agency. CMSI will execute and the Trustee or Authenticating Agent will authenticate and deliver the certificates that the certificate holder is entitled to receive.

     Every certificate surrendered for registration of transfer or exchange will be accompanied by a written instrument of transfer in form satisfactory to the Trustee, CMSI and the Certificate Registrar, duly executed by the holder or his attorney duly authorized in writing.

     No service charge will be made for any registration of transfer or exchange of certificates, but the Certificate Registrar may require a payment sufficient to cover any tax or governmental charge imposed in connection with the transfer or exchange.

     All certificates surrendered for registration of transfer and exchange will be canceled and, subject to the record retention requirements of the Exchange Act, subsequently destroyed by the Trustee or, at its direction, by the Certificate Registrar.

     The Certificate Registrar will provide the Paying Agent and the Trustee by the third business day before each distribution day, the names and addresses of each certificate holder as of the record date and the number of single certificates or percentage interest it holds of record.

     (b) Notwithstanding the foregoing section 5.2(a), no legal or beneficial interest in all or any portion of a residual certificate may be transferred, directly or indirectly, to a "disqualified organization" within the meaning of Internal Revenue Code Section 860E(e)(5), or to an agent of a disqualified organization (including a broker, nominee, or other middleman) (an Agent) and any such purported transfer will be void and of no effect. Further, no legal or beneficial interest in all or any portion of a residual certificate may be registered in the name of a Plan or a person investing the assets of a Plan (such Plan or person an ERISA Prohibited holder) or in the name of a person that is not (i) a U.S. person or (ii) a non-U.S. person that holds the residual certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor, the Certificate Registrar, and the Trustee with an effective Internal Revenue Service Form W-8ECI or (iii) a non-U.S. person that has delivered to the transferor, the Certificate Registrar, and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the residual certificate to it is in accordance with the requirements of the Internal Revenue Code and that such transfer of the residual certificate will not be disregarded for federal income tax purposes (any such person who is not described in clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign holder"). Furthermore, no legal or beneficial interest in all or any portion of a residual certificate may be transferred, directly or indirectly, to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person. CMSI will not execute and the Trustee or Authenticating Agent will not authenticate and deliver, a new residual certificate in connection with any transfer of a residual certificate, and neither CMSI, the Certificate Registrar nor the Trustee will accept a surrender for transfer or registration of transfer, or register the transfer of, any residual certificate unless the transferor will have provided to CMSI, the Certificate Registrar and the Trustee an affidavit, substantially in the form of Appendix 1 hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited holder, a Non-permitted Foreign holder, or a person for whom income on the residual certificate is attributed to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, accompanied by a written statement signed by the transferor to the effect that, as of the time of the transfer, the transferor has no actual knowledge that such affidavit is false. Upon notice by CMSI that any legal or beneficial interest in any portion of a residual certificate has been transferred, directly or indirectly, to a disqualified organization or an Agent in contravention of the foregoing restrictions, the Trustee will furnish to the Internal Revenue Service and the transferor of such residual certificate or to such Agent, within 60 days of the request therefor by such transferor or such Agent, and CMSI agrees to provide the Trustee with the computation of such information necessary to the application of Internal Revenue Code Section 860E(e) as may be required by the Internal Revenue Code, including but not limited to the present value of the total anticipated excess inclusions for such residual certificate (or portion thereof) for periods after such transfer. At the election of CMSI, the reasonable cost of computing and furnishing such information may be charged to the transferor or such Agent; however, the Trustee and CMSI will in no event be excused from furnishing such information. Every holder of a residual certificate will be deemed to have consented to such amendments to this agreement as may be required to further effectuate the restrictions on transfer of residual certificates to a disqualified organization, an Agent, an ERISA Prohibited holder or a Non-permitted Foreign holder.

     The affidavit described in the preceding paragraph will also contain the statement of the transferee that it (i) has historically paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur liabilities in excess of cash flows generated by the residual certificate,
(iii) intends to pay taxes associated with holding the residual certificate as they become due, (iv) will not cause the income for the residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificate to any person or entity that does not provide a similar affidavit. The transferor's statement to the Trustee and the Certificate Registrar accompanying the affidavit will state that, after conducting a reasonable investigation of the financial condition of the transferee, the transferor has no knowledge or reason to know that the statements made by the transferee for clauses (i) and (iii) of the preceding sentence are false. Each residual certificate will bear a legend referring to the restrictions contained in this paragraph and the preceding paragraph.

     Notwithstanding the foregoing, no transfer of any private certificate may be made unless such private certificate has been registered under the Securities Act and applicable state securities or "blue sky" laws, or an exemption from the Securities Act and applicable state securities or "blue sky" laws is available. Upon surrender for registration of transfer of any private certificate, (1) neither the Trustee nor the Certificate Registrar will accept surrender for transfer or registration of transfer of, or register the transfer of, any private certificate and (2) CMSI will not execute, and neither the Trustee nor the Authenticating Agent will authenticate and deliver, any new private certificate in connection with the transfer of any private certificate, unless either (A) such private certificate has been registered under the Securities Act and applicable state securities or "blue sky" laws, or (B) exemptions from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws are available, and the transferee delivers to CMSI, the Trustee and the Certificate Registrar a letter substantially to the effect set forth in exhibit D to this agreement and (1) if such transferee is not a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Securities Act, and if so requested by CMSI, an opinion of counsel acceptable to CMSI will have been delivered to CMSI, the Trustee, and the Certificate Registrar, to the effect that such transfer is in compliance with either subclause (A) or subclause (B) of this clause (i) of this section 5.2; or (2) if such transfer is to a non-institutional investor, unless such investor is an accredited investor (as defined in Regulation D under the Securities Act) and has a net worth (exclusive of primary residence) of at least $1,000,000 as confirmed in writing to the Trustee and the Certificate Registrar.

     No transfer of an ERISA Restricted Certificate may be made unless any proposed transferee (i) executes a representation letter in substantially the form of exhibit E hereto and in substance satisfactory to the Trustee, the Certificate Registrar and CMSI either stating (a) that it is not, and is not acting on behalf of, any employee benefit plan subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (Similar Law) which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code (collectively, a "Plan") or using the assets of any such Plan to effect such purchase or (b) as to the class B-4, class B-5 and class B-6 certificates only, it is an insurance company and the source of funds used to purchase the class B-4, class B-5 or class B-6 certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan for which the amount of such general accounts reserves and liabilities for the contracts) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) provides (A) an opinion of counsel in form and substance satisfactory to the Trustee, the Certificate Registrar and CMSI that the purchase or holding of ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Internal Revenue Code or Similar Law and will not subject cmsi, the Trustee or the Certificate Registrar to any obligation in addition to those undertaken in this agreement and (B) such other opinions of counsel, officers' certificates and agreements as CMSI, the Trustee or the Certificate Registrar may require in connection with such transfer.

5.3 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

If

o any mutilated certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any certificate,

o each of CMSI, the Certificate Registrar and the Trustee receive such security or indemnity as it requires to save it harmless, and

o neither the Certificate Registrar nor the Trustee is notified that the certificate has been acquired by a protected purchaser under Article 8 of the Uniform Commercial Code as in effect in the applicable jurisdiction, then CMSI will execute and the Trustee or Authenticating Agent will authenticate and deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen certificate, a new certificate of like tenor and initial principal balance, initial notional balance or percentage interest. In connection with the issuance of any new certificate under this section 5.3, the Certificate Registrar may require a payment sufficient to cover any tax or other governmental charge imposed and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection with the issuance. Any duplicate certificate issued pursuant to this section 5.3 will constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued on the closing date, whether or not the lost, stolen or destroyed certificate is found at any time.

5.4 PERSONS DEEMED OWNERS

Prior to due presentation of a certificate for registration of transfer, CMSI, the Trustee, any Insurer, the Certificate Registrar and any agent of CMSI, the Trustee or the Certifi-cate Registrar may treat the person in whose name the certificate is registered as the owner of the certificate for the purpose of receiving distributions pursuant to section 3.6 and for all other purposes whatsoever, and neither CMSI, the Trustee, any Insurer, the Certificate Registrar nor any agent of CMSI, the Trustee or the Certificate Registrar will be affected by any notice to the contrary.

5.5 ACCESS TO LIST OF CERTIFICATE HOLDERS' NAMES AND ADDRESSES

If the Trustee is not the Certificate Registrar and requests CMSI or the Certificate Registrar to provide a list of the names and addresses of certificate holders, CMSI or the Certificate Registrar will furnish to the Trustee, within 15 days after receipt of the request, a list as of the most recent record date, in such form as the Trustee reasonably requires.

     If three or more certificate holders

o    request such information in writing from the Trustee,

o state that they desire to communicate with other certificate holders regarding their rights under this agreement or under the certificates, and

o    provide a copy of the communication they propose to transmit,

     then the Trustee will, within five business days after the receipt of the request, afford the certificate holders access during normal business hours to the most recent list held by the Trustee, if any. If such list is as of a date more than 90 days prior to the date of receipt of the certificate holders' request, the Trustee will promptly request from CMSI or the Certificate Registrar a current list and will afford the certificate holders access to the list promptly upon its receipt by the Trustee. Every certificate holder, by receiving and holding a certificate, agrees that neither CMSI, the Certificate Registrar nor the Trustee will be held accountable by reason of the disclosure of any such information as to the list of the certificate holders, regardless of the source from which the information is derived.

5.6 DEFINITIVE CERTIFICATES

If

o DTC advises the Trustee and the Certificate Registrar in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository for the book-entry certificates, and

o    CMSI is unable to locate a qualified successor,

     the Certificate Registrar will notify the beneficial owners, through the Clearing Agency, of the occurrence of such event and of the availability of definitive certificates to beneficial owners requesting them. Upon surrender to the Certificate Registrar by the Clearing Agency of the certificates held of record by its nominee, accompanied by re-registration instructions and directions to execute and authenticate new certificates from CMSI, the Trustee or the Authenticating Agent will execute and authenticate definitive certificates for delivery. CMSI will arrange for, and will bear all costs of, the printing and issuance of the definitive certificates. Neither CMSI, the Trustee, the Certificate Registrar nor the Authenticating Agent will be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and will be protected in relying on, such instructions.

5.7 NOTICES TO CLEARING AGENCY

Whenever notice or other communication to the holders of book-entry certificates is required under this agreement, until definitive certificates are issued to beneficial owners pursuant to section 5.6, the Trustee will deliver such notices and communications to the Clearing Agency.

6    [RESERVED]

7    DEFAULT

7.1 EVENTS OF DEFAULT

If any of the following events (Events of Default) is continuing:

     (a) CitiMortgage, as servicer or master servicer, fails to make a full payment, deposit, transfer or distribution required of it in such capacities under this agreement, and the failure continues unremedied for

o 10 business days after the Trustee gives written notice of the failure to CitiMortgage, or the holders of the Required Amount of certificates give written notice of the failure to CitiMortgage and the Trustee, if the failure results from an error in calculating the amount of the required deposit, transfer or distribution, or

o three business days after such notice if the failure results from any other reason; or

     (b) CitiMortgage fails to reimburse a Paying Agent advance as required by section 3.5, and the failure is not remedied for 60 business days after the Trustee or the Paying Agent gives CitiMortgage written notice of the failure, or the holders of the Required Amount of Certificates give CitiMortgage and the Trustee such notice; or

     (c) CitiMortgage fails to observe or perform in any material respect any other covenant or agreement of CitiMortgage set forth in the certificates or in this agreement, and the failure

o    materially and adversely affects the rights of the certificate holders, and

o continues unremedied for 60 business days after the Trustee gives CitiMortgage written notice of the failure, requiring the failure to be remedied, or the holders of the Required Amount of Certificates give such notice to CitiMortgage and the Trustee; or

     (d) a court or agency or supervisory authority having jurisdiction enters a decree or order for the appointment of a conservator, receiver or liquidator for CitiMortgage in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding up or liquidation of CitiMortgage's affairs, and the decree or order continues unstayed and in effect for 60 consecutive days; or

     (e) CitiMortgage consents to the appointment of a conservator, receiver or liquidator in an insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceeding for CitiMortgage or substantially all of its property, or CitiMortgage admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

     then the Trustee or the holders of the Required Amount of certificates, by notice in writing to CitiMortgage (and to the Trustee if given by the certificate holders) may terminate all of CitiMortgage's rights and obligations as servicer of the affiliated mortgage loans and as master servicer of the third-party mortgage loans under this agreement. Upon CitiMortgage's receipt of such notice, all CitiMortgage's authority under this agreement, whether for the certificates or the mortgage loans or otherwise, will pass to and be vested in the Trustee pursuant to this section 7.1, and the Trustee will be authorized to execute and deliver, on behalf of CitiMortgage as attorney-in-fact or otherwise, any documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice, whether to complete the transfer and endorsement of the mortgage loans and related documents or otherwise. CitiMortgage will cooperate with the Trustee in effecting the termination of CitiMortgage's responsibilities and rights hereunder, including the transfer to the successor servicer for the administration by it of all cash amounts held by CitiMortgage for deposit, or deposited by CitiMortgage, in the certificate account or servicing account or subsequently received on the mortgage loans. In addition to any other amounts that are then payable, or, notwithstanding the termination of its activities as servicer and master servicer of the mortgage loans, may become payable to CitiMortgage under this agreement, CitiMortgage will be entitled to receive out of any delinquent interest payment on a mortgage loan, due before such termination notice but received afterwards, that portion of the payment that it would have received if the notice had not been given.

7.2 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR

Once CitiMortgage receives a notice of termination under section 7.1, the Trustee will be the successor in all respects to CitiMortgage in its capacity as servicer and master servicer, and will be subject to all CitiMortgage's rights and obligations under this agreement. As compensation, the Trustee will, except as provided in section 7.1, be entitled to the same compensation (whether payable out of the certificate account or otherwise) as CitiMortgage would have been entitled to under this agreement if no such notice of termination had been given. However, the Trustee may, if it is unwilling so to act, or will, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an established housing finance institution with a net worth of not less than $5 million and approved as seller/servicer by GNMA, Fannie Mae or FHLMC as the successor to CitiMortgage in the assumption of all or any part of the rights and obligations of CitiMortgage under this agreement. Until such a successor is appointed, unless the Trustee is prohibited by law from so acting, the Trustee will act in such capacity as provided above. The Trustee may make such arrangements for compensation of such successor out of payments on the mortgage loans as it and the successor agree; provided, however, that no such compensation will exceed CitiMortgage's compensation under this agreement. The Trustee and the successor will take any actions, consistent with this agreement, necessary to effect the succession.

     The Trustee will promptly notify the certificate holders and any Insurer of any termination of CitiMortgage or appointment of a successor pursuant to this section 7.

8    THE TRUSTEE

8.1 DUTIES

     (a) Unless the Trustee has notice that an Event of Default is continuing, the Trustee will only have those obligations that are specifically set forth in this agreement, and no implied covenants of the Trustee will be read into this agreement.

     (b) If the Trustee has notice that an Event of Default is continuing, then notwithstanding anything to the contrary in this agreement, the Trustee will exercise those rights and powers vested in it by this agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs. If the Trustee is incorporated or organized under the laws of the State of New York, then, in considering what actions are prudent in the circumstances, the Trustee will consider, to the extent applicable, the matters enumerated in Section 126(2)(a) through (e) of the New York Real Property Law, as in effect on the date of this agreement, and will comply with subdivisions (3),(4) and (5) of Section

126 of the New York Real Property Law, as in effect on the date of this agreement.

     The Trustee will not be charged with notice of an Event of Default (other than a default in payment to the Trustee) unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or receives written notice of such Event of Default at its corporate trust office from CitiMortgage or the holders of the Required Amount of Certificates.

     (c) The Trustee, upon receipt of all resolutions, certifications, statements, opinions, reports, documents, orders or other instruments that are specifically required or requested to be furnished to the Trustee pursuant to this agreement (each a Furnished Document), will examine them to determine whether they conform to the requirements of this agreement. The Trustee may request an officer's certificate as to any matter of fact if the Trustee believes it desirable that the fact be established before the Trustee takes an action under this agreement. Unless the Trustee has notice that an Event of Default is continuing, the Trustee may conclusively rely, without investigation, on the truth of the statements and the correctness of the opinions expressed in any Furnished Document that the Trustee believes to be genuine, signed or presented by the proper parties, and in conformity with the requirements of this agreement.

     The Trustee will investigate the facts or matters stated in a Furnished Document if the holders of the Required Amount of Certificates request such investigation in writing. CitiMortgage will pay, or will reimburse the Trustee upon demand, for the reasonable expense of such investigation. If the Trustee believes that the payment within a reasonable time of the costs and liabilities likely to be incurred in the investigation are not reasonably assured to it, the Trustee may, as a condition to conducting such investigation, require reasonable indemnity from the certificate holders against such expense or liability. Nothing in this clause (c) will derogate from CitiMortgage's obligation to observe any applicable law prohibiting disclosure of information regarding the mortgagors.

     (d) The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this agreement, or in the exercise of any of its rights or powers, if the Trustee reasonably believes that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Except to the extent that the Trustee becomes a successor servicer to CitiMortgage under sections 4.3 or 7.2, the Trustee will have no responsibility for the performance or the manner of performance of any of CitiMortgage's obligations under this agreement. The relationship of CitiMortgage to the Trustee under this agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (f) The Trustee may appoint agents (which may include CitiMortgage and its affiliates) to perform any of the Trustee's obligations under this agreement. Such agents will have all of the rights and obligations of the Trustee conferred on them by such appointment, but the Trustee will continue to be responsible for its obligations under this agreement.

8.2 LIABILITY

     (a) In performing its obligations under this agreement, the Trustee will be liable for its own negligence or misconduct, except that the Trustee will not be liable for

o an error of judgment by a Responsible Officer of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

o an action by the Trustee believed by it to be permitted under this agreement; and

o an action taken in accordance with the direction of the holders of the Required Amount of certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this agreement.

     (b) The Trustee may consult with counsel, and an opinion of counsel will be full and complete authorization and protection for any action by the Trustee taken under this agreement in accordance with such opinion.

     (c) The Trustee will not be responsible for the selection of the Mortgage Document Custodian, or any Note Custodian, Paying Agent, Certificate Registrar, or Authenticating Agent, nor for their performance of their obligations under this agreement, the Mortgage Document Custodial Agreement, or any other applicable agreement.

8.3 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS

The recitals contained herein and in the certificates (other than the certification of authentication on the certificates) will be taken as the statements of CitiMortgage, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this agreement, the Mortgage Document Custodial Agreement or of the certificates (other than the certification of authentication on the certificates) or of any mortgage loan or related document. The Trustee will not be accountable for the use or application by CitiMortgage of any of the certificates or of the proceeds of such certificates or for the use or application of any funds paid to CitiMortgage in respect of the mortgage loans or deposited in or withdrawn from the certificate account or servicing account by CitiMortgage. The Trustee will have no liability for any losses incurred as a result of

o any failure of the Trust Fund to qualify as the specified separate constituent REMICs,

o any termination, inadvertent or otherwise, of the status of the Trust Fund as the specified separate constituent REMICs,

o any tax on prohibited transactions imposed by Internal Revenue Code Section 860F(a)(1),

o any tax on net income from foreclosure property imposed by Internal Revenue Code Section 860G(c),

o any tax on contributions to any constituent REMIC after the startup day imposed by Internal Revenue Code Section 860G(d),

o any erroneous calculation or determination or any act or omission of CitiMortgage hereunder or

o any erroneous information included in any federal, state or local income tax or information return prepared pursuant to section 3.16;

provided, that the Trustee will not be excused hereby from liability for its own negligence, bad faith or failure to perform its duties as specified herein.

8.4 TRUSTEE MAY OWN CERTIFICATES

The Trustee in its individual or any other capacity may become the owner or pledgee of one or more of the certificates with the same rights as it would have if it were not Trustee and may otherwise deal with CitiMortgage or any of its affiliates as if it were not the Trustee.

8.5 TRUSTEE'S FEES AND EXPENSES

The Trustee's fees and expenses (and those of any co-trustee appointed pursuant to section 8.10), and of any Certificate Registrar, Mortgage Document Custodian, Deposi-tory, Paying Agent, Authenticating Agent appointed pursuant to section 8.12, and agent of the Trustee appointed pursuant to section 8.2(g), will be paid by CitiMortgage, as servicer, in accordance with section 3.9(a). Citibank, N.A., as Paying Agent, has agreed to a fee of $3,000 a year. CitiMortgage will also pay any expenses associated with the resignation or removal of the Trustee and the appointment of a successor Trustee.

     In consideration of paying the amounts payable pursuant to this section 8.5, CitiMortgage may retain any trustee fee that may be payable on the third-party mortgage loans. The Trustee (and any such co-Trustee) will be entitled to reasonable compensation (which will not be limited by any provision of law with respect to the compensation of a trustee of an express trust) for all services rendered by them in the execution of the trust or trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and upon notice to CitiMortgage, the Trustee will be paid or reimbursed by CitiMortgage for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of the certificate holders hereunder.

     The Trustee, each Certificate Registrar, each Note Custodian, each Mortgage Document Custodian, each Depository, each Paying Agent, each Authenticating Agent and any agent appointed pursuant to section 8.2 are entitled to indemnification from CitiMortgage, as servicer or master servicer, and will be held harmless against any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder. Such indemnification will survive the payment of the certificates and termination of the Trust Fund, as well as the resignation or removal of CitiMortgage as servicer (if such action which caused the need for the indemnification occurred while CitiMortgage acted as servicer), and for purposes of such indemnification neither the negligence nor bad faith of any of the entities enumerated in the preceding sentence, nor of any Note Custodian or Mortgage Document Custodian, will be imputed to, or adversely affect, the right of any other entity enumerated in the preceding sentence to be entitled to indemnification.

8.6 ELIGIBILITY REQUIREMENTS FOR TRUSTEE

The Trustee hereunder will at all times be a corporation or a national banking association, other than an affiliate of CitiMortgage, having its principal office in, and organized and doing business under the laws of, the United States of America or a state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $30 million, and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section 8.6, the combined capital and surplus of such corporation or national banking association will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the Trustee ceases to be eligible in accordance with the provisions of this section 8.6, the Trustee will resign immediately in the manner and with the effect specified in section 8.7.

8.7 RESIGNATION OR REMOVAL OF TRUSTEE

The Trustee may resign and be discharged from the trusts hereby created by giving written notice thereof to CitiMortgage. Upon receiving such notice of resignation, CitiMortgage will promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee will have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee ceases to be eligible in accordance with the provisions of section 8.6 and will fail to resign after written request therefor by CitiMortgage, or if the Trustee is legally unable to act, or is adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conversion or liquidation, then CitiMortgage may remove the Trustee. If it removes the Trustee under the authority of the immediately preceding sentence, CitiMortgage will promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the Trustee so removed and one copy to the successor Trustee.

     The Trustee may also be removed (i) by CitiMortgage, (a) if the Trustee ceases to be eligible to continue as such under this agreement or if the Trustee becomes insolvent, (b) if the Trustee breaches any of its duties under this agreement which materially adversely affects the certificate holders, (c) if through the performance or nonperformance of certain actions by the Trustee, the rating assigned to the certificates would be lowered or (d) if the credit rating of the Trustee is downgraded to a level which would result in the rating assigned to the certificates to be lowered; or (ii) by the holders of certificates evidencing more than 50% of the voting interest of the certificates then outstanding and more than 50% of the percentage interests of the residual certificates.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this section 8.7 will not become effective until acceptance of appointment by the successor Trustee as provided in section 8.8.

8.8 SUCCESSOR TRUSTEE

Any successor Trustee appointed as provided in section 8.7 will execute, acknowledge and deliver to CitiMortgage and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee will become effective and such successor Trustee, without any further act, deed or conveyance, will become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named as Trustee. The predecessor Trustee will deliver to the successor Trustee all mortgage files and related documents and statements held by it hereunder; and, if any mortgage notes or mortgage documents are then held by the Mortgage Note Custodian or Mortgage Document Custodian, respectively, pursuant to a Mortgage Document Custodial Agreement, the predecessor Trustee and the Mortgage Note Custodian or the Mortgage Document Custodian, as the case may be, will amend such Mortgage Document Custodial Agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and CitiMortgage and the predecessor Trustee will execute and deliver such instruments and do other such things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee will accept appointment as provided in this section
8.8 unless at the time of such acceptance such successor Trustee will be eligible under the provisions of section 8.6.

     Upon acceptance of appointment by a successor Trustee as provided in this section 8.8, CitiMortgage will mail notice of the succession of such Trustee hereunder to all holders of certificates at their addresses as shown in the Certificate Register, and to any Insurer. If CitiMortgage fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee will cause such notice to be mailed at the expense of CitiMortgage.

8.9 MERGER OR CONSOLIDATION OF TRUSTEE

Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee hereunder, provided such corporation or national banking association will be eligible under the provisions of section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

8.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE

Notwithstanding any other provisions of this agreement, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any mortgage note may at the time be located, CitiMortgage and the Trustee acting jointly will have the power and will execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such person or persons, in such capacity and for the benefit of the certificate holders and any Insurer, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this section 8.10, such powers, duties, obligations, rights and trusts as CitiMortgage and the Trustee may consider necessary and desirable. If CitiMortgage will not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default will have occurred and be continuing, the Trustee alone will have the power to make such appointment. No co-trustee or separate trustee hereunder will be required to meet the terms of eligibility as a successor trustee under section 8.6 and no notice to the certificate holders of the appointment of any co-trustee or separate trustee will be required under section 8.8.

     Every separate trustee and co-trustee will, to the extent permitted by law and by the instrument appointing such separate trustee or co-trustee, be appointed and act subject to the following provisions and conditions:

     (a) All rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to CitiMortgage hereunder), the Trustee will be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

     (b) No trustee hereunder will be held personally liable by reason of any act or omission of any other trustee hereunder; and

     (c) CitiMortgage and the Trustee acting jointly may accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee will refer to this agreement and the conditions of this section 8. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all of the provisions of this agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument will be filed with the Trustee and a copy thereof given to CitiMortgage.

     Any separate trustee or co-trustee may constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this agreement on its behalf and in its name. If any separate trustee or co-trustee will die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

8.11 TAX RETURNS

The Trustee, upon request, will furnish CitiMortgage with all such information as may be reasonably required in connection with the preparation of all federal, state and local income tax or information returns of each constituent REMIC. The Trustee will sign the federal and, if applicable, state and local income tax returns of each constituent REMIC.

8.12 APPOINTMENT OF AUTHENTICATING AGENT

As long as any of the certificates remain outstanding the Trustee may appoint an Authenticating Agent or Agents (which may include CitiMortgage or any of its affiliates) which will be authorized to act on behalf of the Trustee to authenticate certificates, and certificates so authenticated will be entitled to the benefit of this agreement and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference made in this agreement to the authentication and delivery of certificates by the Trustee or the Trus-tee's certification of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certification of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent will be acceptable to CitiMortgage and will at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $15 million, authorized under such laws to conduct a trust business and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this section 8.12, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If an Authenticating Agent ceases to be eligible in accordance with the provisions of this section 8.12, such Authenticating Agent will resign immediately in the manner and with the effect specified in this section 8.12.

     Any corporation or national banking association into which an authenticating Agent may be merged in or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such corporation or national banking association will be otherwise eligible under this section 8.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign by giving written notice thereof to the Trustee and to CitiMortgage. The Trustee may terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to CitiMortgage. Upon receiving such a notice of resignation or upon such a termination, or if the Authenticating Agent ceases to be eligible in accordance with the provisions of this section 8.12, the Trustee may appoint a successor acceptable to CitiMortgage and will mail written notice of such appointment by first-class mail, postage prepaid to all certificate holders as their names and addresses appear in the Certificate Register, and to any Insurer. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent will be appointed unless eligible under the provisions of this section 8.12.

     Any reasonable compensation paid to an Authenticating Agent for its services under this section 8.12 will be a reimbursable expense pursuant to section 8.5 if paid by the Trustee.

     If an appointment is made pursuant to this section 8.12, the certificates may have endorsed thereon, in addition to the Trustee's certification of authentication, an alternate certification of authentication in the following form:

     "This is one of the certificates referred to in the within-mentioned Agreement.

--------------------------------------
   As Trustee


By
   -----------------------------------
   Authenticating Agent


By
   -----------------------------------
   Authenticating Signature"

9    TERMINATION

9.1 TERMINATION UPON REPURCHASE BY CMSI OR LIQUIDATION OF ALL MORTGAGE LOANS

The obligations and responsibilities of CMSI, CitiMortgage and the Trustee under, and the Trust Fund created by, this agreement will terminate upon

     (a) the repurchase by CMSI of all of the mortgage loans and all property acquired in respect of any mortgage loan remaining in the Trust Fund, or

     (b) the later of (i) the maturity or other liquidation (or any advance with respect thereto) of the last mortgage loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any mortgage loan and (ii) the payment to the certificate holders and to the Insurer, as subrogee of any insured class certificates, of all amounts required to be paid to them pursuant to this agreement;

     provided, however, that in no event will the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the lawful descendants of Joseph P. Kennedy, the late Ambassador of the United States of America to the Court of St. James's, living on the date of this agreement.

     CMSI's right to repurchase all of the mortgage loans on any distribution day pursuant to clause (a) above will be conditioned upon

o the aggregate scheduled principal balances of such mortgage loans, at the time of any such repurchase and after giving effect to distributions to be made on such distribution day, aggregating an amount less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the closing date, which amount is set forth in the Series Terms and

o    any other condition set forth in the Series Terms.

     The repurchase of the mortgage loans and other property under clause (a) above will be at a price equal to the sum of

o 100% of the unpaid principal balance of each mortgage loan on the first day of the month of repurchase (after giving effect to payments of principal due on such first day) plus accrued interest at the pass-through rate for each mortgage loan to but not including the first day of the month in the month in which the related distribution is made to certificate holders, after the deduction of (x) unreimbursed voluntary advances, affiliated Paying Agent advances, third-party Paying Agent advances, and advance account advances (other than such payments and advances in respect of interest in excess of the pass-through rate on the mortgage loans) made prior to the month of repurchase, whereupon such voluntary advances, affiliated Paying Agent advances, third-party Paying Agent advances and advance account advances will be reimbursed to the Paying Agent or deemed reimbursed to CitiMortgage, as the case may be, by such deductions, and (y) the aggregate amount of any non-supported prepayment interest shortfalls for the distribution day in the month of such repurchase, and

o the appraised value of any acquired property in the Trust Fund (less the good faith estimate of CitiMortgage of liquidation expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by CitiMortgage and the Trustee.

     Notwithstanding anything to the contrary in this section 9.1, if the purchase price of the mortgage loans under clause (a) above would be less than the aggregate fair market value of the mortgage loans on the first day of the month of repurchase (after giving effect to payments of principal due on such first day), then CMSI may so repurchase the mortgage loans only if the repurchase would be permitted under then-applicable risk-based capital rules applicable to securitizations treated as sales.

     Any method of termination or repurchase of the Trust Fund other than as provided in clauses (a) or (b) above must be based on the receipt by the Trustee of an opinion of counsel (who may not be an employee of CMSI or of an affiliate of CMSI) or other evidence that such termination and repurchase will be part of a "qualified liquidation" within the meaning of Internal Revenue Code Section 860F(a)(4)(A), will not adversely affect the status of the Trust Fund as separate constituent REMICs under the Internal Revenue Code and will not otherwise subject the Trust Fund to any tax. CMSI may transfer its right to repurchase all of the mortgage loans pursuant to clause (a) above to any third party of choice.

     Such termination will occur only in connection with a "qualified liquidation" of each constituent REMIC within the meaning of Internal Revenue Code Section 860F(a)(4)(A), pursuant to which the Trustee will sell or otherwise dispose of all of the remaining assets of the Trust Fund and make all required distributions to certificate holders within 90 days of the adoption of a plan of complete liquidation. For this purpose, the notice of termination described in the next paragraph will be the adoption of a plan of complete liquidation described in Internal Revenue Code Section 860F(a)(4)(A)(i), which will be deemed to occur on the date the first such notice is mailed. Such date will be specified in the final federal income tax return of each constituent REMIC constituted by the Trust Fund.

     Notice of a termination, specifying the distribution day upon which the certificate holders may surrender their certificates to the Paying Agent for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to the certificate holders mailed not earlier than 30 days nor more than 60 days prior to such distribution day specifying

o the distribution day upon which final payment of the certificates will be made upon presentation and surrender of the certificates at the office of the Paying Agent designated in the notice,

o    the amount of the final distribution, and

o that the record date otherwise applicable to such distribution day will not apply, and that distributions will be made only upon presentation and surrender of the certificates at the designated office of the Paying Agent.

CMSI will give such notice to the Trustee and, if applicable, the Certificate Registrar, the Mortgage Document Custodian and the Paying Agent at the time the notice is given to the certificate holders.

     If such notice is given, CMSI will deposit in the certificate account or the account designated by the Paying Agent, on the business day preceding the distribution day for the final distribution, an amount equal to the final distribution on the certificates. Upon certification to the Trustee by an Authorized Officer of CMSI following such final deposit, and delivery by CMSI of an opinion of counsel to the effect that all conditions set forth in this section 9.1 have been met, the Trustee will promptly release to CMSI the mortgage files for the mortgage loans.

     If all of the certificate holders do not surrender their certificates for cancellation within six months after the date specified in the notice, the Trustee will give a second written notice to the remaining certificate holders to surrender their certificates for cancellation and receive the final distribution. If all the certificates have not been surrendered for cancellation within one year after the second notice, the Trustee may take appropriate steps to contact the remaining certificate holders concerning surrender of their certificates, and the cost thereof will be paid out of the funds and other assets which remain subject hereto. Interest will not accrue for the period of any delay in the payment of a certificate resulting from the failure of a holder to surrender the certificate in accordance with the notice.

10   GENERAL PROVISIONS

10.1 AMENDMENTS

This Agreement may be amended by the parties, without the consent of any of the certificate holders,

o    to cure an ambiguity or inconsistency, or to correct a mistake,

o    to add provisions not inconsistent with this agreement,

o    to comply with any requirements imposed by the Internal Revenue Code,

o to establish a "qualified reserve fund" within the meaning of Internal Revenue Code Section 860G(a)(7)(B), or

o    to maintain the status of the Trust Fund as separate constituent REMICs.

     This Agreement may also be amended by the parties, without certificate holder consent, if CMSI or CitiMortgage delivers an opinion of counsel acceptable to the Trustee and the Insurer to the effect that the amendment will not materially adversely affect the interests of the certificate holders or the Insurer.

     The Trustee will execute and deliver any amendment to this agreement provided by CMSI or CitiMortgage that conforms to the preceding two paragraphs, but the Trustee need not enter into any such amendment that affects the Trustee's own rights, duties or immunities under this agreement or otherwise.

     This Agreement may also be amended by the parties to add, change or eliminate provisions of this agreement, or to modify the rights of certificate holders; with the consent of

1 the holders of 2/3 of the certificates,

2 if a class of certificates is affected materially and adversely by the amendment in a way that is different from the other affected classes, 2/3 of the certificates of the differently affected class, and

3 the Insurer if the Insurer is materially and adversely affected by the amendment.

     Approval shall be by percentage interest for residual certificates and by principal balance for all other certificates.

     In connection with any such amendment, CMSI or CitiMortgage will deliver an opinion of counsel acceptable to the Trustee (x) identifying any class of certificates that may be affected materially and adversely by the amendment in a way that is different from the other affected classes (or stating that there is no such differently affected class) and (y) identifying any class whose certificate holders would not be materially adversely affected by such amendment.

     Notwithstanding the foregoing, no amendment will, without the consent of the holders of all the outstanding certificates

o reduce or delay collections or payments received on mortgage loans or distributions to be made on any certificate, or

o    reduce the proportion required to consent to any such amendment.

     Certificate holders may consent to an amendment by approving the substance of the amendment rather than the particular form of the proposed amendment. The Trustee may prescribe reasonable require-ments for the manner of obtaining and evidencing such consents. Any proposed amendment is subject to the receipt by the Trustee of a legal opinion, at the expense of the party proposing the amendment (or at the expense of the Trust Fund if proposed by the Trustee), that the amendment will not cause any constituent REMIC to fail to qualify as a REMIC or subject any constituent REMIC to tax.

     Promptly after the execution of any such amendment or such consent, the Trustee will notify each certificate holder of the substance of the amendment or provide the holder with a copy of the amendment.

10.2 RECORDATION OF AGREEMENT

Any manually signed copy of this agreement may be recorded in any appropriate public office for real property records in a county or other jurisdiction where mortgaged properties are located, or any other appropriate public recording office. CitiMortgage will effect such recordation at its expense upon the Trustee's request, acting at the direction of the holders of a majority by percentage interest of the residual certificates. The request must be accompanied by a legal opinion to the effect that the recording will materially and beneficially affect the interests of the certificate holders.

10.3 LIMITATION ON RIGHTS OF CERTIFICATE HOLDERS

A certificate holder's death or incapacity will not terminate this agreement or the Trust Fund, nor entitle the certificate holder's legal representatives or heirs to claim an accounting or to take an action or commence a proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any party to this agreement.

     No certificate holder may vote (except as provided in section 10.1) or otherwise control the operation and management of the Trust Fund or the obligations of the parties, nor will anything in this agreement or the certificates be construed to constitute the certificate holders as partners (except to the extent provided in Internal Revenue Code Section 860F(e) for holders of residual certificates) or members of an association; nor will a certificate holder be liable to any third person for any action taken by the parties to this agreement pursuant to its provisions.

     A certificate holder may not institute any suit, action or proceeding with respect to this agreement, unless

o the holder has notified the Trustee of the continuance of an Event of Default,

o the holders of the Required Amount of certificates have requested the Trustee to institute such action, suit or proceeding in its own name as Trustee, and have offered the Trustee such reasonable indemnity as it requires against the costs, expenses and liabilities to be incurred, and

o the Trustee, for 60 days after its receipt of the notice, request and offer of indemnity, fails to institute any the action, suit or proceeding.

     Each certificate holder understands, and agrees with every other certificate holder and the Trustee, that no certificate holders may under this agreement affect, disturb or prejudice the rights of any other certificate holders, or obtain priority over or preference to any such other holders, or enforce any right under this agreement, except as provided in this agreement, and for the equal, ratable and common benefit of all certificate holders. For the protection and enforcement of the provisions of this section 10.3, each certificate holder and the Trustee may seek such relief as can be given either at law or in equity.

10.4 GOVERNING LAW

This Agreement and the certificates will be governed by the laws of the State of New York, except that the immunities and standards of care of the Trustee will be governed by the law of the jurisdiction in which its corporate trust office is located.

10.5 MAINTENANCE OF REMICS

The execution and delivery of this agreement will constitute an acknowledgment by each of CMSI and CitiMortgage on behalf of the certificate holders that it intends hereby to establish and maintain (for federal income tax purposes) one or more "real estate mortgage investment conduits" within the meaning of Internal Revenue Code Section 860D, and CMSI and CitiMortgage are hereby granted all necessary powers to further such intent.

10.6 NOTICES

Except as otherwise stated in this agreement, all communications relating to this agreement including all demands and notices will be in writing and will be deemed to have been duly given if personally delivered at or mailed by first class mail, to a party at the address for notices set forth in the Series Terms or at such other address as the party designates in a written notice to each other party. Any notice required or permitted to be mailed to a certificate holder will be given by first class mail, postage prepaid, at the holder's address shown in the Certificate Register. Any notice so mailed within the time prescribed in this agreement will be conclusively presumed to have been duly given, whether or not the certificate holder receives the notice. Notices to the Trustee will be effective only upon receipt.

10.7 SEVERABILITY OF PROVISIONS

If a provision of this agreement is held invalid, then such provisions will be deemed severable from the remaining provisions of this agreement and will in no way affect the validity or enforceability of the other provisions, or of the certificates or the rights of their holders.

10.8 ASSIGNMENT

Notwithstanding anything to the contrary in this agreement, except as provided in sections 4.2, 4.3 and 4.5, CMSI or CitiMortgage may not assign this agreement without the prior consent of the Trustee and the holders of 2/3 of the outstanding certificates and 2/3 of the percentage interests of the outstanding residual certificates.

10.9 CERTIFICATES NONASSESSABLE AND FULLY PAID

It is the intention of the Trustee that the certificate holders will not be personally liable for obligations of the Trust Fund, that the interests represented by the certificates will be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that the certificates upon authentication thereof by the Trustee pursuant to section 2.5 are and will be deemed fully paid.

11   DEPOSITORIES

11.1 DEPOSITORIES

CitiMortgage may transfer the certificate account, buydown account, if any, escrow account, custodial accounts for P&I or servicing account to a bank, savings and loan association or trust company organized under the laws of the United States or any State thereof (an "eligible depository"). Upon such transfer, such transferee bank, savings and loan association or trust company will be deemed to be a Depository for the transferred account or accounts.

     For a Depository of the certificate account, buydown account, escrow account, custodial accounts for P&I or servicing account to satisfy the "rating requirement"

o its long-term debt obligations must be rated at least "A" by Fitch if Fitch is a rating agency, and

o its short-term debt obligations are rated at least "A-1+" by S&P if S&P is a rating agency, "F-1" by Fitch if Fitch is a rating agency, and "P-1" by Moody's if Moody's is a rating agency.

     If a Depository ceases to satisfy the rating requirement, then within five business days after such cessation, CitiMortgage will

     (A) transfer or direct the Trustee to transfer the certificate account, buydown account, escrow account, custodial accounts for P&I or servicing account to an eligible depository that satisfies the rating requirements,

     (B) establish another account in the corporate trust department of the Trustee or if such Trustee satisfies the rating requirements, in any department of the Trustee (the "alternative certificate account," "alternative buydown account," "alternative escrow account," "alternative custodial accounts for P&I," or "alternative servicing account," as the case may be) and transfer the funds from the buydown account to the alternative buydown account, direct CitiMortgage or a third-party servicer, as applicable, to remit in accordance with this agreement any funds deposited into the servicing account, escrow account or custodial accounts for P&I to the alternative servicing account, alternative escrow account or alternative custodial account for P&I, respectively, and direct CitiMortgage to remit in accordance with this agreement any funds deposited into the certificate account to the alternative certificate account,

     (C) (i) cause the Depository to pledge securities in the manner provided by applicable law or (ii) pledge or cause to be pledged securities, which will be held by the Trustee or its agent free and clear of the lien of any third party, in a manner conferring on the Trustee a perfected first lien and otherwise reasonably satisfactory to the Trustee; such pledge in either case to secure the Depository's performance of its obligations in respect of the certificate account, buydown account, escrow account, custodial accounts for P&I or servicing account to the extent, if any, that such obligation is not fully insured by the FDIC; provided, however, that prior to the day a Depository or CitiMortgage, as the case may be, pledges securities pursuant to this subsection
(C), CitiMortgage, any Insurer and the Trustee have received the written assurance of each rating agency that the pledging of such securities and any arrangements or agreements relating thereto will not result in a reduction or withdrawal of the then-current rating of the certificates (for any insured class certificates, without reference to any certificate insurance policy),

     (D) establish an account or accounts or enter into an agreement so that the existing certificate account, buydown account, escrow account, custodial accounts for P&I or servicing account is supported by a letter of credit or some other form of credit support, which issuer of such letter of credit or other form of credit support has a long-term and short-term debt rating at least equal to the rating requirements; provided, however, that prior to the establishment of such an account or the entering into of such an agreement, CitiMortgage, any Insurer and the Trustee receive written assurance from each rating agency that the establishment of such an account or the entering into of such an agreement so that the existing certificate account, buydown account or servicing account is supported by a letter of credit or some other form of credit support will not result in a reduction or withdrawal of the then-current rating on the certificates (for an insured class certificates, without reference to a certificate insurance policy),

     (E) establish another account which constitutes an Eligible Account, or

     (F) make such other arrangements as to which CitiMortgage, any Insurer and the Trustee have received prior written assurance from each rating agency that such arrangement will not result in a reduction or withdrawal of the then-current rating on the certificates.

     If the rating on the certificates has been downgraded as a result of a rating downgrade of the Depository, for purposes of this paragraph, the then-current rating on the certificates will be the rating assigned to the certificates prior to any such downgrade (for any insured class certificates, without reference to any certificate insurance policy).

SIGNATURES AND ACKNOWLEDGMENTS

CITICORP MORTGAGE SECURITIES, INC.


By: /s/ Larry Kent Slough
    ---------------------------------
    Larry Kent Slough
    Senior Vice President

State of Missouri     )
                      ) SS.:
County of St. Charles )

On the 25th day of April 2006 before me, a notary public in and for the State of Missouri, personally appeared Larry Kent Slough, known to me who, being by me duly sworn, did depose and say that he is Senior Vice President of Citicorp Mortgage Securities, Inc., one of the parties that executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


/s/ Michael C. Williams
-------------------------------------
    Notary Public

[Notarial Seal]

CITIMORTGAGE, INC.


By: /s/ Jeffery K Sarni
    ---------------------------------
    Jeffery K Sarni
    Vice President

State of Missouri     )
                      ) SS.:
County of St. Charles )

On the 25th day of April 2006 before me, a notary public in and for the State of Missouri, personally appeared Jeffery K Sarni, known to me who, being by me duly sworn, did depose and say that he is Vice President of CitiMortgage, Inc., one of the parties that executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


/s/ Michael C. Williams
-------------------------------------
    Notary Public

[Notarial Seal]

U.S. BANK NATIONAL ASSOCIATION,
in its individual capacity and as Trustee


By: /s/ Clare M. O'Brien
    ---------------------------------
    Clare M. O'Brien
    Vice President

Commonwealth of Massachusetts )
                              ) SS.:
County of Suffolk             )

On the 24th day of April 2006 before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared Clare M. O'Brien known to me who, being by me duly sworn, did depose and say that she is Vice President of U.S. Bank National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by authority of the Board of Directors of said bank.


/s/ Christopher J. Twardzicki
-------------------------------------
    Notary Public

[Notarial Seal]

CITIBANK, N.A.,
in its individual capacity and as Paying Agent, Certificate Registrar and Authenticating Agent


By: /s/ Nancy Forte
    ---------------------------------
    Nancy Forte
    Assistant Vice President

State of New York  )
                   ) SS.:
County of New York )

On the 27th day of April 2006 before me, a notary public in and for the State of New York, personally appeared Nancy Forte known to me who, being by me duly sworn, did depose and say that he/she is Assistant Vice President of Citibank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said bank.


/s/ Rhonda Lewis
-------------------------------------
    Notary Public

[Notarial Seal]

APPENDIX 1: TRANSFEREE'S AFFIDAVIT

TRANSFEREE'S AFFIDAVIT
AFFIDAVIT PURSUANT TO SECTION
860E(E)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED

STATE OF            )
                    ):
COUNTY OF           )

     [__________], being first duly sworn, deposes and says:

     1. That he is [__________] of [__________] (the "Investor"), a [state type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

     2. That the Investor's Taxpayer Identification Number is [__________].

     3. That the Investor is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or an ERISA Prohibited holder, and will not be a "disqualified organization" or an ERISA Prohibited holder as of [_____ ,_____], and that the Investor is not acquiring a Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[...]-[_] Class [R][LR][PR] Certificates (the "residual certificates") for the account of, or as agent (including a broker, nominee or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign governments any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not appointed by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas described in Internal Revenue Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Internal Revenue Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511. For these purposes, an "ERISA Prohibited holder" means an employee benefit plan the investment of which is regulated under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Internal Revenue Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code (collectively, a "Plan") or a person investing the assets of a Plan.

     4. That the Investor historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Investor intends to pay taxes associated with holding the residual certificates as they become due.

     5. That the Investor will not cause the income with respect to the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other person.

     6. That the Investor understands that it may incur tax liabilities with respect to the residual certificates in excess of cash flows generated by the residual certificates.

     7. That the Investor will not transfer the residual certificates to any person or entity as to which the Investor has actual knowledge that the requirements set forth in paragraphs 3, 4, 5 or 8 are not satisfied or that the Investor has reason to know does


                                Appendix 1 page 1
not satisfy the requirements set forth in paragraph 4.

     8 That the Investor (i) is not a Non-U.S. person or (ii) is a Non-U.S. person that holds the residual certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or (iii) is a Non-U.S. person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the residual certificates to it is in accordance with the requirements of the Internal Revenue Code and the regulations promulgated thereunder and that such transfer of the residual certificates will not be disregarded for federal income tax purposes. "Non-U.S. person" will mean an individual, corporation, partnership or other person other than a "U.S. person." "U.S. person" will mean a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. persons).

     9. That the Investor agrees to such amendments of the Pooling and Servicing Agreement dated as of [__________] 1, 200[...] between Citicorp Mortgage Securities, Inc., CitiMortgage, Inc., and [Trustee] [and Paying Agent] (the "Pooling and Servicing Agreement") as may be required to further effectuate the restrictions on transfer of the residual certificates to such a "disqualified organization," an agent thereof, an "ERISA Prohibited holder" or a person that does not satisfy the requirements of paragraphs 4, 5, 6 and 8.

     10. That the Investor consents to the irrevocable designation of CMSI as its agent to act as "tax matters person" of the REMIC pursuant to the Pooling and Servicing Agreement, and if such designation is not permitted by the Internal Revenue Code and applicable law, to act as tax matters person if requested to do so.

     11. Check one of the following:

     [_] The Investor has computed any consideration paid to it to acquire the residual certificates in accordance U.S. Treasury Regulations Sections 1.860E-1(c)(7) by computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code, compounded based on the period selected by the Investor.

     [_] The transfer of the residual certificates complies with U.S. Treasury Regulations Section 1.860E-1(c)(5) and, accordingly,

     (i) the Investor is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the residual certificates will only be taxed in the United States;

     (ii) at the time of the transfer, and at the close of the Investor's two fiscal years preceding the year of the transfer, the Investor had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii),) in excess of $100 million and net assets in excess of $10 million;

     (iii) the Investor will transfer the residual certificates only to another "eligible cor-


                                Appendix 1 page 2
poration," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i),
(ii) and (iii) and 1.860E-1(c)(5); and

     (iv) the Investor determined the consideration paid to it to acquire the residual certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Investor) that it has determined in good faith.

     [_] None of the above.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [__________] this __ day of 200__.

-------------------------------------


By:
   ----------------------------------
Name:
Title:

COUNTY OF                        )
                                    )
STATE OF                         )

     Personally appeared before me the above-named [__________], known or proved to me to be the same person who executed the foregoing instrument and to be the [__________] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed and sworn to before me this ___ day of ________ 200__.


                                Appendix 1 page 3

                                   SCHEDULE 1

    SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

   REGULATION                                                                        RESPONSIBLE
  AB REFERENCE                         SERVICING CRITERIA                             PERSON(S)
----------------------------------------------------------------------------------------------------
                                GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any        CitiMortgage
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced to       CitiMortgage
                   third parties, policies and procedures are instituted to
                   monitor the third party's performance and compliance with
                   such servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain   CitiMortgage
                   a back-up servicer for the Pool Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in        CitiMortgage
                   effect on the party participating in the servicing
                   function throughout the reporting period in the amount of
                   coverage required by and otherwise in accordance with the
                   terms of the transaction agreements.

                               CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are deposited into the appropriate   CitiMortgage
                   custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such
                   other number of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an         CitiMortgage
                   obligor or to an investor are made only by authorized        Citibank, N.A.
                   personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections,       CitiMortgage
                   cash flows or distributions, and any interest or other       Citibank, N.A.
                   fees charged for such advances, are made, reviewed and
                   approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash       CitiMortgage
                   reserve accounts or accounts established as a form of over   Citibank, N.A.
                   collateralization, are separately maintained (e.g., with
                   respect to commingling of cash) as set forth in the
                   transaction agreements.


                                                                 Schedule 1-1

1122(d)(2)(v)      Each custodial account is maintained at a federally          CitiMortgage
                   insured depository institution as set forth in the           Citibank, N.A.
                   transaction agreements. For purposes of this criterion,
                   "federally insured depository institution" with respect to a foreign financial institution means a foreign financial
                   institution that meets the requirements of Rule
                   13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent             CitiMortgage
                   unauthorized access.                                         Citibank, N.A.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all      CitiMortgage
                   asset-backed securities related bank accounts, including     Citibank, N.A.
                   custodial accounts and related bank clearing accounts.
                   These reconciliations are (A) mathematically accurate; (B)
                   prepared within 30 calendar days after the bank statement
                   cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by
                   someone other than the person who prepared the
                   reconciliation; and (D) contain explanations for
                   reconciling items. These reconciling items are resolved
                   within 90 calendar days of their original identification,
                   or such other number of days specified in the transaction
                   agreements.

                               INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the   CitiMortgage
                   Commission, are maintained in accordance with the
                   transaction agreements and applicable Commission
                   requirements. Specifically, such reports (A) are prepared
                   in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information
                   calculated in accordance with the terms specified in the
                   transaction agreements; (C) are filed with the Commission
                   as required by its rules and regulations; and (D) agree
                   with investors' or the trustee's records as to the total
                   unpaid principal balance and number of Pool Assets
                   serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in       CitiMortgage
                   accordance with timeframes, distribution priority and        Citibank, N.A.
                   other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two      CitiMortgage
                   business days to the Servicer's investor records, or such    Citibank, N.A.
                   other number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports       CitiMortgage
                   agree with cancelled checks, or other form of payment, or    Citibank, N.A.
                   custodial bank statements.


                                                                 Schedule 1-2

                                    POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool assets is maintained as       CitiMortgage
                   required by the transaction agreements or related pool       Citibank (West), FSB
                   asset documents.

1122(d)(4)(ii)     Pool assets and related documents are safeguarded as         CitiMortgage
                   required by the transaction agreements                       Citibank (West), FSB

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool   CitiMortgage
                   are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on pool assets, including any payoffs, made in      CitiMortgage
                   accordance with the related pool asset documents are
                   posted to the Servicer's obligor records maintained no
                   more than two business days after receipt, or such other
                   number of days specified in the transaction agreements,
                   and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset
                   documents.

1122(d)(4)(v)      The Servicer's records regarding the pool assets agree       CitiMortgage
                   with the Servicer's records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an            CitiMortgage
                   obligor's pool assets (e.g., loan modifications or
                   re-agings) are made, reviewed and approved by authorized
                   personnel in accordance with the transaction agreements
                   and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance       CitiMortgage
                   plans, modifications and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as applicable) are
                   initiated, conducted and concluded in accordance with the
                   timeframes or other requirements established by the
                   transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained        CitiMortgage
                   during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are
                   maintained on at least a monthly basis, or such other
                   period specified in the transaction agreements, and
                   describe the entity's activities in monitoring delinquent
                   pool assets including, for example, phone calls, letters
                   and payment rescheduling plans in cases where delinquency
                   is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for pool    CitiMortgage
                   assets with variable rates are computed based on the
                   related pool asset documents.


                                                                 Schedule 1-3

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as    CitiMortgage
                   escrow accounts): (A) such funds are analyzed, in
                   accordance with the obligor's pool asset documents, on at
                   least an annual basis, or such other period specified in
                   the transaction agreements; (B) interest on such funds is
                   paid, or credited, to obligors in accordance with
                   applicable pool asset documents and state laws; and (C)
                   such funds are returned to the obligor within 30 calendar
                   days of full repayment of the related pool assets, or such other number of days specified in the transaction
                   agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or        CitiMortgage
                   insurance payments) are made on or before the related
                   penalty or expiration dates, as indicated on the
                   appropriate bills or notices for such payments, provided
                   that such support has been received by the servicer at
                   least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment    CitiMortgage
                   to be made on behalf of an obligor are paid from the
                   Servicer's funds and not charged to the obligor, unless
                   the late payment was due to the obligor's error or
                   omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted        CitiMortgage
                   within two business days to the obligor's records
                   maintained by the servicer, or such other number of days
                   specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are    CitiMortgage
                   recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in     CitiMortgage
                   Item 1114(a)(1) through (3) or Item 1115 of Regulation AB,   Citibank, N.A.
                   is maintained as set forth in the transaction agreements.


                                                                 Schedule 1-4

                                   APPENDIX 1

                             TRANSFEREE'S AFFIDAVIT

TRANSFEREE'S AFFIDAVIT
AFFIDAVIT PURSUANT TO SECTION
860E(E)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED

STATE OF    )
            ):
COUNTY OF   )

[_____], being first duly sworn, deposes and says:

1. That he is [______________] of [_____________] (the "Investor"), a [state type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he makes this affidavit.

2. That the Investor's Taxpayer Identification Number is [______________].

3. That the Investor is not a "disqualified organization" within the meaning of
Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or an ERISA Prohibited holder, and will not be a "disqualified organization" or an ERISA Prohibited holder as of [_____, ________], and that the Investor is not acquiring a Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[...]-[_] Class [R][LR][PR] Certificates (the "residual certificates") for the account of, or as agent (including a broker, nominee or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign governments any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not appointed by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas described in Internal Revenue Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Internal Revenue Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511. For these purposes, an "ERISA Prohibited holder" means an employee benefit plan the investment of which is regulated under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Internal Revenue Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code (collectively, a "Plan") or a person investing the assets of a Plan.

4. That the Investor historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Investor intends to pay taxes associated with holding the residual certificates as they become due.

5. That the Investor will not cause the income with respect to the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other person.

6. That the Investor understands that it may incur tax liabilities with respect to the residual certificates in excess of cash flows generated by the residual certificates.

7. That the Investor will not transfer the residual certificates to any person or entity as to which the Investor has actual knowledge that the requirements set forth in paragraphs 3, 4, 5 or 8 are not satisfied or that the Investor has reason to know does not satisfy the requirements set forth in paragraph 4.

                                Appendix 1 page 1

8 That the Investor (i) is not a Non-U.S. person or (ii) is a Non-U.S. person that holds the residual certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or (iii) is a Non-U.S. person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the residual certificates to it is in accordance with the requirements of the Internal Revenue Code and the regulations promulgated thereunder and that such transfer of the residual certificates will not be disregarded for federal income tax purposes. "Non-U.S. person" will mean an individual, corporation, partnership or other person other than a "U.S. person." "U.S. person" will mean a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. persons).

9. That the Investor agrees to such amendments of the Pooling and Servicing Agreement dated as of [__________] 1, 200[...] between Citicorp Mortgage Securities, Inc., CitiMortgage, Inc., and [Trustee] [and Paying Agent] (the "Pooling and Servicing Agreement") as may be required to further effectuate the restrictions on transfer of the residual certificates to such a "disqualified organization," an agent thereof, an "ERISA Prohibited holder" or a person that does not satisfy the requirements of paragraphs 4, 5, 6 and 8.

10. That the Investor consents to the irrevocable designation of CMSI as its agent to act as "tax matters person" of the REMIC pursuant to the Pooling and Servicing Agreement, and if such designation is not permitted by the Internal Revenue Code and applicable law, to act as tax matters person if requested to do so.

11. Check one of the following:

[_] The Investor has computed any consideration paid to it to acquire the residual certificates in accordance U.S. Treasury Regulations Sections 1.860E-1(c)(7) by computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code, compounded based on the period selected by the Investor.

[_] The transfer of the residual certificates complies with U.S. Treasury Regulations Section 1.860E-1(c)(5) and, accordingly,

(i) the Investor is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the residual certificates will only be taxed in the United States;

(ii) at the time of the transfer, and at the close of the Investor's two fiscal years preceding the year of the transfer, the Investor had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii),) in excess of $100 million and net assets in excess of $10 million;

(iii) the Investor will transfer the residual certificates only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

(iv) the Investor determined the consideration paid to it to acquire the residual certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Investor) that it has determined in good faith.

[_] None of the above.

                                Appendix 1 page 2

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [________] this ____ day of 200__.

-------------------------------------


By:
    ---------------------------------
Name:
Title:

COUNTY OF   )
            )
STATE OF    )

Personally appeared before me the above-named [___________], known or proved to me to be the same person who executed the foregoing instrument and to be the [___________] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor. Subscribed and sworn to before me this ___ day of ________ 200__.

                                Appendix 1 page 3

                                   EXHIBIT A-1

                          FORM OF OFFERED CERTIFICATES

           REMIC PASS-THROUGH CERTIFICATES, SERIES 2006-2 CERTIFICATE

          representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

                       CITICORP MORTGAGE SECURITIES, INC.

certificate no. 1
distribution days: 25th of each month or next business day first distribution day: May 25, 2006 last scheduled distribution date: [March][April] 25, [2021][2036]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO CITICORP MORTGAGE SECURITIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CITICORP MORTGAGE SECURITIES, INC., CITIMORTGAGE, INC., ANY AFFILIATE THEREOF, OR THEIR ULTIMATE PARENT, CITIGROUP INC.

THIS CERTIFIES THAT, for value received, Cede & Co. is the registered holder of the number of single certificates (each representing $1,000.00 initial principal balance or, if indicated, initial notional balance) of the class of certificates listed below.

          initial principal
         (or, if indicated,                 number of
          initial notional)  certificate     single      CUSIP
 class         balance           rate     certificates   number   ISIN
-------  ------------------  -----------  ------------  -------  ------
[class]       $[number]         [rate]      [number]    [CUSIP]  [ISIN]


                                                                           A-1-1

This certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of April 1, 2006 (the "Pooling Agreement") between Citicorp Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Master Servicer, U.S. Bank National Association, as Trustee, and Citibank, N.A. as Paying Agent, Certificate Registrar and Authentication Agent. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2006-2, consisting of twenty-five senior classes, six subordinated classes and three classes of residual certificates.

The class of securities represented by this certificate is a "regular interest" in a real estate mortgage investment conduit ("REMIC") within the meaning of
Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

CERTIFICATES GOVERNED BY POOLING AGREEMENT

THE CERTIFICATES ARE ISSUED PURSUANT TO THE POOLING AGREEMENT, WHICH STATES THE RIGHTS, LIMITATIONS (INCLUDING RESTRICTIONS ON TRANSFER), DUTIES AND IMMUNITIES OF CMSI, THE TRUSTEE AND THE HOLDERS OF THE CERTIFICATES, SPECIFIES HOW AMOUNTS OF INTEREST AND PRINCIPAL DISTRIBUTABLE ON THE CLASSES OF CERTIFICATES ARE CALCULATED AND WHEN SUCH AMOUNTS ARE PAYABLE, SETS FORTH THE RELATIVE PRIORITIES OF THE CLASSES OF CERTIFICATES TO PAYMENTS AND TO ALLOCATION OF LOSSES, AND SETS FORTH THE TERMS UPON WHICH THE CERTIFICATES ARE TO BE AUTHENTICATED AND DELIVERED, AND OTHER MATTERS RELEVANT TO AN INVESTMENT IN CERTIFICATES. HOLDERS MAY OBTAIN A COPY OF THE POOLING AGREEMENT (WITHOUT EXHIBITS) FROM THE TRUSTEE.

OPTIONAL EARLY TERMINATION

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CMSI (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

GOVERNING LAW

This certificate and the Pooling Agreement are governed by the laws of the State of New York.


                                                                           A-1-2

AUTHENTICATION REQUIRED

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


                                                                           A-1-3

IN WITNESS WHEREOF, Citicorp Mortgage Securities, Inc. has caused this certificate to be duly executed.

                                        CITICORP MORTGAGE SECURITIES, INC.


                                        By:
                                            ------------------------------------
                                            Larry Kent Slough
                                            Senior Vice President


                                                                           A-1-4

This is one of the certificates referred to in the Pooling Agreement referred to above.

                                        U.S. BANK NATIONAL ASSOCIATION,
                                           as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                        or


                                        CITIBANK, N.A.,
                                           as Authenticating Agent for the
                                           Trustee,


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date: April 27, 2006


                                                                           A-1-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
                         (Cust)                      (Minor)
Under Uniform Gifts to Minors Act ___________________________________
                                                (State)

    Additional abbreviations may also be used though not in the above list.

________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated: ________________  __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.


                                                                           A-1-6

                                   EXHIBIT A-2

                         FORM OF CLASS A-IO CERTIFICATES

                 REMIC PASS-THROUGH CERTIFICATES, SERIES 2006-2
  SENIOR CLASS [IA-IO][IIA-IO][IIIA-IO] CERTIFICATE, VARIABLE CERTIFICATE RATE

          representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

                       CITICORP MORTGAGE SECURITIES, INC.

certificate no. 1
$[__________] initial notional balance   $[_________] Single Certificates
distribution days: 25th of each month or next business day first distribution day: May 25, 2006 last scheduled distribution day: [March][April] 25, [2021][2036]

THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE AND IS NOT ENTITLED TO DISTRIBUTIONS OF PRINCIPAL.

THE NOTIONAL BALANCE OF THIS CERTIFICATE IS SUBJECT TO REDUCTION FROM TIME TO TIME. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN ITS INITIAL NOTIONAL BALANCE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OR OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, TRANSFER OR OTHER DISPOSITION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE BLUE SKY LAW OR UNLESS AN EXEMPTION UNDER SUCH ACT AND ANY APPLICABLE BLUE SKY LAW IS AVAILABLE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN EXCEPT AS PROVIDED IN SECTION 5.2 OF THE POOLING AGREEMENT REFERRED TO BELOW.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CITICORP MORTGAGE SECURITIES, INC., CITIMORTGAGE, INC., ANY AFFILIATE THEREOF, OR THEIR ULTIMATE PARENT, CITIGROUP INC.


                                                                           A-2-1

THIS CERTIFIES THAT, for value received, CitiMortgage, Inc. is the registered holder of the number of Single Certificates (each representing $1,000.00 initial notional balance) set forth above. Each certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of April 1, 2006 (the "Pooling Agreement") between Citicorp Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Master Servicer, U.S. Bank National Association, as Trustee, and Citibank, N.A. as Paying Agent, Certificate Registrar and Authentication Agent. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2006-2, consisting of twenty-five senior classes, six subordinated classes and three classes of residual certificates.

The class of securities represented by this Certificate is a "regular interest" in a real estate mortgage investment conduit ("REMIC") within the meaning of
Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

CERTIFICATES GOVERNED BY POOLING AGREEMENT

THE CERTIFICATES ARE ISSUED PURSUANT TO THE POOLING AGREEMENT, WHICH STATES THE RIGHTS, LIMITATIONS (INCLUDING RESTRICTIONS ON TRANSFER), DUTIES AND IMMUNITIES OF CMSI, THE TRUSTEE AND THE HOLDERS OF THE CERTIFICATES, SPECIFIES HOW AMOUNTS OF INTEREST AND PRINCIPAL DISTRIBUTABLE ON THE CLASSES OF CERTIFICATES ARE CALCULATED AND WHEN SUCH AMOUNTS ARE PAYABLE, SETS FORTH THE RELATIVE PRIORITIES OF THE CLASSES OF CERTIFICATES TO PAYMENTS AND TO ALLOCATION OF LOSSES, AND SETS FORTH THE TERMS UPON WHICH THE CERTIFICATES ARE TO BE AUTHENTICATED AND DELIVERED, AND OTHER MATTERS RELEVANT TO AN INVESTMENT IN CERTIFICATES. HOLDERS MAY OBTAIN A COPY OF THE POOLING AGREEMENT (WITHOUT EXHIBITS) FROM THE TRUSTEE.

OPTIONAL EARLY TERMINATION

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CMSI (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

GOVERNING LAW

This certificate and the Pooling Agreement are governed by the laws of the State of New York.


                                                                           A-2-2

AUTHENTICATION REQUIRED

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


                                                                           A-2-3

IN WITNESS WHEREOF, Citicorp Mortgage Securities, Inc. has caused this certificate to be duly executed.

                                        CITICORP MORTGAGE SECURITIES, INC.


                                        By:
                                            ------------------------------------
                                            Larry Kent Slough
                                            Senior Vice President


                                                                           A-2-4

This is one of the certificates referred to in the Pooling Agreement referred to above.

                                        U.S. BANK ASSOCIATION, as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                        or


                                        CITIBANK, N.A.,
                                           as Authenticating Agent for the
                                           Trustee,


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date: April 27, 2006


                                                                           A-2-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
                        (Cust)                      (Minor)

Under Uniform Gifts to Minors Act ___________________________________
                                                (State)


    Additional abbreviations may also be used though not in the above list.

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________

the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated: ________________  __________________________

Signature Guaranteed by: __________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.


                                                                           A-2-6

                                   EXHIBIT A-3
                   FORM OF CLASS B-4, B-5 AND B-6 CERTIFICATES

                 REMIC PASS-THROUGH CERTIFICATES, SERIES 2006-2
      SUBORDINATED CLASS B-[4][5][6] CERTIFICATE, BLENDED CERTIFICATE RATE

          representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

                       CITICORP MORTGAGE SECURITIES, INC.

certificate no. 1                                                      CUSIP [_]
                                                                        ISIN [_]

$[________] initial notional balance            $[_________] Single Certificates
distribution days: 25th of each month or next business day first distribution day: May 25, 2006 last scheduled distribution day: April 25, 2036

THIS CLASS B-[4][5][6] CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENTS TO THE CLASS A, B-1, B-2[,][AND] B-3[,] [AND] [B-4] [AND B-5] CERTIFICATES, AS DESCRIBED IN THE POOLING AGREEMENT REFERRED TO BELOW.

PRINCIPAL IS PAID ON THIS CERTIFICATE IN ACCORDANCE WITH THE TERMS OF THE POOLING AGREEMENT. ACCORDINGLY, AT ANY TIME THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN ITS INITIAL PRINCIPAL BALANCE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OR OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, TRANSFER OR OTHER DISPOSITION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE BLUE SKY LAW OR UNLESS AN EXEMPTION UNDER SUCH ACT AND ANY APPLICABLE BLUE SKY LAW IS AVAILABLE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN EXCEPT AS PROVIDED IN SECTION 5.2 OF THE POOLING AGREEMENT.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CITICORP MORTGAGE SECURITIES, INC., CITIMORTGAGE, INC., ANY AFFILIATE THEREOF, OR THEIR ULTIMATE PARENT, CITIGROUP INC.


                                                                           A-3-1

THIS CERTIFIES THAT, for value received, Cede & Co. is the registered holder of the number of single certificates (each representing $1,000.00 initial principal balance) set forth above. Each certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of April 1, 2006 (the "Pooling Agreement") between Citicorp Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Master Servicer, U.S. Bank National Association, as Trustee, and Citibank, N.A. as Paying Agent, Certificate Registrar and Authentication Agent. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2006-2, consisting of twenty-five senior classes, six subordinated classes and three classes of residual certificates.

The class of securities represented by this certificate is a "regular interest" in a real estate mortgage investment conduit ("REMIC") within the meaning of
Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

CERTIFICATES GOVERNED BY POOLING AGREEMENT

THE CERTIFICATES ARE ISSUED PURSUANT TO THE POOLING AGREEMENT, WHICH STATES THE RIGHTS, LIMITATIONS (INCLUDING RESTRICTIONS ON TRANSFER), DUTIES AND IMMUNITIES OF CMSI, THE TRUSTEE AND THE HOLDERS OF THE CERTIFICATES, SPECIFIES HOW AMOUNTS OF INTEREST AND PRINCIPAL DISTRIBUTABLE ON THE CLASSES OF CERTIFICATES ARE CALCULATED AND WHEN SUCH AMOUNTS ARE PAYABLE, SETS FORTH THE RELATIVE PRIORITIES OF THE CLASSES OF CERTIFICATES TO PAYMENTS AND TO ALLOCATION OF LOSSES, AND SETS FORTH THE TERMS UPON WHICH THE CERTIFICATES ARE TO BE AUTHENTICATED AND DELIVERED, AND OTHER MATTERS RELEVANT TO AN INVESTMENT IN CERTIFICATES. HOLDERS MAY OBTAIN A COPY OF THE POOLING AGREEMENT (WITHOUT EXHIBITS) FROM THE TRUSTEE.

OPTIONAL EARLY TERMINATION

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CMSI (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.


                                                                           A-3-2

GOVERNING LAW

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

AUTHENTICATION REQUIRED

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


                                                                           A-3-3

IN WITNESS WHEREOF, Citicorp Mortgage Securities, Inc. has caused this certificate to be duly executed.

                                        CITICORP MORTGAGE SECURITIES, INC.


                                        By:
                                            ------------------------------------
                                            Larry Kent Slough
                                            Senior Vice President


                                                                           A-3-4

This is one of the certificates referred to in the Pooling Agreement referred to above.

                                        U.S. BANK NATIONAL ASSOCIATION,
                                           as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                        or

                                        CITIBANK, N.A.,
                                           as Authenticating Agent for the
                                           Trustee,


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date: April 27, 2006


                                                                           A-3-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
                         (Cust)                    (Minor)

Under Uniform Gifts to Minors Act ___________________________________
                                               (State)

     Additional abbreviations may also be used though not in the above list.

________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated: ________________ __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.


                                                                           A-3-6

                                   EXHIBIT A-4
               [FORM OF RESIDUAL CLASS PR, LR AND R CERTIFICATES]

                 REMIC PASS-THROUGH CERTIFICATES, SERIES 2006-2
                     RESIDUAL CLASS [PR][LR][R] CERTIFICATE

          representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

                       CITICORP MORTGAGE SECURITIES, INC.

certificate no. 1                                       100% percentage interest

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OR OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, TRANSFER OR OTHER DISPOSITION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE BLUE SKY LAW OR UNLESS AN EXEMPTION UNDER SUCH ACT AND ANY APPLICABLE BLUE SKY LAW IS AVAILABLE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN EXCEPT AS PROVIDED IN SECTION 5.2 OF THE POOLING AGREEMENT REFERRED TO BELOW.

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN SECTION 5.2 OF THE POOLING AGREEMENT. AS A CONDITION OF OWNERSHIP OF THIS CERTIFICATE, A TRANSFEREE MUST FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE THAT (A) IT IS NOT A "DISQUALIFIED ORGANIZATION," AS DEFINED IN SECTION 860E(E)(5) OF THE CODE, (B) IT IS NOT ACQUIRING THIS CERTIFICATE AS AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) ON BEHALF OF A DISQUALIFIED ORGANIZATION, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES IN EXCESS OF CASH FLOWS GENERATED BY THE RESIDUAL INTEREST AND IT INTENDS TO PAY TAXES ASSOCIATED WITH HOLDING THE RESIDUAL INTEREST AS THEY BECOME DUE, (D) IT HISTORICALLY HAS PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE,
(E) IT WILL NOT CAUSE THE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF IT OR ANY OTHER PERSON, AND (F) IT IS NOT A "NON-PERMITTED FOREIGN HOLDER," AS DEFINED IN SECTION 5.2 OF THE POOLING AGREEMENT. BY ACCEPTING THIS CERTIFICATE, A TRANSFEREE WILL BE SUBJECT TO SUCH RESTRICTIONS ON TRANSFERABILITY, AND WILL HAVE CONSENTED TO ANY AMENDMENTS TO THE POOLING AGREEMENT THAT ARE REQUIRED TO ENSURE THAT THIS CERTIFICATE IS NOT TRANSFERRED TO A DISQUALIFIED ORGANIZATION OR ITS AGENT, OR TO A NON-PERMITTED FOREIGN HOLDER. TO SATISFY A REGULATORY SAFE HARBOR AGAINST THE DISREGARD OF SUCH TRANSFER, THE TRANSFEROR MAY BE REQUIRED TO CONDUCT A REASONABLE INVESTIGATION OF THE FINANCIAL CONDITION OF THE TRANSFEREE AND EITHER TRANSFER THIS CERTIFICATE AT A SPECIFIED MINIMUM PRICE OR TRANSFER THIS CERTIFICATE TO AN ELIGIBLE TRANSFEREE.


                                                                           A-4-1

NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CITICORP MORTGAGE SECURITIES, INC., CITIMORTGAGE, INC., ANY AFFILIATE THEREOF, OR THEIR ULTIMATE PARENT, CITIGROUP INC.

THIS CERTIFIES THAT, for value received, [CitiMortgage, Inc.][Citicorp Mortgage Securities, Inc.] is the registered holder of the percentage interest set forth above, representing an ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of April 1, 2006 (the "Pooling Agreement") between Citicorp Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Master Servicer, U.S. Bank National Association, as Trustee, and Citibank, N.A. as Paying Agent, Certificate Agent and Authentication Agent. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2006-2, consisting of twenty-five senior classes, six subordinated classes and three classes of residual certificates.

CERTIFICATES GOVERNED BY POOLING AGREEMENT

THE CERTIFICATES ARE ISSUED PURSUANT TO THE POOLING AGREEMENT, WHICH STATES THE RIGHTS, LIMITATIONS (INCLUDING RESTRICTIONS ON TRANSFER), DUTIES AND IMMUNITIES OF CMSI, THE TRUSTEE AND THE HOLDERS OF THE CERTIFICATES, SPECIFIES HOW AMOUNTS OF INTEREST AND PRINCIPAL DISTRIBUTABLE ON THE CLASSES OF CERTIFICATES ARE CALCULATED AND WHEN SUCH AMOUNTS ARE PAYABLE, SETS FORTH THE RELATIVE PRIORITIES OF THE CLASSES OF CERTIFICATES TO PAYMENTS AND TO ALLOCATION OF LOSSES, AND SETS FORTH THE TERMS UPON WHICH THE CERTIFICATES ARE TO BE AUTHENTICATED AND DELIVERED, AND OTHER MATTERS RELEVANT TO AN INVESTMENT IN CERTIFICATES. HOLDERS MAY OBTAIN A COPY OF THE POOLING AGREEMENT (WITHOUT EXHIBITS) FROM THE TRUSTEE.

U.S. FEDERAL INCOME TAX INFORMATION

Elections will be made to treat three segregated asset pools within the Trust Fund as real estate mortgage investment conduits (each, a "REMIC," or in the alternative, the "upper-tier REMIC," the "lower-tier REMIC," and the "pooling REMIC," respectively). This class [PR][LR][R] certificate represents the "residual interest" in the [pooling][lower-tier][upper-tier] REMIC within the meaning of Code Section 860G(a)(2). As a condition of ownership of this certificate, the holder hereof agrees that it will not take or cause to be taken any action that would adversely affect the status of any of the three segregated asset pools comprising the Trust Fund as a REMIC.

The holder further agrees to the designation of the Servicer as its agent to act as "tax matters person" for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code or, if requested by the Servicer, to act as tax matters person.


                                                                           A-4-2

GOVERNING LAW

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

AUTHENTICATION REQUIRED

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


                                                                           A-4-3

IN WITNESS WHEREOF, Citicorp Mortgage Securities, Inc. has caused this certificate to be duly executed.

                                        CITICORP MORTGAGE SECURITIES, INC.


                                        By:
                                            ------------------------------------
                                            Larry Kent Slough
                                            Senior Vice President


                                                                           A-4-4

This is one of the certificates referred to in the Pooling Agreement referred to above.

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory


                                        or

                                        CITIBANK, N.A.,
                                        as Authenticating Agent for the Trustee,


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date: April 27, 2006


                                                                           A-4-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
                         (Cust)                      (Minor)
Under Uniform Gifts to Minors Act ___________________________________
                                                (State)

    Additional abbreviations may also be used though not in the above list.

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated: ________________ __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.


                                                                           A-4-6

                                   EXHIBIT B-1

                             MORTGAGE LOAN SCHEDULE

                               DEEMED INCORPORATED

                                   EXHIBIT B-2

                             MORTGAGE LOAN SCHEDULE

                               DEEMED INCORPORATED

                                   EXHIBIT B-3

                             MORTGAGE LOAN SCHEDULE

                               DEEMED INCORPORATED

                                    EXHIBIT C

                  FORM OF MORTGAGE DOCUMENT CUTSODIAL AGREEMENT

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
--------------------------------------------------------------------------------
April 1, 2006

PARTIES

o    U.S. BANK NATIONAL ASSOCIATION, as trustee (the Trustee)

o    CITIBANK (WEST), FSB, a federal savings bank (Citibank (West))

o    CITICORP MORTGAGE SECURITIES, INC., a Delaware corporation (CMSI)

o    CITIMORTGAGE, INC., as Servicer and Master Servicer (CitiMortgage)

BACKGROUND

     The Trustee, CMSI, CitiMortgage and Citibank, N.A. are entering into a Pooling and Servicing Agreement dated April 1, 2006 relating to REMIC Pass-Through Certificates, Series 2006-2 (the Pooling Agreement). Unless otherwise stated, terms defined in the Pooling Agreement are used in this agreement with the same meaning.

Pursuant to the Pooling Agreement,

o CMSI will sell to the Trustee, without recourse, the mortgage loans identified in exhibit B to the Pooling Agreement, and

o Citibank (West) has been designated as Mortgage Document Custodian and Mortgage Note Custodian.

AGREEMENT

1    APPOINTMENT AS CUSTODIAN; ACKNOWLEDGMENT OF RECEIPT

     (a) Citibank (West) will serve as Mortgage Document Custodian and Mortgage Note Custodian (collectively, Custodian) under the Pooling Agreement. Citibank
(West) certifies to the Trustee that Citibank (West) is qualified to serve as Mortgage Document Custodian and Mortgage Note Custodian under the Pooling Agreement. Citibank (West) will act as Custodian solely for the benefit of the Trustee and the certificate holders.

     (b) CMSI has delivered to Citibank (West), as Custodian, the Mortgage Files, including the Mortgage Notes referred to in section 2.1 of the Pooling Agreement. Citibank (West) acknowledges receipt of the Pooling Agreement and the Mortgage Files. From time to time, CitiMortgage will forward to Citibank (West) additional documents evidencing an assumption or modification of a mortgage loan, and Citibank (West) will hold such documents in the related Mortgage File in accordance with this agreement and the Pooling Agreement.

     (c) CitiMortgage will pay the reasonable custodial fees and expenses of Citibank (West) or its successor, including the Trustee if the Trustee holds any Mortgage Files directly as Custodian.

     (d) Upon CitiMortgage's receipt of notice from Citibank (West) or the Trustee that Citibank (West) has breached this agreement or the Pooling Agreement, CitiMortgage will cause Citibank (West) to comply with this agreement and the Pooling Agreement.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
--------------------------------------------------------------------------------
April 1, 2006

2    MAINTENANCE OF OFFICE

     Citibank (West) will maintain the Mortgage Files, at the office of Citibank
(West) located at Citibank (West), FSB, 5280 Corporate Drive, M/C 0005, Frederick, Md. 21703, or at such other office of Citibank (West) as it designates by 30 days' prior written notice to the Trustee and CMSI.

3    DUTIES OF CUSTODIAN

     As Custodian, Citibank (West) will have all of the rights and obligations of the Mortgage Document Custodian and Mortgage Note Custodian set forth in the Pooling Agreement, including but not limited to the following:

     (a) Safekeeping. Citibank (West) will

o identify each Mortgage File by loan number, address of mortgaged property, and name of Mortgagor,

o maintain the Mortgage Files in secure and fire resistant facilities in accordance with customary standards for such custody,

o identify the Mortgage Files as being held and to hold the Mortgage Files for and on behalf of the Trustee for the benefit of all present and future certificate holders,

o maintain accurate records pertaining to Mortgages in the Mortgage Files as will enable the Trustee to comply with the terms and conditions of the Pooling Agreement, and

o maintain at all times a current inventory and conduct periodic physical inspections of the Mortgage Files in such a manner as will enable the Trustee and CitiMortgage to verify the accuracy of Citibank (West)'s record-keeping, inventory and physical possession.

Citibank (West) will promptly report to the Trustee and CitiMortgage any failure on its part to hold the Mortgage Files as herein provided and will promptly take appropriate action to remedy any such failure.

     (b) Release of Files. Citibank (West) is authorized, upon receipt of a direction from the Trustee pursuant to section 3.13, "Release of Mortgage Files," of the Pooling Agreement, to release to CitiMortgage or its designee, as directed, the Mortgage File or the documents set forth in such direction. All documents so released will be held by the recipient in trust for the benefit of the Trustee in accordance with the Pooling Agreement. Such Mortgage Files will be returned to Citibank (West) when the need therefor in connection with foreclosure or servicing no longer exists, unless the mortgage loan is liquidated or paid in full. Citibank (West) is also authorized to release any Mortgage or Mortgage Note to CMSI after purchase by CMSI of the related mortgage loan or the property securing such mortgage loan, all as provided in, and subject to the provisions of, the Pooling Agreement.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
--------------------------------------------------------------------------------
April 1, 2006

     (c) Review of Mortgage Files; Administration; Reports. Citibank (West) will attend to all non-discretionary details in connection with maintaining custody of the Mortgage Files, including reviewing each Mortgage File within 90 days after issuance of the certificates, ascertaining that all documents required to be delivered pursuant to section 2.1, "Transfer of mortgage loans," of the Pooling Agreement have been executed, received and recorded, if applicable, and, in connection therewith, delivering, in electronic form, such reports and certifications to the Trustee and CMSI as are required by the Pooling Agreement. If in the course of such review, or if at any time during the term of this agreement, Citibank (West) determines that a document or documents constituting part of a Mortgage File is defective or missing, it will promptly so notify, in electronic form, the Trustee and CitiMortgage in accordance with the provisions of section 2.3, "Repurchase or substitution of mortgage loans," of the Pooling Agreement, and will, within 30 days thereafter, provide the Trustee with an updated report certifying as to the completeness of the Mortgage File, with any applicable exceptions noted thereon. Citibank (West) will assist the Trustee and CitiMortgage generally in the preparation of reports (including by providing information reasonably requested as necessary to such preparation) to certificate holders or to regulatory bodies to the extent necessitated by Citibank (West)'s custody of the Mortgage Files.

     (d) Successor trustees. Citibank (West) will, in accordance with section
8.8. "Successor trustee," of the Pooling Agreement, amend this agreement to make a successor Trustee the successor to the predecessor Trustee under this agreement.

4    ACCESS TO RECORDS

     Subject to section 3(b), upon not less than three days' notice, Citibank
(West) will permit the Trustee, CitiMortgage or any Subservicer appointed by CitiMortgage or their duly authorized representatives, attorneys or auditors to inspect the Mortgage Files and the books and records maintained by Citibank
(West) pursuant hereto at such times as the Trustee, CitiMortgage or any Subservicer may reasonably request, subject only to compliance by the Trustee, CitiMortgage or any Subservicer with the security procedures of Citibank (West) applied by Citibank (West) to its own employees having access to these and similar records.

5    INSTRUCTIONS; AUTHORITY TO ACT

     Citibank (West) will be deemed to have received proper instructions with respect to the Mortgage Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee or a Servicing Officer of the Servicer. A certified copy of a resolution of the Board of Directors of the Trustee may be accepted by Citibank (West) as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by Citibank (West) from the Trustee, CitiMortgage or any Subservicer. Such instructions may be general or specific in terms. Citibank (West) may rely upon and will be protected in acting in good faith upon any such written instructions received by it and which it reasonably believes to be genuine and duly authorized with respect to all matters pertaining to this agreement and its duties hereunder.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
--------------------------------------------------------------------------------
April 1, 2006

6    INDEMNIFICATION

     (a) Citibank (West) will indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by Citibank (West) of the Mortgage Files; provided, however, that Citibank (West) will not be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of the Trustee.

     (b) CitiMortgage will indemnify Citibank (West) and hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on Citibank (West)'s part, arising out of or in connection with the acceptance or administration of the trust or trusts created under the Pooling Agreement or Citibank (West)'s custody of the Mortgage Files, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Pooling Agreement. Such indemnification will survive the payment of the certificates and termination of the Trust Fund, as well as the resignation or removal of CitiMortgage as Servicer (if such action which caused the need for the indemnification occurred while CitiMortgage acted as Servicer), and for purposes of such indemnification neither the negligence nor bad faith of the Trustee will be imputed to, or adversely affect, the right of Citibank
(West) to indemnification.

7    LIMITATION OF CUSTODIAN'S LIABILITIES AND DUTIES

     (a) Citibank (West) will not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this agreement, other than for Citibank (West)'s compensation or for reimbursement of expenses.

     (b) Citibank (West) will not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any Mortgage File.

     (c) Any other provision of this agreement to the contrary notwithstanding, Citibank (West) will have no notice, and will not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this agreement unless Citibank (West) is a signatory party to that document or agreement. Notwithstanding the foregoing sentence, Citibank (West) will be deemed to have notice of the terms and conditions (including without limitation definitions not otherwise set forth in full in this agreement) of other documents and agreements executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this agreement, to the extent such terms and provisions are referenced, or are incorporated by reference, into this agreement only as long as the Trustee or CitiMortgage will have provided a copy of any such document or agreement to Citibank (West).

     (d) Citibank (West)'s rights and obligations will only be such as are expressly set forth in this agreement or the Pooling Agreement. In no event will Citibank (West) be obligated to ascertain or take action except as expressly provided in this agreement or the Pooling Agreement.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
--------------------------------------------------------------------------------
April 1, 2006

     (e) Nothing in this agreement will be deemed to impose on Citibank (West) any obligation to qualify to do business in any jurisdiction, other than (i) a jurisdiction where a Mortgage File is or may be held by Citibank (West), and
(ii) where failure to qualify could have a material adverse effect on Citibank
(West) or its property or business or on the ability of Citibank (West) to perform it duties hereunder.

     (f) Subject to section 3, under no circumstances will Citibank (West) be obligated to verify the authenticity of any signature on any of the documents received or examined by it in connection with this agreement or the authority or capacity of any person to execute or issue such document, nor will Citibank
(West) be responsible for the value, form, substance, validity, perfection (other than by taking and continuing possession of the Mortgage Files), priority, effectiveness or enforceability of any of such documents, nor will Citibank (West) be under a duty to inspect, review or examine the documents to determine whether they are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

     (g) Citibank (West) will have no duty to ascertain whether or not any cash amount or payment has been received by the Trustee, the CMSI or any third person.

     (h) Citibank (West) may assign its rights and obligations under this agreement , in whole or in part, to any Affiliate; however, Citibank (West) will notify CMSI, CitiMortgage and the Trustee of any such assignment. Citibank
(West) may not assign its rights or obligations under this agreement, in whole or in part, to any other entity without the prior written consent of CMSI, CitiMortgage and the Trustee, which consent will not be unreasonably withheld. An "Affiliate" is an entity that directly or indirectly controls, is controlled by or is under common control with Citibank (West). Notwithstanding any such assignment, Citibank (West) will remain liable for all of its obligations under this agreement unless the assignment has been approved by CMSI, CitiMortgage and the Trustee.

     (i) Subject to section 6, "Indemnification," neither Citibank (West) nor any of its Affiliates, directors, officers, agents, and employees will be liable for

o any action or omission to act hereunder except for its own or such person's gross negligence, willful misconduct, breach of this agreement or violation of applicable law, or

o any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

     (j) Citibank (West) will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or the Pooling Agreement or in the exercise of any of its rights and obligations, if, in its sole judgment, it will believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

     (k) Citibank (West) will not be responsible for delays or failures in performance resulting from acts beyond its control, such as acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
--------------------------------------------------------------------------------
April 1, 2006

     (l) Any entity into which Citibank (West) may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which Citibank (West) will be a party, or any entity succeeding to the business of Citibank (West), will be the successor of Citibank (West) hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

8.   ADVICE OF COUNSEL

     Citibank (West) may rely and act upon advice of counsel with respect to its performance as Custodian, and will not be liable for any action it reasonably takes pursuant to such advice, provided that such action is not in violation of applicable federal or state law.

9. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT, AND INTERPRETIVE AND ADDITIONAL PROVISIONS

     This agreement may be terminated (a) by Citibank (West)'s resignation as Custodian, or (b) by either CitiMortgage or the Trustee. In each case, such termination will be effected by notice to the other parties given no less than 60 days prior to termination. Upon notice of such termination, CitiMortgage will use its reasonable best efforts to select a successor Custodian reasonably acceptable to the Trustee upon substantially the same terms and conditions as set forth in this agreement. If no such successor Custodian has been selected by the 50th day after such notice, the Trustee may, upon prior notice to CitiMortgage, select a successor Custodian. If no successor Custodian has been selected by CitiMortgage or the Trustee by the effective date of the Citibank
(West)'s termination, the Trustee will act as successor Custodian until the Trustee and CitiMortgage agree on a successor Custodian.

At, or as soon as practicable after, the termination of this agreement, Citibank
(West) will deliver the Mortgage Files to the successor Custodian at such place as the successor Custodian reasonably designates.

10.  BINDING ARBITRATION

     Any misunderstanding or dispute between Citibank (West) and CMSI or CitiMortgage arising out of this agreement will be settled through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if these attempts fail, such misunderstandings or disputes will be decided by binding arbitration conducted, upon request by either of them, in New York, New York, before a single arbitrator designated by the American Arbitration Association (the AAA), in accordance with the terms of the Commercial Arbitration Rules of the AAA, and to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States Code). Notwithstanding anything herein to the contrary, either Citibank (West), CMSI or CitiMortgage may proceed to a court of competent jurisdiction to obtain equitable relief at any time. An arbitrator may not award punitive damages or other damages not measured by the prevailing party's actual damages. To the maximum extent practicable, an arbitration proceeding under this agreement will be concluded within 180 days of the filing of the dispute with the AAA. This arbitration clause will survive any termination or expiration of this agreement and if any term, covenant, condition or provision of this arbitration clause is found to be unlawful, invalid or unenforceable, the remaining parts of the arbitration clause will not be affected thereby and will remain fully enforceable.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
--------------------------------------------------------------------------------
April 1, 2006

11.  GOVERNING LAW

     This agreement will be governed by, and construed in accordance with, the laws of the State of New York.

12.  NOTICE

     Notices and other writings will be delivered or mailed, postage prepaid,

o to the Trustee at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services,

o to Citibank (West) at 5280 Corporate Drive, M/C 0005, Frederick, Maryland 21703, Attention: Richard D. Penquite, with a copy to Eric K. Kawamura, Vice President & General Counsel, Citibank (West), FSB, One Sansome St., 19th fl., San Francisco, California 94104, tel: (415) 658-4371, fax: (415) 658-4294, and

o    to CMSI or CitiMortgage at 1000 Technology Drive, O'Fallon, Missouri 63368,
     Attention: Larry Kent Slough

or to such other address as the Trustee, Citibank (West), CMSI or CitiMortgage subsequently specifies in writing to the other parties. Notices or other writings will be effective only upon receipt.

13.  BINDING EFFECT

     This agreement will be binding upon and will inure to the benefit of the Trustee and Citibank (West) and their respective successors and permitted assigns. Concurrently with the appointment of a successor trustee as provided in section 8.8 of the Pooling Agreement, the Trustee, CMSI, CitiMortgage and Citibank (West) will amend this agreement to make the successor trustee the successor to the Trustee under this agreement.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
--------------------------------------------------------------------------------
April 1, 2006

SIGNATURES

U.S. BANK NATIONAL ASSOCIATION,
as Trustee under the Pooling Agreement


By:
    ----------------------------------
Name:
Title:


CITIBANK (WEST), FSB,
as Custodian


By:
    ----------------------------------
Name:
Title:


CITICORP MORTGAGE SECURITIES, INC.


By:
    ----------------------------------
Name: Larry Kent Slough
Title: Senior Vice President


CITIMORTGAGE, INC.


By:
    ----------------------------------
Name: Jeffrey K. Sarni
Title: Vice President

                                    EXHIBIT D

                            FORM OF PURCHASER LETTER

                                   [Purchaser]

                                                                          [Date]

Citicorp Mortgage Securities, Inc.
1000 Technology Drive
O'Fallon, Missouri 63368

Citibank, N.A.
Agency & Trust
111 Wall Street, 15th Floor
New York, New York 10005
Attn: Securities Window

Ladies and Gentlemen:

     In connection with the purchase by us of $_____________________ initial principal balance of the Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2006-2, class B-[4][5][6] certificates, we confirm that:

     1. We understand that the class B-[4][5][6] certificates are not being registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue sky" laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws.

     2. We (check one)

     [_] have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the class B-[4][5][6] certificates, we are able to bear the economic risk of investment in the class B-[4][5][6] certificates and we are an accredited investor as defined in Regulation D under the Securities Act. We have such knowledge and experience in financial and business matters, specifically in the field of mortgage related securities, as to be able to evaluate the risk of purchasing a certificate which is subordinate in right of payment, and we have direct, personal and significant experience in making investments in mortgage related securities. If we are non-institutional investors, our net worth (exclusive of our primary residence) is at least $1,000,000.

     [_] are "Qualified Institutional Buyers" within the meaning of Rule 144A promulgated under the Securities Act.

     3. We will acquire the class B-[4][5][6] certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the class B-[4][5][6] certificates, subject, nevertheless, to the understanding that disposition of our property shall at all times be and remain within our control.

     4. We agree that our class B-[4][5][6] certificates must be held indefinitely by us unless subsequently registered under the Securities Act and any applicable state securities or "blue sky" laws or unless exemptions from the registration requirements of the Securities Act and such laws are available.

     5. We agree that in the event that at some future time we wish to sell, dispose of or otherwise transfer any of our class B-[4][5][6] certificates, we will not transfer any of such class B-[4][5][6] certificates unless:

          (A) (1) the transfer is made to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as this letter is executed promptly by such Eligible Purchaser or by an Eligible Dealer (as defined below) on behalf of such Eligible Purchaser and (3) all offers or solicitations in connection with the sale (if a sale), whether directly or through any agent on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

          (B) Such class B-[4][5][6] certificates are otherwise sold in a transaction that does not require registration under the Securities Act.

     "Eligible Purchaser" means an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein; "Eligible Dealer" means any corporation or other entity having as a principal business acting as a broker or dealer in securities.

     6. We understand that each of the class B-[4][5][6] certificates will bear a legend to substantially the following effect:

This class B-[4][5][6] certificate is subordinated in right of payments to the class A, B-1, B-2 [,][and] B-3 [,][and] [B-4] [and B-5] certificates, as described in the Pooling Agreement referred to herein. This certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, or offered for sale, transferred or otherwise disposed of unless such sale, transfer or other disposition is made pursuant to an effective registration statement under such act and any applicable blue sky law or unless an exemption under such act and any applicable blue sky law is available.

This certificate may not be purchased by or transferred to any person that is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any Governmental Plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or any person investing the assets of a Plan except as provided in section 5.2 of the Pooling Agreement referred to herein.

                                        Very truly yours,

                                        [Name of Purchaser]


                                        By:*
                                            ------------------------------------
                                        Name:
                                        Title:

----------
* This letter may be signed by Purchaser's attorney-in-fact if an executed power of attorney to such attorney-in-fact is attached hereto; provided that, upon written instruction from the Issuer to the Trustee, no such attachment shall be required.

                                    EXHIBIT E

                              FORM OF ERISA LETTER

                                   [Purchaser]

                                                                          [Date]

Citicorp Mortgage Securities, Inc.
1000 Technology Drive
O'Fallon, Missouri 63368

Citibank, N.A.
Agency & Trust
111 Wall Street, 15th Floor
New York, New York 10005
Attn: Securities Window

Ladies and Gentlemen:

     In connection with the purchase by us of $_______________ initial principal balance of the Citicorp Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2006-2, class B-[4][5][6] certificates we confirm that:

     We (check one)

[_] are not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or

[_] are an insurance company and the source of funds used to purchase the certificates is an "insurance company general account" (as such term is defined in Section V (e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 July 12, 1995) and there is no plan with respect to which the amount of such general account's reserves and liabilities for the contract (s) held by or on behalf of such Plan and all other plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I (a) of PTE 95-60) at the date of acquisition or

[_] have provided a "Benefit Plan Opinion" satisfactory to Citicorp Mortgage Securities, Inc. and the Trustee of the trust fund. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the trust fund to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of Citicorp Mortgage Securities, Inc., the Servicer or the Trustee with respect to any Plan, or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

     [The certificates will be registered in the name of [Nominee Name] but the undersigned will be the beneficial owner thereof.]

                                        Very truly yours,

                                        [Name of Purchaser]


                                        By:*
                                            ------------------------------------
                                        Name:
                                        Title:

----------
* This letter may be signed by Purchaser's attorney-in-fact if an executed power of attorney to such attorney-in-fact is attached hereto; provided that, upon written instruction from the Issuer to the Trustee, no such attachment shall be required.

                                                    [The BANK of NEW YORK. LOGO]

                                                            Dated: April 7, 2006

                              RATE CAP TRANSACTION

                           RE: BNY REFERENCE NO. 37653

Ladies and Gentlemen:

     The purpose of this letter agreement ("AGREEMENT") is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the "TRANSACTION") between The Bank of New York ("BNY"), a trust company duly organized and existing under the laws of the State of New York, and U.S. Bank National Association, not in its individual capacity, but solely as trustee (in such capacity, the "Trustee") under the Pooling and Servicing Agreement, dated as of April 1, 2006, among Citicorp Mortgage Securities, Inc., as depositor (the "Depositor"), CitiMortgage, Inc., as servicer (the "Servicer"), Citibank, N.A., as paying agent, certificate registrar and authenticating agent and the Trustee (the "POOLING AND SERVICING AGREEMENT"). Citicorp Mortgage Securities Trust, Series 2006-2 (the "Issuing Entity") is referred to herein as the "Counterparty". This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "CONFIRMATION" as referred to in the "ISDA FORM MASTER AGREEMENT" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. FORM OF AGREEMENT. This Agreement is subject to the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA FORM MASTER AGREEMENT"). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the "MASTER AGREEMENT"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. Except as otherwise specified, references herein to Sections shall be to Sections of the ISDA Form Master Agreement and the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master Agreement referred to in the agreement setting forth the terms of transaction reference number 37661. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

2. CERTAIN TERMS. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:         Rate Cap

     Notional Amount:             With respect to any Calculation Period the
                                  amount set forth for such
                                  period on Schedule I attached hereto.

     Trade Date:                  April 6, 2006

     Effective Date:              April 27, 2006

     Termination Date:            April 25, 2015, subject to adjustment in
                                  accordance with the Following Business Day
                                  Convention.

FIXED AMOUNTS

     Fixed Amount Payer:          Counterparty

     Fixed Amount:                USD 589,000.00

     Fixed Amount Payer
     Payment Date:                April 27, 2006

FLOATING AMOUNTS

     Floating Rate Payer:         BNY

     Cap Rate:                    5.20%

     Floating Rate for initial
     Calculation Period:          To be determined

     Floating Rate Day Count

     Fraction:                    30/360

     Floating Rate Option:        USD-LIBOR-BBA, provided, however, if the
                                  Floating Rate Option for a Calculation Period is greater than 9.45% then the Floating Rate
                                  Option for such Calculation Period shall be deemed equal to 9.45%.

     Designated Maturity:         One month

     Spread:                      Inapplicable

     Floating Rate Payer
     Period End Dates:            The 25th day of each month, beginning on May
                                  25, 2006 and ending on the Termination Date with No Adjustment

     Floating Rate Payer
     Payment Dates:               Early Payment shall be applicable. The
                                  Floating Rate Payer Payment Date shall be one
                                  (1) Business Day preceding each Floating Rate
                                  Payer Period End Date.

     Reset Dates:                 The first day of each Calculation Period

     Compounding:                 Inapplicable

     Business Days for Payments
     By both parties:             New York

     Calculation Agent:           BNY

3. ADDITIONAL PROVISIONS:

     1) RELIANCE. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

     2) TRANSFER, AMENDMENT AND ASSIGNMENT. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("MOODY'S"), has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current ratings on the Certificates issued under the Pooling and Servicing Agreement (the "CERTIFICATES").

4. PROVISIONS DEEMED INCORPORATED IN A SCHEDULE TO THE MASTER AGREEMENT:

     1)   NO NETTING BETWEEN TRANSACTIONS. The parties agree that subparagraph
          (ii) of Section 2(c) will apply to any Transaction.

     2) TERMINATION PROVISIONS. Subject to the provisions of Paragraph 4(10) below, for purposes of the Master Agreement:

          (a) "SPECIFIED ENTITY" is not applicable to BNY or the Counterparty for any purpose.

          (b) The "BREACH OF AGREEMENT" provision of Section 5(a)(ii) will not apply to BNY or the Counterparty.

          (c) The "CREDIT SUPPORT DEFAULT" provisions of Section 5(a)(iii) will not apply to BNY (except with respect to credit support furnished pursuant to Paragraph 4 9) below or the Counterparty.

          (d) The "MISREPRESENTATION" provisions of Section 5(a)(iv) will not apply to BNY or the Counterparty.

          (e) "DEFAULT UNDER SPECIFIED TRANSACTION" is not applicable to BNY or the Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BNY or the Counterparty.

          (f) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will not apply to BNY or to the Counterparty.

          (g) The "BANKRUPTCY" provisions of Section 5(a)(vii)(2) will not apply to the

               Counterparty; the words "trustee" and "custodian" in Section 5(a)(vii)(6) will not include the Trustee; and the words "specifically authorized " are inserted before the word "action" in Section 5(a)(vii)(9).

          (h) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will not apply to BNY or the Counterparty.

          (i) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to BNY or to the Counterparty.

          (j)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e):

               (i)  Market Quotation will apply.

               (ii) The Second Method will apply.

          (k)  "TERMINATION CURRENCY" means United States Dollars.

          (l) NO ADDITIONAL AMOUNTS PAYABLE BY COUNTERPARTY. The Counterparty shall not be required to pay any additional amounts pursuant to
               Section 2(d)(i)(4) or 2(d)(ii).

     3)   TAX REPRESENTATIONS.

          (a) PAYER REPRESENTATIONS. For the purpose of Section 3(e), BNY and the Counterparty make the following representations:

               It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

               (i) the accuracy of any representations made by the other party pursuant to Section 3(f);

               (ii)  the satisfaction of the agreement contained in Section 4
                     (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to
                     Section 4 (a)(i) or 4(a)(iii); and

               (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

          (b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), BNY and the Counterparty make the following representations.

               (i)  The following representation will apply to BNY:

                    (x) It is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes,
                    (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

               (ii) The following representation will apply to the Counterparty:

                    The beneficial owner of payments made to it under this Agreement is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

     4)   DOCUMENTS TO BE DELIVERED. FOR THE PURPOSE OF SECTION 4(A):

          (a)  Tax forms, documents or certificates to be delivered are:

PARTY REQUIRED TO                                                        DATE BY WHICH         COVERED BY SECTION
DELIVER DOCUMENT               FORM/DOCUMENT/ CERTIFICATE               TO BE DELIVERED       3(D) REPRESENTATION
--------------------   ------------------------------------------   -----------------------   -------------------
BNY and Counterparty   Any document required or reasonably          Upon the execution and            Yes
                       requested to allow the other party to make   delivery of this
                       payments under this Agreement without any    Agreement
                       deduction or withholding for or on the
                       account of any tax.

          (b)  Other documents to be delivered are:

PARTY REQUIRED TO                                                      DATE BY WHICH           COVERED BY SECTION
DELIVER DOCUMENT           FORM/DOCUMENT/ CERTIFICATE                 TO BE DELIVERED         3(D) REPRESENTATION
-----------------   ----------------------------------------   ----------------------------   -------------------
BNY                 A certificate of an authorized officer     Upon the execution and                 Yes
                    of the party, as to the incumbency and     delivery of this Agreement
                    authority of the respective officers of
                    the party signing this Agreement, any
                    relevant Credit Support Document, or any
                    Confirmation, as the case may be.

Counterparty        (i) a copy of the executed Pooling and     Upon the execution and                 Yes
                    Servicing Agreement, and (ii) an           delivery of this Agreement
                    incumbency certificate verifying the
                    true signatures and authority of the
                    person or persons signing this letter
                    agreement on behalf of the Counterparty.

BNY                 A copy of the most recent publicly         Promptly after request by              Yes
                    available regulatory call report.          the other party

BNY                 Legal Opinion as to enforceability of      Upon the execution and                 Yes
                    the Agreement.                             delivery of this Agreement.

Counterparty        Certified copy of the Board of Directors   Upon the execution and                 Yes
                    resolution (or equivalent authorizing      delivery of this Agreement.
                    documentation) which sets forth the
                    authority of each signatory to the
                    Confirmation signing on its behalf and
                    the authority of such party to enter
                    into Transactions contemplated and
                    performance of its obligations
                    hereunder.

     5)   MISCELLANEOUS.

          (a)  ADDRESS FOR NOTICES: For the purposes of Section 12(a):

               Address for notices or communications to BNY:

                    The Bank of New York
                    Swaps and Derivative Products Group
                    Global Market Division
                    32 Old Slip 15th Floor
                    New York, New York 10286
                    Attention: Steve Lawler

                    with a copy to:

                    The Bank of New York
                    Swaps and Derivative Products Group
                    32 Old Slip 16th Floor
                    New York, New York 10286
                    Attention: Andrew Schwartz
                    Tele: 212-804-5103
                    Fax: 212-804-5818/5837

                    (For all purposes)

               Address for notices or communications to the Counterparty:

                    U.S. Bank National Association
                    One Federal Street, 3rd Floor
                    Boston, Massachusetts 02110
                    Tel: (617) 603-6402
                    Fax: (617) 603-6637

                    with a copy to

                    Citibank Agency and Trust
                    388 Greenwich Street, 14th Floor

                    New York, New York  10013
                    Phone: (212) 816-5685
                    Facsimile: (212) 816-5527

          (b)  PROCESS AGENT. For the purpose of Section 13(c):

               BNY appoints as its Process Agent: Not Applicable

               The Counterparty appoints as its Process Agent: Not Applicable

          (c) OFFICES. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b), it shall not in future have any Office other than one in the United States.

          (d)  MULTIBRANCH PARTY. For the purpose of Section 10(c):

                    BNY is not a Multibranch Party.

                    The Counterparty is not a Multibranch Party.

          (e)  CALCULATION AGENT. The Calculation Agent is BNY.

          (F)  Credit Support Document.   NOT APPLICABLE FOR EITHER BNY (EXCEPT
                                          WITH RESPECT TO CREDIT SUPPORT
                                          FURNISHED PURSUANT TO PARAGRAPH 9) OR
                                          THE COUNTERPARTY.

          (g)  CREDIT SUPPORT PROVIDER.

                    BNY: Not Applicable (except with respect to credit support furnished pursuant to Paragraph 9)

                    Counterparty: Not Applicable

          (h) GOVERNING LAW. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

          (i) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

               The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

          (j) RECORDING OF CONVERSATIONS. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

          (k) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

          (l) NON-RECOURSE. Notwithstanding any provision herein or in the ISDA Form Master Agreement to the contrary, the obligations of the Counterparty hereunder are limited recourse obligations of the Counterparty, payable solely from the Issuing Entity and the proceeds thereof to satisfy the Counterparty's obligations hereunder. In the event that the Issuing Entity and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Issuing Entity and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Counterparty under the ISDA Form Master Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive. This provision shall survive the expiration of this Agreement.

          (m) LIMITATION ON INSTITUTION OF BANKRUPTCY PROCEEDINGS. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the expiration of this Agreement.

          (n) REMEDY OF FAILURE TO PAY OR DELIVER. The ISDA Form Master Agreement is hereby amended by replacing the word "third" in the third line of Section 5(a)(i) by the word "second".

          (o) "AFFILIATE" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Counterparty shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

          (p) TRUSTEE'S CAPACITY. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by U.S. Bank National Association, not in its individual capacity but solely as Trustee pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder and pursuant to instruction set forth therein (ii) each of the representations, undertakings and agreements herein made on behalf of the trust is made and intended not as a personal representation, undertaking or agreement of the Trustee but is made and intended for the purpose of binding only the Counterparty, and (iii) under no circumstances will U.S. Bank National Association, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation and (iv) the parties hereto acknowledge and agree that under the Pooling and Servicing Agreement and in connection with this Agreement, Citibank, N.A., as Paying Agent under the Pooling and Servicing Agreement may act for the Counterparty hereunder, and BNY hereby acknowledges and agrees that it will, unless otherwise directed by the Trustee under the Pooling and Servicing Agreement, make all payments hereunder to, and otherwise deal directly with, the Paying Agent on behalf of the Counterparty. Any and all payments made by BNY to the paying Agent pursuant to this provision shall discharge in full BNY's obligation to make payments to the Counterparty under the Agreement.

          (q) TRUSTEE'S REPRESENTATION. U.S. Bank National Association, as Trustee, represents and warrants that:

               It has been directed under the Pooling and Servicing Agreement to enter into this letter agreement as Trustee on behalf of the Counterparty.

          (r) AMENDMENT TO POOLING AND SERVICING AGREEMENT. Notwithstanding any provisions to the contrary in the Pooling and Servicing Agreement, none of the Depositor or the Trustee shall enter into any amendment thereto which could have a material adverse effect on BNY without the prior written consent of BNY.

     6) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended, by substituting for the words "Section 3(f)" in the introductory sentence thereof the words "Sections 3(f) and 3(i)" and by adding, at the end thereof, the following Sections 3(g), 3(h) and 3(i):

          "(g) RELATIONSHIP BETWEEN PARTIES.

               (1) NONRELIANCE. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

               (2)  EVALUATION AND UNDERSTANDING.

                    (i) Each Party acknowledges that U.S. Bank National Association has been directed under the Pooling and Servicing Agreement to enter into this Transaction as Trustee on behalf of the Counterparty.

                    (ii) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

                    (iii) It understands the terms, conditions and risks of the
                          Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

               (3) PRINCIPAL. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

          (h) EXCLUSION FROM COMMODITIES EXCHANGE ACT. (A) It is an "eligible contract participant" within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and (C) neither this Agreement nor any Transaction will be executed or traded on a "trading facility" within the meaning of
               Section 1a(33) of the Commodity Exchange Act, as amended.

          (i) ERISA (PENSION PLANS). It is not a pension plan or employee benefits plan and it is not using assets of any such plan or assets deemed to be assets of such a plan in connection with this Transaction.

     7) SET-OFF. Notwithstanding any provision of this Agreement or any other existing or future agreement (but without limiting the provisions of Section 2(c) and Section 6, except as provided in the next sentence), each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The last sentence of the first paragraph of
          Section 6(e) shall not apply for purposes of this Transaction.

     8) ADDITIONAL TERMINATION EVENTS. The following Additional Termination Events will apply, in each case with respect to BNY as the sole Affected Party (unless otherwise provided below):

          (i) REMEDY OF RATINGS EVENTS. BNY fails to comply with the provisions of Paragraph 9.

          (ii) PROVISION OF INFORMATION REQUIRED BY REGULATION AB. BNY Fails to comply with the provisions of Section 4(12) below within the time provided for therein.

     9)   RATINGS DOWNGRADE. For purposes of each Transaction:

          (i)  CERTAIN DEFINITIONS.

               (A) "RATING AGENCY CONDITION" means, with respect to any particular proposed act or omission to act hereunder, that the Trustee shall have received prior written confirmation from each of the applicable Rating Agencies, and shall have provided notice thereof to BNY, that the proposed action or inaction would not cause a downgrade or withdrawal of their then-current ratings of the Certificates.

               (B) "QUALIFYING RATINGS" means, with respect to the debt of any assignee or guarantor under Paragraph 4(9)(ii) below,

                    (x) a short-term unsecured and unsubordinated debt rating of "P-1" (not on watch for downgrade), and a long-term unsecured and unsubordinated debt of "A1" (not on watch for downgrade) (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of "Aa3" (not on watch for downgrade) by Moody's, and

                    (y) a short-term unsecured and unsubordinated debt rating of "F-1" by Fitch.

               (C) A "COLLATERALIZATION EVENT" shall occur with respect to BNY (or any applicable credit support provider) if:

                    (x) its short-term unsecured and unsubordinated debt rating is reduced to "P-1" (and is on watch for downgrade) or below, and its long-term unsecured and unsubordinated debt is reduced to "A1" (and is on watch for downgrade) or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to "Aa3" (and is on watch for downgrade) or below) by Moody's or

                    (y) its short-term unsecured and unsubordinated debt rating is reduced below "F-1" by Fitch.

               (D) A "RATINGS EVENT" shall occur with respect to BNY (or any applicable credit support provider) if:

                    (x) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced to "P-2" or below by Moody's and its long-term unsecured and unsubordinated debt is reduced to "A3" or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to "A2" or below) by Moody's, or

                    (y) its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below "BBB-" by Fitch.

               For purposes of (C) and (D) above, such events include those occurring in connection with a merger, consolidation or other similar transaction by BNY or any applicable credit support provider, but they shall be deemed not to occur if, within 30 days (or, in the case of a Ratings Event, 10 Business Days) thereafter, each of the applicable Rating Agencies has reconfirmed the ratings of the Certificates, as applicable, which were in effect immediately prior thereto. For the avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that BNY does not post sufficient collateral.

          (ii) ACTIONS TO BE TAKEN UPON OCCURRENCE OF EVENT. Subject, in each case set forth in (A) and (B) below, to satisfaction of the Rating Agency Condition:

               (A) COLLATERALIZATION EVENT. If a Collateralization Event occurs with respect to BNY (or any applicable credit support provider), then BNY shall, at its own expense, within thirty (30) days of such Collateralization Ratings Event:

                    (1) post collateral under agreements and other instruments approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of the Certificates,

                    (2) assign the Transaction to a third party, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, on terms substantially similar to this Confirmation, which party is approved by the Counterparty, such approval not to be unreasonably withheld,

                    (3) obtain a guaranty of, or a contingent agreement of, another person, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, to honor BNY's obligations under this Agreement, provided that such other person is approved by the Counterparty, such approval not to be unreasonably withheld, or

                    (4) establish any other arrangement approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of their Certificates.

               (B) RATINGS EVENT. If a Ratings Event occurs with respect to BNY (or any applicable credit support provider), then BNY shall, at its own expense, within ten (10) Business Days of such Ratings
               Event:

                    (1) assign the Transaction to a third party, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, on terms substantially similar to this Confirmation, which party is approved by the Counterparty, such approval not to be unreasonably withheld,

                    (2) obtain a guaranty of, or a contingent agreement of, another person, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, to honor BNY's obligations under this Agreement, provided that such other person is approved by the Counterparty, such approval not to be unreasonably withheld, or

                    (3) establish any other arrangement approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of the Certificates.

     10) ADDITIONAL PROVISIONS. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if the Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless BNY is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either
          Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party.

     11) BNY PAYMENTS TO BE MADE TO PAYING AGENT. BNY will, unless otherwise directed by the Paying Agent, make all payments hereunder to the Paying Agent. Payment made to the Paying Agent at the account specified herein or to another account specified in writing by the Paying Agent shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

     12) COMPLIANCE WITH REGULATION AB: (I) For purposes of Item 1115 of Subpart 229.1100 - Asset Backed Securities (Regulation AB) (17 C.F.R. ss.ss. 229.1100 - 229.1123) ("REGULATION AB") under the Securities
          Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as amended and interpreted by the Securities and Exchange Commission and its staff, if the Depositor or the Counterparty makes a determination, acting reasonably and in good faith, that (x) the applicable "significance percentage" with respect to this Agreement has been reached, and (y) it has a reporting obligation under the Exchange Act, then BNY shall, within five (5) Business Days after notice to that effect, at its sole expense, take one of the following actions (each subject to satisfaction of the applicable requirements of the Rating Agencies): (1) provide (including, if permitted by Regulation AB, provision by reference to reports filed pursuant to the Exchange Act or otherwise publicly available information): (A) the financial data required by Item 301 of Regulation S-K (17 C.F.R. ss. 229.301), pursuant to Item
          1115(b)(1) or; (B) financial statements meeting the requirements of Regulation S-X (17 C.F.R. ss.ss. 210.1-01 through 210.12-29, but excluding 17 C.F.R. ss.ss. 210.3-05 and Article 11 of Regulation S-X (17 C.F.R. ss.ss.

          210.11-01 through 210.11-03)), pursuant to Item 1115(b)(2), depending on the applicable significance percentage; or (C) such other financial information as may at the time be required or permitted to be provided in satisfaction of the requirements of Item 1115(b); together with accountants consent and/or procedure letter relating thereto, or (2) deliver collateral pursuant to an ISDA Credit Support Annex (subject to New York Law) in an amount sufficient to reduce the "significance percentage" (determined by the Depositor, acting reasonably and in good faith) below the requirements of Item 1115(b)(1) or of Item 1115(b)(2), respectively; or (3) secure another entity able to comply with the requirements of Item 1115(b) of Regulation AB to replace BNY as party to this Agreement, on substantially similar terms, the debt rating of which entity (or credit support provider therefor) meets or exceeds the applicable requirements of the applicable Rating Agencies.

          (ii) In the event that BNY provides financial data or financial statements in accordance with Paragraph 4(12)(i) above, BNY will indemnify and hold harmless the Depositor, its directors or officers and any person controlling the Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained therein or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Depositor will indemnify and hold harmless BNY, its directors or officers and any person controlling the Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in all offering materials (other than said financial information and the description of the Bank provided by the Bank for inclusion in such offering materials or reports) filed with the Commission or delivered to investors in connection with the offering of the Certificates and in reports of the Depositor filed under the Exchange Act in respect of the Certificates, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Depositor shall be an express third party beneficiary of, and assumes the obligations set forth in this Paragraph 4(12) as if a party hereto to the extent of the Depositor's rights and obligations explicitly specified herein.

5. ACCOUNT DETAILS AND SETTLEMENT INFORMATION:

     Payments to BNY:

          The Bank of New York
          Derivative Products Support Department
          32 Old Slip, 16th Floor
          New York, New York 10286
          Attention: Renee Etheart
          ABA #021000018
          Account #890-0068-175
          Reference: Interest Rate Swap/Cap

     Payments to Counterparty:

          Citibank, N.A.
          New York, NY
          ABA # 021-000-089
          A/C 3617-2242
          Ref: #105784, CMSI 2006-2

6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

     We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

     Very truly yours,

THE BANK OF NEW YORK


By:
    ----------------------------------

Name:
Title:

THE COUNTERPARTY, ACTING THROUGH ITS DULY AUTHORIZED SIGNATORY, HEREBY AGREES TO, ACCEPTS AND CONFIRMS THE TERMS OF THE FOREGOING AS OF THE TRADE DATE.

CITICORP MORTGAGE SECURITIES TRUST, SERIES 2006-2
BY: U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE ON BEHALF OF CITICORP MORTGAGE SECURITIES TRUST, SERIES 2006-2


By:
    ----------------------------------

Name:

Title:

SOLELY FOR PURPOSES OF PARAGRAPH 4(12):
CITICORP MORTGAGE SECURITIES, INC.


By:
   -----------------------------------
Name:
Title:

                                   SCHEDULE I

  All dates subject to adjustment in accordance with the Following Business Day
                                   Convention.

ACCRUAL START   ACCRUAL END   NOTIONAL AMOUNT
     DATE           DATE          (IN USD)
-------------   -----------   ---------------
  27-Apr-06      25-May-06     55,000,000.00
  25-May-06      25-Jun-06     54,646,040.17
  25-Jun-06      25-Jul-06     54,184,745.29
  25-Jul-06      25-Aug-06     53,617,360.85
  25-Aug-06      25-Sep-06     52,945,361.87
  25-Sep-06      25-Oct-06     52,170,450.97
  25-Oct-06      25-Nov-06     51,294,555.78
  25-Nov-06      25-Dec-06     50,319,825.34
  25-Dec-06      25-Jan-07     49,248,625.86
  25-Jan-07      25-Feb-07     48,083,535.58
  25-Feb-07      25-Mar-07     46,827,338.83
  25-Mar-07      25-Apr-07     45,575,759.14
  25-Apr-07      25-May-07     44,347,046.20
  25-May-07      25-Jun-07     43,140,921.12
  25-Jun-07      25-Jul-07     41,957,108.39
  25-Jul-07      25-Aug-07     40,795,335.87
  25-Aug-07      25-Sep-07     39,655,334.76
  25-Sep-07      25-Oct-07     38,536,839.50
  25-Oct-07      25-Nov-07     37,439,587.79
  25-Nov-07      25-Dec-07     36,363,320.50
  25-Dec-07      25-Jan-08     35,307,781.69
  25-Jan-08      25-Feb-08     34,272,718.52
  25-Feb-08      25-Mar-08     33,257,881.24
  25-Mar-08      25-Apr-08     32,263,023.15
  25-Apr-08      25-May-08     31,287,900.54
  25-May-08      25-Jun-08     30,332,272.69
  25-Jun-08      25-Jul-08     29,395,901.82
  25-Jul-08      25-Aug-08     28,478,553.03
  25-Aug-08      25-Sep-08     27,579,994.30
  25-Sep-08      25-Oct-08     26,699,996.45
  25-Oct-08      25-Nov-08     25,838,333.07
  25-Nov-08      25-Dec-08     24,994,780.54
  25-Dec-08      25-Jan-09     24,169,117.95

  25-Jan-09      25-Feb-09     23,361,127.10
  25-Feb-09      25-Mar-09     22,570,592.44
  25-Mar-09      25-Apr-09     21,797,301.08
  25-Apr-09      25-May-09     21,041,042.71
  25-May-09      25-Jun-09     20,301,609.57
  25-Jun-09      25-Jul-09     19,578,796.48
  25-Jul-09      25-Aug-09     18,872,400.73
  25-Aug-09      25-Sep-09     18,182,222.11
  25-Sep-09      25-Oct-09     17,508,062.85
  25-Oct-09      25-Nov-09     16,849,727.59
  25-Nov-09      25-Dec-09     16,207,023.37
  25-Dec-09      25-Jan-10     15,579,759.57
  25-Jan-10      25-Feb-10     14,967,747.94
  25-Feb-10      25-Mar-10     14,370,802.48
  25-Mar-10      25-Apr-10     13,788,739.51
  25-Apr-10      25-May-10     13,221,377.57
  25-May-10      25-Jun-10     12,668,537.42
  25-Jun-10      25-Jul-10     12,130,042.04
  25-Jul-10      25-Aug-10     11,605,716.54
  25-Aug-10      25-Sep-10     11,095,388.20
  25-Sep-10      25-Oct-10     10,598,886.41
  25-Oct-10      25-Nov-10     10,116,042.62
  25-Nov-10      25-Dec-10      9,646,690.39
  25-Dec-10      25-Jan-11      9,190,665.28
  25-Jan-11      25-Feb-11      8,747,804.88
  25-Feb-11      25-Mar-11      8,317,948.77
  25-Mar-11      25-Apr-11      7,900,938.50
  25-Apr-11      25-May-11      7,496,617.56
  25-May-11      25-Jun-11      7,174,355.59
  25-Jun-11      25-Jul-11      6,864,073.22
  25-Jul-11      25-Aug-11      6,565,620.10
  25-Aug-11      25-Sep-11      6,278,847.76
  25-Sep-11      25-Oct-11      6,003,609.52
  25-Oct-11      25-Nov-11      5,739,760.52
  25-Nov-11      25-Dec-11      5,487,157.67
  25-Dec-11      25-Jan-12      5,245,659.63
  25-Jan-12      25-Feb-12      5,015,126.80
  25-Feb-12      25-Mar-12      4,795,421.28
  25-Mar-12      25-Apr-12      4,586,406.87
  25-Apr-12      25-May-12      4,387,949.05

  25-May-12      25-Jun-12      4,221,374.53
  25-Jun-12      25-Jul-12      4,064,850.75
  25-Jul-12      25-Aug-12      3,918,249.47
  25-Aug-12      25-Sep-12      3,781,444.06
  25-Sep-12      25-Oct-12      3,654,309.44
  25-Oct-12      25-Nov-12      3,536,722.07
  25-Nov-12      25-Dec-12      3,428,559.94
  25-Dec-12      25-Jan-13      3,329,702.55
  25-Jan-13      25-Feb-13      3,240,030.90
  25-Feb-13      25-Mar-13      3,159,427.43
  25-Mar-13      25-Apr-13      3,087,776.07
  25-Apr-13      25-May-13      3,024,962.15
  25-May-13      25-Jun-13      3,007,756.97
  25-Jun-13      25-Jul-13      2,990,792.21
  25-Jul-13      25-Aug-13      2,974,064.73
  25-Aug-13      25-Sep-13      2,957,571.41
  25-Sep-13      25-Oct-13      2,941,309.20
  25-Oct-13      25-Nov-13      2,925,275.06
  25-Nov-13      25-Dec-13      2,909,466.01
  25-Dec-13      25-Jan-14      2,893,879.10
  25-Jan-14      25-Feb-14      2,878,511.41
  25-Feb-14      25-Mar-14      2,863,360.06
  25-Mar-14      25-Apr-14      2,848,422.22
  25-Apr-14      25-May-14      2,833,695.08
  25-May-14      25-Jun-14      2,820,205.61
  25-Jun-14      25-Jul-14      2,806,900.38
  25-Jul-14      25-Aug-14      2,793,776.98
  25-Aug-14      25-Sep-14      2,780,833.01
  25-Sep-14      25-Oct-14      2,541,598.93
  25-Oct-14      25-Nov-14      2,121,862.23
  25-Nov-14      25-Dec-14      1,707,874.75
  25-Dec-14      25-Jan-15      1,299,561.05
  25-Jan-15      25-Feb-15        896,846.66
  25-Feb-15      25-Mar-15        499,658.06
  25-Mar-15      25-Apr-15        107,922.66

                                                    [The BANK of NEW YORK. LOGO]

                                                            Dated: April 7, 2006

                              RATE CAP TRANSACTION

                           RE: BNY REFERENCE NO. 37661

Ladies and Gentlemen:

     The purpose of this letter agreement ("AGREEMENT") is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the "TRANSACTION") between The Bank of New York ("BNY"), a trust company duly organized and existing under the laws of the State of New York, and U.S. Bank National Association, not in its individual capacity, but solely as trustee (in such capacity, the "Trustee") under the Pooling and Servicing Agreement, dated as of April 1, 2006, among Citicorp Mortgage Securities, Inc., as depositor (the "Depositor"), CitiMortgage, Inc., as servicer (the "Servicer"), Citibank, N.A., as paying agent, certificate registrar and authenticating agent and the Trustee (the "POOLING AND SERVICING AGREEMENT"). Citicorp Mortgage Securities Trust, Series 2006-2 (the "Issuing Entity") is referred to herein as the "Counterparty". This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "CONFIRMATION" as referred to in the "ISDA FORM MASTER AGREEMENT" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. FORM OF AGREEMENT. This Agreement is subject to the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA FORM MASTER AGREEMENT"). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the "MASTER AGREEMENT"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. Except as otherwise specified, references herein to Sections shall be to Sections of the ISDA Form Master Agreement and the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master Agreement referred to in the agreement setting forth the terms of transaction reference number 37653. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

2. CERTAIN TERMS. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:         Rate Cap

     Notional Amount:             With respect to any Calculation Period the
                                  amount set forth for such period on Schedule I attached hereto.

     Trade Date:                  April 7, 2006

     Effective Date:              April 27, 2006

     Termination Date:            April 25, 2015, subject to adjustment in
                                  accordance with the Following Business Day
                                  Convention.

FIXED AMOUNTS

     Fixed Amount Payer:          Counterparty

     Fixed Amount:                USD 539,000.00

     Fixed Amount Payer
     Payment Date:                April 27, 2006

FLOATING AMOUNTS

     Floating Rate Payer:         BNY

     Cap Rate:                    5.30%

     Floating Rate for initial
     Calculation Period:          To be determined

     Floating Rate Day Count
     Fraction:                    30/360

     Floating Rate Option:        USD-LIBOR-BBA, provided, however, if the
                                  Floating Rate Option for a Calculation Period is greater than 9.05% then the Floating Rate
                                  Option for such Calculation Period shall be deemed equal to 9.05%.

     Designated Maturity:         One month

     Spread:                      Inapplicable

     Floating Rate Payer
     Period End Dates:            The 25th day of each month, beginning on May
                                  25, 2006 and ending on the Termination Date with No Adjustment

     Floating Rate Payer
     Payment Dates:               Early Payment shall be applicable. The
                                  Floating Rate Payer Payment Date shall be one
                                  (1) Business Day preceding each Floating Rate
                                  Payer Period End Date.

     Reset Dates:                 The first day of each Calculation Period

     Compounding:                 Inapplicable

     Business Days for Payments
     By both parties:             New York

     Calculation Agent:           BNY

3.   ADDITIONAL PROVISIONS:

     1) RELIANCE. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

     2) TRANSFER, AMENDMENT AND ASSIGNMENT. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("MOODY'S"), has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current ratings on the Certificates issued under the Pooling and Servicing Agreement (the "CERTIFICATES").

4.   PROVISIONS DEEMED INCORPORATED IN A SCHEDULE TO THE MASTER AGREEMENT:

     1)   NO NETTING BETWEEN TRANSACTIONS. The parties agree that subparagraph
          (ii) of Section 2(c) will apply to any Transaction.

     2) TERMINATION PROVISIONS. Subject to the provisions of Paragraph 4(10) below, for purposes of the Master Agreement:

          (a) "SPECIFIED ENTITY" is not applicable to BNY or the Counterparty for any purpose.

          (b) The "BREACH OF AGREEMENT" provision of Section 5(a)(ii) will not apply to BNY or the Counterparty.

          (c) The "CREDIT SUPPORT DEFAULT" provisions of Section 5(a)(iii) will not apply to BNY (except with respect to credit support furnished pursuant to Paragraph 4 9) below or the Counterparty.

(d) The "MISREPRESENTATION" provisions of Section 5(a)(iv) will not apply to BNY or the Counterparty.

          (e) "DEFAULT UNDER SPECIFIED TRANSACTION" is not applicable to BNY or the Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BNY or the Counterparty.

          (f) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will not apply to BNY or to the Counterparty.

          (g) The "BANKRUPTCY" provisions of Section 5(a)(vii)(2) will not apply to the Counterparty; the words "trustee" and "custodian" in
               Section 5(a)(vii)(6) will not include the Trustee; and the words "specifically authorized " are inserted before the word "action" in Section 5(a)(vii)(9).

          (h) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will not apply to BNY or the Counterparty.

          (i) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to BNY or to the Counterparty.

          (j)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e):

               (i)  Market Quotation will apply.

               (ii) The Second Method will apply.

          (k)  "TERMINATION CURRENCY" means United States Dollars.

          (l) NO ADDITIONAL AMOUNTS PAYABLE BY COUNTERPARTY. The Counterparty shall not be required to pay any additional amounts pursuant to
               Section 2(d)(i)(4) or 2(d)(ii).

     3)   TAX REPRESENTATIONS.

          (a) PAYER REPRESENTATIONS. For the purpose of Section 3(e), BNY and the Counterparty make the following representations:

               It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)  the accuracy of any representations made by the other party pursuant to
     Section 3(f);

               (ii) the satisfaction of the agreement contained in Section 4
                    (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

               (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

          (b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), BNY and the Counterparty make the following representations.

               (i)  The following representation will apply to BNY:

                    (x) It is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes,
                    (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

               (ii) The following representation will apply to the Counterparty:

                    The beneficial owner of payments made to it under this Agreement is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

     4)   DOCUMENTS TO BE DELIVERED. FOR THE PURPOSE OF SECTION 4(A):

          (a)  Tax forms, documents or certificates to be delivered are:

PARTY REQUIRED TO                                                                    DATE BY WHICH TO        COVERED BY SECTION 3(D)
DELIVER DOCUMENT                     FORM/DOCUMENT/ CERTIFICATE                        BE DELIVERED               REPRESENTATION
-----------------      ------------------------------------------------------   --------------------------   -----------------------
BNY and Counterparty   Any document required or reasonably requested to allow   Upon the execution and                 Yes
                       the other party to make payments under this Agreement    delivery of this Agreement
                       without any deduction or withholding for or on the
                       account of any tax.

(b)  Other documents to be delivered are:

PARTY REQUIRED TO                                                                             DATE BY WHICH       COVERED BY SECTION
DELIVER DOCUMENT                          FORM/DOCUMENT/ CERTIFICATE                         TO BE DELIVERED     3(D) REPRESENTATION
-----------------   -------------------------------------------------------------------   --------------------   -------------------
BNY                 A certificate of an authorized officer of the party, as to the        Upon the execution             Yes
                    incumbency and authority of the respective officers of the party      and delivery of this
                    signing this Agreement, any relevant Credit Support Document, or      Agreement
                    any Confirmation, as the case may be.

Counterparty        (i) a copy of the executed Pooling and Servicing Agreement, and       Upon the execution             Yes
                    (ii) an incumbency certificate verifying the true signatures and      and delivery of this
                    authority of the person or persons signing this letter agreement on   Agreement
                    behalf of the Counterparty.

BNY                 A copy of the most recent publicly available regulatory call          Promptly after                 Yes
                    report.                                                               request by the other
                                                                                          party

BNY                 Legal Opinion as to enforceability of the Agreement.                  Upon the execution             Yes
                                                                                          and delivery of this
                                                                                          Agreement.

Counterparty        Certified copy of the Board of Directors resolution (or equivalent    Upon the execution             Yes
                    authorizing documentation) which sets forth the authority of each     and delivery of this
                    signatory to the Confirmation signing on its behalf and the           Agreement.
                    authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.

5)   MISCELLANEOUS.

               (a)  ADDRESS FOR NOTICES: For the purposes of Section 12(a):

                    Address for notices or communications to BNY:

                         The Bank of New York
                         Swaps and Derivative Products Group
                         Global Market Division
                         32 Old Slip 15th Floor
                         New York, New York 10286
                         Attention: Steve Lawler

                         with a copy to:

                         The Bank of New York
                         Swaps and Derivative Products Group
                         32 Old Slip 16th Floor
                         New York, New York 10286
                         Attention: Andrew Schwartz
                         Tele: 212-804-5103
                         Fax: 212-804-5818/5837

                         (For all purposes)

                    Address for notices or communications to the Counterparty:

                         U.S. Bank National Association
                         One Federal Street, 3rd Floor
                         Boston, Massachusetts 02110
                         Tel: (617) 603-6402
                         Fax: (617) 603-6637

                         with a copy to

                         Citibank Agency and Trust
                         388 Greenwich Street, 14th Floor
                         New York, New York 10013
                         Phone: (212) 816-5685
                         Facsimile: (212) 816-5527

               (b)  PROCESS AGENT. For the purpose of Section 13(c):

                    BNY appoints as its Process Agent: Not Applicable

                    The Counterparty appoints as its Process Agent: Not
                    Applicable

               (c) OFFICES. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b), it shall not in future have any Office other than one in the United States.

               (d)  MULTIBRANCH PARTY. For the purpose of Section 10(c):

                         BNY is not a Multibranch Party.

                         The Counterparty is not a Multibranch Party.

               (e)  CALCULATION AGENT. The Calculation Agent is BNY.

               (F)  Credit Support Document.   NOT APPLICABLE FOR EITHER BNY
                                               (EXCEPT WITH RESPECT TO CREDIT
                                               SUPPORT FURNISHED PURSUANT TO
                                               PARAGRAPH 9) OR THE COUNTERPARTY.

               (g)  CREDIT SUPPORT PROVIDER.

                         BNY: Not Applicable (except with respect to credit support furnished pursuant to Paragraph 9)

                         Counterparty: Not Applicable

               (h) GOVERNING LAW. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

               (i) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

                    The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

               (j) RECORDING OF CONVERSATIONS. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction,
                    (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

               (k) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

               (l) NON-RECOURSE. Notwithstanding any provision herein or in the ISDA Form Master Agreement to the contrary, the obligations of the Counterparty hereunder are limited recourse obligations of the Counterparty, payable solely from the Issuing Entity and the proceeds thereof to satisfy the Counterparty's obligations hereunder. In the event that the Issuing Entity and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Issuing Entity and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Counterparty under the ISDA Form Master Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive. This provision shall survive the expiration of this Agreement.

               (m) LIMITATION ON INSTITUTION OF BANKRUPTCY PROCEEDINGS. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the expiration of this Agreement.

               (n) REMEDY OF FAILURE TO PAY OR DELIVER. The ISDA Form Master Agreement is hereby amended by replacing the word "third" in the third line of Section 5(a)(i) by the word "second".

               (o) "AFFILIATE" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Counterparty shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of
                    Section 6(b)(ii).

               (p) TRUSTEE'S CAPACITY. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by U.S. Bank National Association, not in its individual capacity but solely as Trustee pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder and pursuant to instruction set forth therein (ii) each of the representations, undertakings and agreements herein made on behalf of the trust is made and intended not as a personal representation, undertaking or agreement of the Trustee but is made and intended for the purpose of binding only the Counterparty, and (iii) under no circumstances will U.S. Bank National Association, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation and (iv) the parties hereto acknowledge and agree that under the Pooling and Servicing Agreement and in connection with this Agreement, Citibank, N.A., as Paying Agent under the Pooling and Servicing Agreement may act for the Counterparty hereunder, and BNY hereby acknowledges and agrees that it will, unless otherwise directed by the Trustee under the Pooling and Servicing Agreement, make all payments hereunder to, and otherwise deal directly with, the Paying Agent on behalf of the Counterparty. Any and all payments made by BNY to the paying Agent pursuant to this provision shall discharge in full BNY's obligation to make payments to the Counterparty under the Agreement.

                         (q) TRUSTEE'S REPRESENTATION. U.S. Bank National Association, as Trustee, represents and warrants that:

                              It has been directed under the Pooling and Servicing Agreement to enter into this letter agreement as Trustee on behalf of the Counterparty.

                         (r) AMENDMENT TO POOLING AND SERVICING AGREEMENT. Notwithstanding any provisions to the contrary in the Pooling and Servicing Agreement, none of the Depositor or the Trustee shall enter into any amendment thereto which could have a material adverse effect on BNY without the prior written consent of BNY.

                    6) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended, by substituting for the words "Section 3(f)" in the introductory sentence thereof the words "Sections 3(f) and 3(i)" and by adding, at the end thereof, the following Sections 3(g), 3(h) and 3(i):

                         "(g) RELATIONSHIP BETWEEN PARTIES.

                              (1)  NONRELIANCE. It is not relying on any
                                   statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2)  EVALUATION AND UNDERSTANDING.

                    (i) Each Party acknowledges that U.S. Bank National Association has been directed under the Pooling and Servicing Agreement to enter into this Transaction as Trustee on behalf of the Counterparty.

                    (ii) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

                    (iii) It understands the terms, conditions and risks of the
                         Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

               (3) PRINCIPAL. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

          (h) EXCLUSION FROM COMMODITIES EXCHANGE ACT. (A) It is an "eligible contract participant" within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and (C) neither this Agreement nor any Transaction will be executed or traded on a "trading facility" within the meaning of
               Section 1a(33) of the Commodity Exchange Act, as amended.

          (i) ERISA (PENSION PLANS). It is not a pension plan or employee benefits plan and it is not using assets of any such plan or assets deemed to be assets of such a plan in connection with this Transaction.

     7) SET-OFF. Notwithstanding any provision of this Agreement or any other existing or future agreement (but without limiting the provisions of Section 2(c) and Section 6, except as provided in the next sentence), each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The last sentence of the first paragraph of Section 6(e) shall not apply for purposes of this Transaction.

     8) ADDITIONAL TERMINATION EVENTS. The following Additional Termination Events will apply, in each case with respect to BNY as the sole Affected Party (unless otherwise provided below):

          (i) REMEDY OF RATINGS EVENTS. BNY fails to comply with the provisions of Paragraph 9.

          (ii) PROVISION OF INFORMATION REQUIRED BY REGULATION AB. BNY Fails to comply with the provisions of Section 4(12) below within the time provided for therein.

     9)   RATINGS DOWNGRADE. For purposes of each Transaction:

          (i)  CERTAIN DEFINITIONS.

               (A) "RATING AGENCY CONDITION" means, with respect to any particular proposed act or omission to act hereunder, that the Trustee shall have received prior written confirmation from each of the applicable Rating Agencies, and shall have provided notice thereof to BNY, that the proposed action or inaction would not cause a downgrade or withdrawal of their then-current ratings of the Certificates.

               (B) "QUALIFYING RATINGS" means, with respect to the debt of any assignee or guarantor under Paragraph 4(9)(ii) below,

                    (x) a short-term unsecured and unsubordinated debt rating of "P-1" (not on watch for downgrade), and a long-term unsecured and unsubordinated debt of "A1" (not on watch for downgrade) (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of "Aa3" (not on watch for downgrade) by Moody's, and

                    (y) a short-term unsecured and unsubordinated debt rating of "F-1" by Fitch.

               (C) A "COLLATERALIZATION EVENT" shall occur with respect to BNY (or any applicable credit support provider) if:

                    (x) its short-term unsecured and unsubordinated debt rating is reduced to "P-1" (and is on watch for downgrade) or below, and its long-term unsecured and unsubordinated debt is reduced to "A1" (and is on watch for downgrade) or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to "Aa3" (and is on watch for downgrade) or below) by Moody's or

                    (y) its short-term unsecured and unsubordinated debt rating is reduced below "F-1" by Fitch.

               (D) A "RATINGS EVENT" shall occur with respect to BNY (or any applicable credit support provider) if:

(x) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced to "P-2" or below by Moody's and its long-term unsecured and unsubordinated debt is reduced to "A3" or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to "A2" or below) by Moody's, or

                    (y) its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below "BBB-" by Fitch.

               For purposes of (C) and (D) above, such events include those occurring in connection with a merger, consolidation or other similar transaction by BNY or any applicable credit support provider, but they shall be deemed not to occur if, within 30 days (or, in the case of a Ratings Event, 10 Business Days) thereafter, each of the applicable Rating Agencies has reconfirmed the ratings of the Certificates, as applicable, which were in effect immediately prior thereto. For the avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that BNY does not post sufficient collateral.

          (ii) ACTIONS TO BE TAKEN UPON OCCURRENCE OF EVENT. Subject, in each case set forth in (A) and (B) below, to satisfaction of the Rating Agency Condition:

               (A) COLLATERALIZATION EVENT. If a Collateralization Event occurs with respect to BNY (or any applicable credit support provider), then BNY shall, at its own expense, within thirty (30) days of such Collateralization Ratings Event:

                    (1) post collateral under agreements and other instruments approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of the Certificates,

                    (2) assign the Transaction to a third party, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, on terms substantially similar to this Confirmation, which party is approved by the Counterparty, such approval not to be unreasonably withheld,

                    (3) obtain a guaranty of, or a contingent agreement of, another person, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, to honor BNY's obligations under this Agreement, provided that such other person is approved by the Counterparty, such approval not to be unreasonably withheld, or

                    (4) establish any other arrangement approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of their Certificates.

               (B) RATINGS EVENT. If a Ratings Event occurs with respect to BNY (or any applicable credit support provider), then BNY shall, at its own expense, within ten (10) Business Days of such Ratings
               Event:

                    (1) assign the Transaction to a third party, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, on terms substantially similar to this Confirmation, which party is approved by the Counterparty, such approval not to be unreasonably withheld,

                    (2) obtain a guaranty of, or a contingent agreement of, another person, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, to honor BNY's obligations under this Agreement, provided that such other person is approved by the Counterparty, such approval not to be unreasonably withheld, or

                    (3) establish any other arrangement approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of the Certificates.

     10) ADDITIONAL PROVISIONS. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if the Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless BNY is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either
          Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party.

     11) BNY PAYMENTS TO BE MADE TO PAYING AGENT. BNY will, unless otherwise directed by the Paying Agent, make all payments hereunder to the Paying Agent.

          Payment made to the Paying Agent at the account specified herein or to another account specified in writing by the Paying Agent shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

     12) COMPLIANCE WITH REGULATION AB: (I) For purposes of Item 1115 of Subpart 229.1100 - Asset Backed Securities (Regulation AB) (17 C.F.R. Sections ss.ss. 229.1100 - 229.1123) ("REGULATION AB") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as amended and interpreted by the Securities and Exchange Commission and its staff, if the Depositor or the Counterparty makes a determination, acting reasonably and in good faith, that (x) the applicable "significance percentage" with respect to this Agreement has been reached, and (y) it has a reporting obligation under the Exchange Act, then BNY shall, within five (5) Business Days after notice to that effect, at its sole expense, take one of the following actions (each subject to satisfaction of the applicable requirements of the Rating Agencies): (1) provide (including, if permitted by Regulation AB, provision by reference to reports filed pursuant to the Exchange Act or otherwise publicly available information): (A) the financial data required by Item 301 of Regulation S-K (17 C.F.R. ss. 229.301), pursuant to Item
          1115(b)(1) or; (B) financial statements meeting the requirements of Regulation S-X (17 C.F.R. ss.ss. 210.1-01 through 210.12-29, but excluding 17 C.F.R. ss.ss. 210.3-05 and Article 11 of Regulation S-X (17 C.F.R. ss.ss. 210.11-01 through 210.11-03)), pursuant to Item
          1115(b)(2), depending on the applicable significance percentage; or
          (C) such other financial information as may at the time be required or permitted to be provided in satisfaction of the requirements of Item 1115(b); together with accountants consent and/or procedure letter relating thereto, or (2) deliver collateral pursuant to an ISDA Credit Support Annex (subject to New York Law) in an amount sufficient to reduce the "significance percentage" (determined by the Depositor, acting reasonably and in good faith) below the requirements of Item 1115(b)(1) or of Item 1115(b)(2), respectively; or (3) secure another entity able to comply with the requirements of Item 1115(b) of Regulation AB to replace BNY as party to this Agreement, on substantially similar terms, the debt rating of which entity (or credit support provider therefor) meets or exceeds the applicable requirements of the applicable Rating Agencies.

          (ii) In the event that BNY provides financial data or financial statements in accordance with Paragraph 4(12)(i) above, BNY will indemnify and hold harmless the Depositor, its directors or officers and any person controlling the Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained therein or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Depositor will indemnify and hold harmless BNY, its directors or officers and any person controlling the Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in all offering materials (other than said financial information and the description of the Bank provided by the Bank for inclusion in such offering materials or reports) filed with the Commission or delivered to investors in connection with the offering of the Certificates and in reports of the Depositor filed under the Exchange Act in respect of the Certificates, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Depositor shall be an express third party beneficiary of, and assumes the obligations set forth in this Paragraph 4(12) as if a party hereto to the extent of the Depositor's rights and obligations explicitly specified herein.

5.   ACCOUNT DETAILS AND SETTLEMENT INFORMATION:

     Payments to BNY:

          The Bank of New York
          Derivative Products Support Department
          32 Old Slip, 16th Floor
          New York, New York 10286
          Attention: Renee Etheart
          ABA #021000018
          Account #890-0068-175
          Reference: Interest Rate Swap/Cap

     Payments to Counterparty:

          Citibank, N.A.
          New York, NY
          ABA # 021-000-089
          A/C 3617-2242
          Ref: #105784, CMSI 2006-2

6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

     We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

     Very truly yours,

THE BANK OF NEW YORK


By:
    ----------------------------------

Name:

Title:

 THE COUNTERPARTY, ACTING THROUGH ITS DULY AUTHORIZED SIGNATORY, HEREBY AGREES
   TO, ACCEPTS AND CONFIRMS THE TERMS OF THE FOREGOING AS OF THE TRADE DATE.

CITICORP MORTGAGE SECURITIES TRUST, SERIES 2006-2
BY: U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE ON BEHALF OF CITICORP MORTGAGE SECURITIES TRUST, SERIES 2006-2


By:
    ------------------------------------
Name:

Title:

SOLELY FOR PURPOSES OF PARAGRAPH 4(12):
CITICORP MORTGAGE SECURITIES, INC.

By:
    ------------------------------------
Name:
Title:

                                   SCHEDULE I

  All dates subject to adjustment in accordance with the Following Business Day
                                   Convention.

Accrual Start Date   Accrual End Date   Notional Amount (in USD)
------------------   ----------------   ------------------------
     27-Apr-06           25-May-06            53,090,169.00
     25-May-06           25-Jun-06            52,749,799.49
     25-Jun-06           25-Jul-06            52,305,921.68
     25-Jul-06           25-Aug-06            51,759,736.62
     25-Aug-06           25-Sep-06            51,112,666.72
     25-Sep-06           25-Oct-06            50,366,353.90
     25-Oct-06           25-Nov-06            49,522,657.03
     25-Nov-06           25-Dec-06            48,583,648.53
     25-Dec-06           25-Jan-07            47,551,610.22
     25-Jan-07           25-Feb-07            46,429,028.39
     25-Feb-07           25-Mar-07            45,218,588.07
     25-Mar-07           25-Apr-07            44,012,599.30
     25-Apr-07           25-May-07            42,828,660.95
     25-May-07           25-Jun-07            41,666,504.06
     25-Jun-07           25-Jul-07            40,525,862.96
     25-Jul-07           25-Aug-07            39,406,475.20
     25-Aug-07           25-Sep-07            38,308,081.56
     25-Sep-07           25-Oct-07            37,230,425.94
     25-Oct-07           25-Nov-07            36,173,255.39
     25-Nov-07           25-Dec-07            35,136,320.04
     25-Dec-07           25-Jan-08            34,119,373.04
     25-Jan-08           25-Feb-08            33,122,170.57
     25-Feb-08           25-Mar-08            32,144,471.79
     25-Mar-08           25-Apr-08            31,186,038.79
     25-Apr-08           25-May-08            30,246,636.54
     25-May-08           25-Jun-08            29,326,032.91
     25-Jun-08           25-Jul-08            28,423,998.57
     25-Jul-08           25-Aug-08            27,540,307.02
     25-Aug-08           25-Sep-08            26,674,734.50

     25-Sep-08           25-Oct-08            25,827,059.98
     25-Oct-08           25-Nov-08            24,997,065.14
     25-Nov-08           25-Dec-08            24,184,534.32
     25-Dec-08           25-Jan-09            23,389,254.48
     25-Jan-09           25-Feb-09            22,611,015.21
     25-Feb-09           25-Mar-09            21,849,608.64
     25-Mar-09           25-Apr-09            21,104,829.45
     25-Apr-09           25-May-09            20,376,474.82
     25-May-09           25-Jun-09            19,664,344.42
     25-Jun-09           25-Jul-09            18,968,240.35
     25-Jul-09           25-Aug-09            18,287,967.16
     25-Aug-09           25-Sep-09            17,623,331.75
     25-Sep-09           25-Oct-09            16,974,143.39
     25-Oct-09           25-Nov-09            16,340,213.70
     25-Nov-09           25-Dec-09            15,721,356.59
     25-Dec-09           25-Jan-10            15,117,388.24
     25-Jan-10           25-Feb-10            14,528,127.08
     25-Feb-10           25-Mar-10            13,953,393.77
     25-Mar-10           25-Apr-10            13,393,011.15
     25-Apr-10           25-May-10            12,846,804.23
     25-May-10           25-Jun-10            12,314,600.17
     25-Jun-10           25-Jul-10            11,796,228.24
     25-Jul-10           25-Aug-10            11,291,519.80
     25-Aug-10           25-Sep-10            10,800,308.27
     25-Sep-10           25-Oct-10            10,322,429.11
     25-Oct-10           25-Nov-10             9,857,719.79
     25-Nov-10           25-Dec-10             9,406,019.79
     25-Dec-10           25-Jan-11             8,967,170.53
     25-Jan-11           25-Feb-11             8,541,015.40
     25-Feb-11           25-Mar-11             8,127,399.68
     25-Mar-11           25-Apr-11             7,726,170.56
     25-Apr-11           25-May-11             7,337,177.11
     25-May-11           25-Jun-11             7,026,512.39
     25-Jun-11           25-Jul-11             6,727,403.04
     25-Jul-11           25-Aug-11             6,439,704.09
     25-Aug-11           25-Sep-11             6,163,272.33
     25-Sep-11           25-Oct-11             5,897,966.31

     25-Oct-11           25-Nov-11             5,643,646.32
     25-Nov-11           25-Dec-11             5,400,174.37
     25-Dec-11           25-Jan-12             5,167,414.13
     25-Jan-12           25-Feb-12             4,945,230.98
     25-Feb-12           25-Mar-12             4,733,491.93
     25-Mar-12           25-Apr-12             4,532,065.62
     25-Apr-12           25-May-12             4,340,822.31
     25-May-12           25-Jun-12             4,180,095.90
     25-Jun-12           25-Jul-12             4,029,067.56
     25-Jul-12           25-Aug-12             3,887,613.59
     25-Aug-12           25-Sep-12             3,755,611.84
     25-Sep-12           25-Oct-12             3,632,941.67
     25-Oct-12           25-Nov-12             3,519,483.92
     25-Nov-12           25-Dec-12             3,415,120.92
     25-Dec-12           25-Jan-13             3,319,736.42
     25-Jan-13           25-Feb-13             3,233,215.65
     25-Feb-13           25-Mar-13             3,155,445.21
     25-Mar-13           25-Apr-13             3,086,313.15
     25-Apr-13           25-May-13             3,025,708.87
     25-May-13           25-Jun-13             3,009,070.62
     25-Jun-13           25-Jul-13             2,992,664.58
     25-Jul-13           25-Aug-13             2,976,487.72
     25-Aug-13           25-Sep-13             2,960,537.05
     25-Sep-13           25-Oct-13             2,944,809.60
     25-Oct-13           25-Nov-13             2,929,302.45
     25-Nov-13           25-Dec-13             2,914,012.73
     25-Dec-13           25-Jan-14             2,898,937.57
     25-Jan-14           25-Feb-14             2,884,074.16
     25-Feb-14           25-Mar-14             2,869,419.73
     25-Mar-14           25-Apr-14             2,854,971.55
     25-Apr-14           25-May-14             2,840,726.88
     25-May-14           25-Jun-14             2,827,666.86
     25-Jun-14           25-Jul-14             2,814,785.05
     25-Jul-14           25-Aug-14             2,802,079.13
     25-Aug-14           25-Sep-14             2,789,546.79
     25-Sep-14           25-Oct-14             2,489,621.95
     25-Oct-14           25-Nov-14             2,083,223.31

     25-Nov-14           25-Dec-14             1,682,386.35
     25-Dec-14           25-Jan-15             1,287,038.14
     25-Jan-15           25-Feb-15               897,106.69
     25-Feb-15           25-Mar-15               512,520.92
     25-Mar-15           25-Apr-15               133,210.67